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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE J. JILL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of The J. Jill Group, Inc.
(2)	Aggregate number of securities to which transaction applies:
Company common stock (including restricted stock units): 20,480,861.
Shares of Company common stock issuable upon the exercise of outstanding options: 3,215,287.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon $518,190,544.44, which is the sum of
(1) $492,564,707.05: 20,480,861 shares of Company common stock multiplied by $24.05 per share, and
(2) $25,625,837.39: 3,215,287 shares of Company common stock issuable upon the exercise of outstanding options held by Company employees and directors to purchase shares of Company common stock, multiplied by $7.97 per share (which is the difference between $24.05 and $16.08, which is the weighted average exercise price per share of such options).

	(4)	Proposed maximum aggregate value of transaction: $518,190,544.44.
	(5)	Total fee paid: $55,446.39
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PRELIMINARY COPY, SUBJECT TO COMPLETION DATED    , 2006

THE J. JILL GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS
MERGER—YOUR VOTE IS VERY IMPORTANT

[                        ], 2006

Dear Stockholder:

        You are cordially invited to attend a Special Meeting of stockholders of The J. Jill Group, Inc. (the "Company"), to be held at the Company's executive offices located at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts 02169 on [            ], [            ], 2006 at [            ] a.m., local time.

        At the Special Meeting, you will be asked to consider and vote upon, among other things, a proposal (i) to adopt the Agreement and Plan of Merger ("the Merger Agreement"), dated as of February 5, 2006, by and among the Company, The Talbots, Inc. ("Talbots") and Jack Merger Sub, Inc., a wholly-owned subsidiary of Talbots and (ii) to approve the merger contemplated thereby. Under the terms of the Merger Agreement:

  •
  Jack Merger Sub, Inc. will merge with and into the Company (the "Merger");

  •
  the Company will continue as the corporation surviving the Merger and will become a wholly-owned subsidiary of Talbots; and

  •
  each share of the common stock of the Company issued and outstanding at the effective time of the Merger will be canceled and converted into the right to receive $24.05 per share in cash, without interest.

        The Board of Directors of the Company has unanimously determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders, and unanimously recommends that you vote FOR the adoption of the Merger Agreement and approval of the Merger.

        The accompanying notice of Special Meeting and proxy statement (including its annexes) provide you with information about the Special Meeting of the Company's stockholders and the proposed Merger. We encourage you to read the entire proxy statement together with its annexes carefully.

        Your vote is important.    The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to adopt the Merger Agreement and approve the Merger. The proposal to adjourn or postpone the Special Meeting, if necessary, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast with respect to such proposal regardless of whether or not a quorum is present at the Special Meeting. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card to us to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the Merger Agreement and approval of the Merger and in favor of the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger. If you fail to return the proxy card and fail to vote in person, the effect will be that your shares will not be counted as shares that are present for purposes of determining the presence of a quorum at the Special Meeting and there will be no effect on the approval of the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger, but your shares will be counted as a vote against the adoption of the Merger Agreement and approval of the Merger. If you abstain, or do not instruct your broker as to how to vote, the effect will be that your shares will be counted as shares that are present for purposes of determining the presence of a quorum at the Special Meeting and will be counted as a vote against the adoption of the Merger Agreement and approval of the Merger, but there will be no effect on the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        If you have any questions about the proposed Merger, or need assistance voting your shares, please call D.F. King & Co., Inc., who is assisting us, toll-free at 1-800-269-6427.

                      GORDON R. COOKE
                       President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the proposed Merger, passed upon the merits or fairness of the proposed Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The proxy statement is dated [                        ], 2006 and is first being mailed to stockholders of the Company on or about [                        ], 2006.

THE J. JILL GROUP, INC.
4 Batterymarch Park
Quincy, Massachusetts 02169-7468

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2006

To the stockholders of The J. Jill Group, Inc.:

        A Special Meeting of stockholders of The J. Jill Group, Inc., a Delaware corporation, will be held on [            ], [            ], 2006 at [            ] a.m., local time, at the Company's executive offices located at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts 02169, for the following purposes:

        1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 5, 2006, among The Talbots, Inc., a Delaware corporation, Jack Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Talbots, and The J. Jill Group, Inc. and approve the merger contemplated thereby (the "Merger");

        2.     To consider and vote upon a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger if there are not sufficient votes present at the Special Meeting to adopt the Merger Agreement and approve the Merger; and

        3.     To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        The Board of Directors of the Company has fixed the close of business on [            ], 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of the Company's common stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

        The Board of Directors of the Company has unanimously determined that the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company's stockholders, and unanimously recommends that you vote FOR the adoption of the Merger Agreement and approval of the Merger.

        Your vote is important.    The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to adopt the Merger Agreement and approve the Merger. The proposal to adjourn or postpone the Special Meeting, if necessary, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast with respect to such proposal regardless of whether or not a quorum is present at the Special Meeting. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card to us to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the Merger Agreement and approval of the Merger and in favor of the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger. If you fail to return the proxy card and fail to vote in person, the effect will be that your shares will not be counted as shares that are present for purposes of determining the presence of a quorum at the Special Meeting and there will be no effect on the approval of the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger, but your shares will be counted as a vote against the adoption of the Merger Agreement and approval of the

Merger. If you abstain, or do not instruct your broker as to how to vote, the effect will be that your shares will be counted as shares that are present for purposes of determining the presence of a quorum at the Special Meeting and will be counted as a vote against the adoption of the Merger Agreement and approval of the Merger, but there will be no effect on the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

        Under the General Corporation Law of the State of Delaware, holders of Company common stock who do not vote in favor of adopting the Merger Agreement and approving the Merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the Merger Agreement, they do not vote or otherwise submit a proxy in favor of the Merger Agreement and they comply with the procedures under the General Corporation Law of the State of Delaware explained in the accompanying proxy statement. See the section captioned "Appraisal Rights."

        The enclosed proxy statement provides a detailed description of the proposed Merger, the Merger Agreement and related matters. We urge you to read the proxy statement and its annexes carefully. If you have any questions about the proposed Merger, or need assistance voting your shares, please call D.F. King & Co., Inc., who is assisting us, toll-free at 1-800-269-6427.

                      By Order of the Board of Directors,
                      DAVID R. PIERSON
                       Secretary

Boston, Massachusetts
[                        ], 2006

SUMMARY TERM SHEET

        This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. We urge you to read this entire proxy statement carefully, including the attached annexes. In this proxy statement, we refer to The J. Jill Group, Inc. as the "Company," and the terms "we," "us" and "our" also refer to the Company. We refer to The Talbots, Inc. as "Talbots" and we refer to Jack Merger Sub, Inc., the wholly-owned subsidiary of Talbots that will be merged with and into the Company, as "Merger Subsidiary."

  •
  The Merger; Stockholder Vote.  You are being asked to adopt the Agreement and Plan of Merger (which we refer to in this proxy statement as the "Merger Agreement"), by which Merger Subsidiary will be merged with and into the Company (we will refer to this merger in this proxy statement as the "Merger"), and approve the Merger. The Merger Agreement must be adopted and the Merger approved by the affirmative vote of a majority of the outstanding shares of Company common stock. See "The Special Meeting" on page [    ] and "The Merger" on page [    ].

  •
  Recommendations.  The Board of Directors of the Company has approved the Merger Agreement and recommends that the Company's stockholders vote FOR the adoption of the Merger Agreement and approval of the Merger. See "The Merger—Recommendation of the Board of Directors" on page [    ].

  •
  Payment.  In the Merger, each share of Company common stock owned by the Company's stockholders at the effective time of the Merger will be canceled and converted into the right to receive $24.05 in cash, without interest (we refer to the price per share to be paid to stockholders as the "Merger Consideration"), except for:

  •
  shares held by the Company, Talbots or Merger Subsidiary, which will be canceled without any consideration; and

  •
  shares of stockholders who exercise appraisal rights under Delaware law.

  You will not own any Company common stock after completion of the Merger. See "The Merger Agreement—Merger Consideration" on page [    ].

  •
  Treatment of Options.  Options outstanding under the Company's stock options plans, whether or not exercisable or vested, will be canceled as of the effective time of the Merger. Holders of options will be entitled to receive a cash payment (less any required tax withholdings) equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the amount of shares covered by each such option. See "The Merger Agreement—Treatment of Awards Outstanding Under the Company's Stock Plans" on page [    ].

  •
  Employee Stock Purchase Plan.  The Company's Employee Stock Purchase Plan will be terminated as of the date that is the end date of the Company's pay period during which this proxy statement is mailed to the Company's stockholders.

  •
  Parties.  The parties to the Merger Agreement are the Company, Talbots and Merger Subsidiary. See "The Companies" on page [    ].

  •
  Tax Consequences.  Generally, the Merger will be a taxable transaction for United States federal income tax purposes. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" on page [    ].

  •
  Conditions to the Merger.  The Merger Agreement is subject to adoption by the Company's stockholders at the Special Meeting, as well as the satisfaction or waiver of other conditions, including, among others, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. We will refer to this act as

i

    the "HSR Act". See "The Merger Agreement—Conditions to the Completion of the Merger" on page [    ].

  •
  Appraisal Rights.  Stockholders who neither vote in favor of nor consent in writing to the proposal to adopt the Merger Agreement and approve the Merger will be entitled to seek an appraisal of the "fair value" of their shares of Company common stock under Delaware law. In order to perfect the right to an appraisal, a stockholder must comply with the applicable requirements of Delaware law. See "The Merger—Appraisal Rights" on page [    ].

ii

iii

Material United States Federal Income Tax Consequences of the Merger	37
Regulatory Matters	38
Financing	38
THE MERGER AGREEMENT	39
Form of the Merger	39
Effective Time of the Merger	39
Certificate of Incorporation and By-Laws	40
Board of Directors and Officers of the Surviving Corporation	40
Merger Consideration	40
Conversion of Shares; Procedures for Exchange of Certificates	40
Treatment of Outstanding Stock Options	41
Representations and Warranties	41
Conduct of Business Pending the Merger	43
Stockholders' Meeting	45
Filings and Consents	45
Notification of Certain Matters	46
Public Announcements	46
Reasonable Best Efforts	46
No Solicitation	47
Continuation of the Company's Employee Benefits	48
Indemnification	48
Revolving Credit Facility, Tilton Facility Loan and Equipment Loan	49
Conditions to the Completion of the Merger	49
Termination of the Merger Agreement	50
Amendment; No Waivers	52
Expenses and Termination Fee	52
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	53
Stock Ownership of Certain Beneficial Owners	53
Stock Ownership of Management	54
STOCKHOLDER PROPOSALS	55
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS	56
OTHER MATTERS	56
WHERE YOU CAN FIND MORE INFORMATION	56
Annexes:
Annex A—Agreement and Plan of Merger
Annex B—Opinion of Peter J. Solomon Company, L.P.
Annex C—Section 262 of the Delaware General Corporation Law

iv

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the Merger and the Special Meeting. You should still carefully read this entire proxy statement, including each of the attached annexes.

Q:
Why am I receiving this proxy statement?

A:
The Board of Directors is soliciting a proxy to vote your shares at the Special Meeting. This proxy statement contains information regarding the Merger Agreement, the Merger, the Special Meeting at which you will be requested, among other things, to adopt the Merger Agreement governing the Merger and thereby approve the Merger, as well as other information that may be important to you, so you can make an informed decision on how to vote your shares.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Talbots, pursuant to the Merger Agreement. Once the Merger Agreement has been adopted and the Merger approved by the Company's stockholders at the Special Meeting and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Subsidiary will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Talbots.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held on [            ], [                        ], 2006 beginning at [            ] a.m., local time, at the Company's executive offices located at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts 02169. The Special Meeting may be adjourned or postponed under certain circumstances. When we refer to the "Special Meeting" in this proxy statement, we refer to the meeting to be held on [            ], [                        ], 2006 and all adjournments and/or postponements of that meeting.

Q:
Who can vote at the Special Meeting?

A:
Holders of Company common stock at the close of business on [                        ], 2006, the record date for the Special Meeting, are entitled to vote in person or by proxy at the Special Meeting. Each stockholder is entitled to one vote per share of Company common stock owned of record on that date. There were [                        ] shares of Company common stock issued and outstanding at the close of business on [                        ], 2006.

Q:
How many shares must be present to hold the Special Meeting?

A:
To hold the Special Meeting and conduct business, a majority of the outstanding shares of Company common stock entitled to vote as of the record date must be present at the Special Meeting. This is called a quorum. Shares are counted as present at the Special Meeting if:

•
the stockholder is present and votes in person at the Special Meeting;

•
the stockholder has properly submitted a proxy card; or

•
a brokerage firm has submitted a proxy for shares that are held in "street name," even if the broker has not been instructed as to how to vote and therefore will not have the authority to vote for the proposal to adopt the Merger Agreement and approve the Merger.

Q:
What vote of stockholders is required to approve the proposal to adopt the Merger Agreement and approve the Merger?

A:
The proposal to adopt the Merger Agreement and approve the Merger contemplated thereby must be approved by the affirmative vote of holders of a majority of the shares of Company common stock outstanding on the record date.

Q:
How does the Company's Board of Directors recommend that I vote?

A:
The Board of Directors recommends that you vote "FOR" the proposal to adopt the Merger Agreement and approve the Merger.

Q:
If the Merger is completed, what will I be entitled to receive for my shares of Company common stock?

A:
You will be entitled to receive $24.05 in cash, without interest, for each share of Company common stock that you own unless you submit a written demand for an appraisal prior to the vote on the adoption of the Merger Agreement and approval of the Merger, do not vote or otherwise submit a proxy in favor of the Merger Agreement and approval of the Merger and otherwise comply with the procedures under the General Corporation Law of the State of Delaware with respect to appraisal rights described in this proxy statement.

Q:
What effects will the proposed Merger have on the Company?

A:
As a result of the proposed Merger, we will cease to be a publicly traded corporation and will instead become a wholly-owned subsidiary of Talbots. Following completion of the proposed Merger, the registration of the Company common stock and our reporting obligations under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, will be terminated upon application to the Securities and Exchange Commission, which we refer to as the SEC. In addition, following completion of the proposed Merger, the Company common stock will no longer be listed on any exchange or quotation system where the Company common stock may at such time be listed or quoted.

Q:
When do you expect the Merger to be completed?

A:
We and Talbots are working toward completing the Merger as quickly as possible. In addition to obtaining stockholder approval, other closing conditions must be satisfied, including the expiration or termination of applicable regulatory waiting periods. We expect to complete the Merger during the second quarter of this year.

Q:
Do I have appraisal rights in connection with the merger?

A:
If you comply with the procedures required under Delaware law, you may elect to pursue your appraisal rights to receive the statutorily determined "fair value" of your shares, which could be more than, the same as or less than the $24.05 per share Merger Consideration. In order to qualify for these rights, you must (1) not vote in favor of the Merger, (2) make a written demand for appraisal prior to the taking of the vote on the Merger Agreement at the Special Meeting and (3) otherwise comply with the procedures under Delaware law for exercising appraisal rights. An executed proxy card that is not marked "AGAINST" or "ABSTAIN" will be voted for the adoption of the Merger Agreement and approval of the Merger and will disqualify you from demanding appraisal rights.

  For more information, see "The Merger—Appraisal Rights" on page [    ]."

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the Merger affects you. Please mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting. The failure to return your proxy card or vote in person will have the same effect as voting against the adoption of the Merger Agreement and approval of the Merger and will have no effect on the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger.

Q:
May I vote in person?

A:
Yes. If your shares are not held in "street name" through a broker or bank, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy card. However, even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in "street name," you must get a proxy from your broker or bank in order to attend the Special Meeting and vote your shares.

Q:
May I vote over the Internet or by telephone?

A:
If your shares are registered in your name, you may only vote by returning a signed proxy card, voting in person at the Special Meeting, voting by Internet at www.computershare.com/expressvote, or voting by telephone by calling (toll-free) 1-800-652-VOTE (1-800-652-8683) or by calling (international) 1-781-575-2300. If you vote over the Internet or by telephone, please do not mail your proxy card. If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or over the Internet or by telephone through your broker or bank, if such a service is provided. To vote over the Internet or by telephone, you should follow the instructions on the voting form provided by your broker or bank. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., local time, on [                        ], 2006.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the Special Meeting. You can do this in one of four ways. First, you can deliver a written, dated notice to our Corporate Secretary stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can submit a new proxy card over the Internet or by telephone, to the extent applicable. Fourth, you can attend the Special Meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. While your shares will be counted as shares that are present for purpose of determining the presence of a quorum, without instructions, your shares will not be voted. This will have the same effect as if you had instructed your broker to vote "AGAINST" the proposal to adopt the Merger Agreement and approve the Merger and will have no effect on the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger.

Q:
Should I send in my stock certificates now?

A:
No. After the Merger is completed, you will receive written instructions for exchanging your shares of Company common stock for the Merger Consideration of $24.05 in cash (without interest) for each share of Company common stock. Do not send any stock certificates with your proxy.

Q:
What does it mean if I get more than one proxy card?

A:
If you have shares of Company common stock that are registered differently, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact:

    D.F. King & Co., Inc.
    48 Wall Street
    New York, New York 10005
    Telephone: 212-269-5550 (call collect)
    or 800-269-6427 (toll free)

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the Merger fully and for a more complete description of the terms of the Merger, you should read carefully this entire proxy statement and the documents we refer to in the proxy statement. See "Where You Can Find More Information" on page [    ]. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement.

The Companies (see page [    ])

The J. Jill Group, Inc.
4 Batterymarch Park
Quincy, Massachusetts 02169
(617-376-4300)

        The J. Jill Group, Inc., a Delaware corporation, is a multi-channel specialty retailer of women's apparel, including accessories and footwear. Our apparel is designed to appeal to active, affluent women age 35 and older. At December 31, 2005, we operated 200 retail and outlet stores in 36 states. During the fiscal year ended December 31, 2005, we circulated approximately [    ] million catalogs. Total net sales were $[    ] million for the fiscal year ended December 31, 2005, of which retail segment net sales were $[    ] million, direct segment net sales (including sales through our website) were $[    ] million and other net sales (outlet stores) were $[    ] million.

The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(718-749-7600)

        The Talbots, Inc., a Delaware corporation, together with its wholly owned subsidiaries ("Talbots") is a leading national specialty retailer and cataloger of women's, children's and men's classic apparel, accessories and shoes. At January 28, 2006, Talbots operated 1,083 retail stores in the United States, the United Kingdom and Canada. Talbots' direct marketing operation mailed approximately 48 million catalogs worldwide during the fiscal year ended January 28, 2006. Total net sales were $1,808.6 million for the fiscal year ended January 28, 2006, of which retail store sales were $1,543.6 million and direct marketing sales were $265.0 million.

Jack Merger Sub, Inc.
c/o The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(718-749-7600)

        Jack Merger Sub, Inc. ("Merger Subsidiary") is a Delaware corporation and a wholly-owned subsidiary of Talbots. Merger Subsidiary was organized solely for the purpose of entering into the Merger Agreement and completing the Merger. Merger Subsidiary has not conducted any business operations.

Merger Consideration (see page [    ])

        After the Merger is completed, you will have the right to receive the $24.05 Merger Consideration for each share of Company common stock held by you at the effective time of the Merger unless you submit a written demand for an appraisal prior to the vote on the adoption of the Merger Agreement and approval of the Merger, do not vote or otherwise submit a proxy in favor of the Merger Agreement and approval of the Merger and otherwise comply with the procedures under the General

Corporation Law of the State of Delaware with respect to appraisal rights described in this proxy statement. In addition, you will no longer have any rights as a stockholder of the Company after the Merger is completed. The Company's stockholders will receive the Merger Consideration after exchanging their stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to stockholders shortly after completion of the Merger.

Treatment of Outstanding Stock Options (see page [    ])

        Options outstanding under the Company's stock options plans, whether or not exercisable or vested, will be canceled as of the effective time of the Merger. Holders of options will be entitled to receive a cash payment (less required tax withholdings) equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the amount of shares covered by each such option.

Market Price and Dividend Data (see page [    ])

        The Company's common stock is listed on the NASDAQ Stock Market under the symbol "JILL." On February 3, 2006, the last full trading day prior to the public announcement of the Merger, the Company common stock closed at $19.20 per share. On [                        ], 2006, the last full trading day prior to the date of this proxy statement, the Company common stock closed at $[            ] per share.

Material United States Federal Income Tax Consequences of the Merger (see page [    ])

        Generally, the exchange of shares of Company common stock for the cash Merger Consideration will be a taxable transaction for United States federal income tax purposes.

        Tax matters can be complicated, and the tax consequences of the Merger to you will depend on the facts of your own situation. We strongly urge you to consult your own tax advisor to fully understand the tax consequences of the Merger to you.

The Special Meeting (see page [    ])

        The Special Meeting will be held on [            ], [            ], 2006, at [    ] a.m., local time, at the Company's executive offices located at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts. At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the Merger and to approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger.

Record Date; Stock Entitled to Vote; Quorum (see page [    ])

        Only holders of record of Company common stock at the close of business on [            ], 2006, the record date, are entitled to notice of and to vote at the Special Meeting. On the record date, [            ] shares of Company common stock were issued and outstanding and held by approximately [            ] holders of record. A quorum is present at the Special Meeting if a majority of the shares of Company common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. Regardless of whether or not a quorum is present at the Special Meeting, pursuant to our by-laws, as amended, the Special Meeting may be adjourned or postponed to solicit additional proxies by the affirmative vote of a majority of the votes cast with respect to such proposal. Holders of record of Company common stock on the record date are entitled to one vote per share at the Special Meeting. While shares represented by proxy that reflect abstentions or broker non-votes (shares held by a broker or nominee that does not have the authority to vote on the matter) will be counted as shares that are present for purposes of determining the presence of a quorum, proxies that reflect abstentions or broker non-votes will have the same effect as a vote against the adoption of the Merger Agreement and approval of the Merger. Shares represented by proxy that reflect abstentions or broker non-votes will have no effect on the adjournment proposal.

Votes Required (see page [    ])

        Assuming a quorum is present at the Special Meeting, the adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of the holders of a majority of the shares of Company common stock outstanding on the record date. If a holder of Company common stock abstains from voting or does not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the Merger Agreement and approval of the Merger.

        The approval of the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of a majority of the votes cast with respect to such proposal, regardless of whether or not a quorum is present at the Special Meeting. If a holder of Company common stock (1) does not vote, either in person or by proxy, (2) submits a properly signed proxy and affirmatively elects to abstain from voting or (3) fails to instruct such holder's broker as to how to vote, it will have no effect on the approval of the adjournment proposal.

Reasons For the Merger (see page [    ])

        In the course of reaching its decision to approve the Merger and the Merger Agreement, the Board of Directors consulted with senior management, legal counsel and the Company's financial advisor, reviewed a significant amount of information, and considered a number of factors, including, among others, the following:

  •
  our business and financial prospects if we were to remain an independent company in light of the consumer market, fixed costs of operations and risks of personnel retention;

  •
  the alternatives to the Merger (including the possibility of continuing to operate as an independent entity), the perceived risks of each of the alternatives, the perceived respective risks of the Merger, the range of possible benefits to our stockholders of such alternatives and the timing and likelihood of accomplishing the goal of these alternatives, and the Board of Directors' assessment that the Merger with Talbots presented a superior opportunity to such alternatives;

  •
  the then current financial market conditions and historical market prices, volatility and trading information with respect to the Company common stock;

  •
  prospects for, and trends within, our industry generally;

  •
  our financial condition, historical results of operations and business and strategic objectives, as well as the risks involved in achieving those objectives;

  •
  management's projections for current fiscal year operating results;

  •
  other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position; and

  •
  the fact that we were in contact with more than a dozen other potential acquirers in a process designed to elicit third-party proposals to acquire the Company in the event our Board of Directors determined that we should engage in a business combination, and that the participants in such process were afforded ample opportunity to submit proposals to us.

        In the course of approving the Merger, the Board of Directors also considered, among other things, the following positive factors:

  •
  the value of the Merger Consideration to be received by our stockholders in the Merger pursuant to the Merger Agreement, which was determined by the Board of Directors to be fair to the Company's stockholders;

  •
  the fact that, as of February 3, 2006, the last trading day prior to the signing of the Merger Agreement, the $24.05 Merger Consideration represented (1) a premium of approximately 24.9% over the 30 calendar day trailing average of $19.26 per share of Company common stock, (2) a premium of approximately 24.4% over the seven calendar day trailing average of $19.33 per share of Company common stock, (3) a premium of approximately 25.3% over the $19.20 per share closing sale price for the shares of Company common stock on the NASDAQ Stock Market on February 3, 2006, and (4) a premium of approximately 88.0% over the $12.79 per share closing sale price for the shares of Company common stock on the NASDAQ Stock Market on November 17, 2005, the last trading day prior to the issuance by Liz Claiborne Inc. of a letter offering to acquire the Company for $18.00 per share of Company common stock; and

  •
  the opinion of Peter J. Solomon Company, L.P. ("PJSC"), our financial advisor, that based upon the matters and assumptions set forth in that opinion, as of February 5, 2006, the Merger Consideration was fair from a financial point of view to our stockholders.

        In approving the Merger, the Board of Directors also took into account a number of negative factors, including the following:

  •
  risks and contingencies related to the announcement of the Merger and the fact that it could take some time for its completion, including the likely impact of the Merger on our employees, customers and vendors and the expected effect of the Merger on our existing relationships with third parties;

  •
  the possibility that the Merger will not be completed and the potential negative effect on (1) our sales, operating results, stock price and business and customer relationships and (2) our ability to retain key management and personnel;

  •
  the restrictions on the conduct of the Company's business prior to the completion of the Merger, requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

  •
  the fact that an all cash transaction would be taxable to the Company's stockholders for U.S. federal income tax purposes; and

  •
  the fact that the Company's stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

Recommendation to Stockholders (see page [    ])

        The Board of Directors (1) has unanimously determined that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and our stockholders, (2) has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and (3) unanimously recommends that our stockholders vote FOR the adoption of the Merger Agreement and approval of the Merger.

Opinion of Our Financial Advisor (see page [    ])

        The Board of Directors received an opinion from PJSC that, based upon and subject to the matters and assumptions set forth in that opinion, as of February 5, 2006, the $24.05 per share of Company common stock in cash to be received by the holders of Company common stock pursuant to the Merger Agreement was fair from a financial point of view to those holders.

Interests of the Company's Directors and Management in the Merger (see page [    ])

        In considering the recommendation of the Board of Directors in favor of the Merger, you should be aware that a number of the Company's directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company's other stockholders. Such interests relate to or arise from, among other things:

  •
  the terms of certain agreements containing change in control and/or severance provisions providing for payments or potential payments to the Company's former and current officers as a result of the Merger;

  •
  the terms of the Merger Agreement providing for the continued indemnification of the Company's former and current directors and officers and, for a period of six years after the effective time of the Merger, the maintenance of directors' and officers' liability insurance for the Company's former and current directors and officers;

  •
  the terms of the Merger Agreement providing for cash payment to the holders of options outstanding under the Company's stock options plans, whether or not exercisable or vested, in an amount equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the number of shares covered by each such option and without regard to whether the right exercise such option has vested; and

  •
  the terms of the Merger Agreement providing for the payment of base wages, salary and benefits to the Company's employees, including its executive officers, who continue their employment after the closing of the Merger that are substantially comparable in the aggregate to the base wages, salary, non-equity incentive compensation and health and welfare benefits paid to the Company's employees (other than severance) immediately prior to the effective time of the Merger and requiring Talbots to assume and be bound by, or to cause the Company after the effective time of the Merger to assume and be bound by, certain change in control agreements and to honor or cause to be honored all obligations under certain change in control agreements and severance agreements.

        For a more detailed description of these interests, see "The Merger—Interests of the Company's Directors and Management in the Merger" on page [    ].

Conditions to the Completion of the Merger (see page [    ])

        Talbots and the Company are obligated to complete the Merger only if the following conditions are satisfied or waived:

  •
  the holders of a majority of the outstanding shares of Company common stock must have voted in favor of adopting the Merger Agreement;

  •
  no governmental entity shall have enacted any law, order or ruling, whether temporary, preliminary or permanent, that is then in effect and has the effect of preventing or prohibiting completion of the Merger or otherwise imposing material limitations on the ability of Talbots or Merger Subsidiary to acquire the Company; and

  •
  the waiting period required under the HSR Act must have expired or been terminated.

        Neither Talbots nor Merger Subsidiary will be obligated to complete the Merger unless the following conditions are satisfied or waived:

  •
  the Company must have performed in all material respects all obligations required to be performed by it under the Merger Agreement;

  •
  the Company's representations and warranties must be true and correct, without giving effect to any materiality or material adverse effect qualification contained therein, unless the failure to be true and correct would not have a "Company Material Adverse Effect" (this term is used in this proxy statement as it is used in the Merger Agreement and generally means (A) an effect that would prevent or materially delay or impair the ability of the Company to complete the Merger or otherwise prevent the Company from performing its obligations under the Merger Agreement or (B) a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, revenues or expenses of the Company and its subsidiaries as a whole, unless the event, effect or occurrence is a result of (1) any change in the price or trading volume of the Company common stock in and of itself or related to any failure by the Company to meet or exceed forecasts of the Company, (2) events, facts or circumstances relating to the economy in general, or the Company's industry in general and not specifically relating to the Company or any of its subsidiaries (provided the impact on the Company is not disproportionate), (3) changes in legal or regulatory conditions generally affecting the industries in which the Company conducts business (provided the impact on the Company and its subsidiaries is not disproportionate), (4) changes in United States generally accepted accounting principles (provided the impact on the Company and its subsidiaries is not disproportionate), (5) national or international political or social conditions, or (6) the impact of the announcement or performance of the Merger);

  •
  the Company has not experienced a Company Material Adverse Effect; and

  •
  there is no pending suit, action or proceeding by any governmental entity which would have a Company Material Adverse Effect or (1) seeking to prohibit or impose any material limitations on Talbots' or Merger Subsidiary's ownership or operation of the Company, (2) seeking to restrain or prohibit completion of the Merger or seeking damages from Talbots, Merger Subsidiary or the Company which are material or (3) seeking to impose material limitations on the ability of Merger Subsidiary, or rendering Merger Subsidiary unable, to pay for or purchase the Company common stock.

        The Company will not be obligated to complete the Merger unless the following conditions are satisfied or waived:

  •
  each of Talbots and Merger Subsidiary must have performed in all material respects all covenants and obligations required to be performed by them under the Merger Agreement; and

  •
  the representations and warranties of Talbots and Merger Subsidiary must be true and correct, without giving effect to any materiality or material adverse effect qualification contained therein, with only such exceptions as would not be reasonably likely to prevent, impair or materially delay the Merger.

Termination of the Merger Agreement (see page [    ])

        The Merger Agreement may be terminated by the mutual written consent of Talbots, Merger Subsidiary and the Company. In addition, either the Company or Talbots and Merger Subsidiary may terminate the Merger Agreement if:

  •
  any governmental entity shall have issued an order permanently restraining, enjoining, or otherwise prohibiting the completion of the Merger and such order is final and nonappealable; or

  •
  the Merger has not been completed on or prior to August 5, 2006 (subject to certain extensions due to delays caused by governmental entities as a result of antitrust laws), unless a breach of the Merger Agreement by the party seeking termination is the cause of or results in the failure of the Merger to be completed.

        Talbots and Merger Subsidiary may terminate the Merger Agreement if:

  •
  the Company breaches any of its representations, warranties, covenants or other agreements contained in the Merger Agreement and such breach would give rise to the failure of a condition to Talbots' and Merger Subsidiary's obligation to complete the Merger and such breach, if curable, is not cured by the Company prior to the earlier of August 4, 2006 or within 30 business days after the receipt of a written notice from Talbots, provided that Talbots or Merger Subsidiary is not in any breach of any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement; or

  •
  any of the following actions (each referred to in this proxy statement as an "Adverse Recommendation Change") occurs:

  •
  the Board of Directors withdraws, modifies or changes in a manner adverse to Talbots and Merger Subsidiary its approval, recommendation or declaration of the advisability of the Merger Agreement or the Merger;

  •
  the Board of Directors approves or recommends the approval or adoption of any "Acquisition Proposal" (when we refer to an "Acquisition Proposal" in this proxy statement, we refer to (A) any offer or proposal for, or indication of interest in, (1) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 15% or more of the total consolidated assets of the Company and its subsidiaries, other than inventory disposed of in the ordinary course of business of the Company consistent with past practice, (2) any direct or indirect acquisition, in one transaction or a series of transactions, of 15% or more of any class of equity securities of the Company or any of its subsidiaries (including through a merger, consolidation, share exchange, business combination or other similar transaction), (3) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries or (4) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification, liquidation or dissolution or other similar transaction involving the Company or any of its subsidiaries or (B) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, other than the Merger); or

  •
  the Company or the Board of Directors resolves to do any of the foregoing.

        The Company may terminate the Merger Agreement if:

  •
  Talbots or Merger Subsidiary breaches in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement and such breach would give rise to the failure of a condition to the Company's obligation to complete the Merger and such breach, if curable, is not cured by Talbots or Merger Subsidiary prior to the earlier of August 4, 2006 or within 30 business days after the receipt of a written notice from the Company, provided that the Company is not in breach of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement; or

  •
  the Company has complied in all material respects with its covenants under the Merger Agreement, the Company receives a "Superior Proposal", the Board of Directors determines in good faith (after consultation with its outside legal and financial advisors) that the failure to take such action would be reasonably expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company enters into an acquisition agreement in connection with the Superior Proposal after providing Talbots with at least five business days notice and negotiating in good faith with Talbots to make adjustments to the terms and conditions of the Merger Agreement that would enable the parties to proceed with the Merger and the Company pays to Talbots a termination fee of $18,000,000.

        When referring to a "Superior Proposal" in this proxy statement, we refer to any bona fide written offer or proposal for, or indication of interest in, (1) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 50% or more of the total consolidated assets of the Company and its subsidiaries, other than inventory disposed of in the ordinary course of business of the Company consistent with past practice, (2) any direct or indirect acquisition, in one transaction or a series of transactions, of 50% or more of any class of equity securities of the Company or any of its subsidiaries (including through a merger, consolidation, share exchange, business combination or other similar transaction), (3) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company or any of its subsidiaries or (4) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification, liquidation or dissolution or other similar transaction, involving the Company or any of its subsidiaries by a third party, on terms that the Board of Directors determines in good faith, after consultation with the Company's legal and financial advisors, are more favorable from a financial point of view to the Company's stockholders than the Merger, and that the Board of Directors determines in good faith, after consultation with its outside legal advisors, are of a nature that the failure to accept such proposal would reasonably be expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law (in each case taking into account any changes to the terms of the Merger Agreement proposed by Talbots in response to a Superior Proposal or otherwise).

No Solicitation (see page [    ])

        We have agreed that we will not, and will not permit any of our subsidiaries to, and will not authorize or permit any of our or our subsidiaries' affiliates, directors, officers, employees or advisors to, directly or indirectly:

  •
  solicit, initiate or encourage, including by way of furnishing information or assistance, or knowingly facilitate, any inquiry or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

  •
  enter into, explore, maintain, participate in or continue any discussions or negotiations with, or furnish any nonpublic information regarding the Company or any of its subsidiaries to, any person (other than Talbots and Merger Subsidiary) regarding an Acquisition Proposal or otherwise assist or participate in, facilitate or encourage, any effort or attempt by any person (other than Talbots and Merger Subsidiary) to make or effect an Acquisition Proposal;

  •
  enter into any agreement, arrangement, understanding or contract (including a letter of intent) with respect to, or otherwise endorse, any Acquisition Proposal; or

  •
  enter into any agreement, arrangement, or contract requiring the Company to abandon, terminate or fail to consummate or change the Board of Directors' recommendation with respect to the Merger.

        However, the Board of Directors may, at any time prior to the adoption of the Merger Agreement and approval of the Merger by the Company's stockholders, furnish information to or engage in discussions or negotiations with a person that makes an unsolicited bona fide written Acquisition Proposal if the Board of Directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to take such action would be reasonably expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law and such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal.

        We have agreed that if we receive such a bona fide Acquisition Proposal, we shall:

  •
  notify Talbots of any determination to take any of the foregoing actions with respect to an Acquisition Proposal prior to the date that the Company first takes any such action (such notification to include a written copy or summary of such Acquisition Proposal and the identity of the person making such Acquisition Proposal and, to the extent known to the Company or its representatives, any controlling equity investors of such person);

  •
  keep Talbots reasonably informed of the status of any such discussions or negotiations and of any material modifications (including any change in amount or form of consideration) to the terms of the Acquisition Proposal; and

  •
  prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any other person with respect to an Acquisition Proposal, enter into a customary confidentiality agreement with such person (if we have not already entered into such an agreement with such person), provided that such confidentiality agreement shall not include any provision calling for any exclusive right to negotiate with such person or prohibiting the Company from satisfying its obligations under the Merger Agreement and shall contain terms not less favorable to us than, the terms of the confidentiality agreement that we and Talbots have executed in connection with the Merger (as long as any information provided to such person already has been or is also furnished to Talbots).

        Upon signing the Merger Agreement, we agreed to immediately cease and cause our subsidiaries, affiliates, directors, officers, employees and advisers to cease any and all existing activities, discussions or negotiations with any parties other than Talbots and Merger Subsidiary being conducted with respect to any Acquisition Proposal, and to use our reasonable best efforts to cause any parties in possession of confidential information about us that was furnished by or on our behalf to return or destroy all such information in their possession.

Expenses and Termination Fee (see page [    ])

        The Merger Agreement provides generally that regardless of whether the Merger is consummated, all fees and expenses incurred by the parties will be paid by the party incurring such fees and expenses. The Merger Agreement requires, however, that we pay Talbots a termination fee of $18,000,000 in the event that:

  •
  the Merger Agreement is terminated by either Talbots, Merger Subsidiary or the Company because the Merger has not been completed on or prior to August 5, 2006 (subject to certain extensions due to delays caused by governmental entities as a result of antitrust laws) and at the time of such termination an Acquisition Proposal existed or had been previously announced and, within 12 months after such termination, the Company enters into an agreement with respect to an Acquisition Proposal with any person (other than Talbots or its subsidiaries) or an Acquisition Proposal is consummated (for purposes of this provision, the references to "15%" in the definition of Acquisition Proposal are replaced by "50%");

  •
  the Merger Agreement is terminated by Talbots or Merger Subsidiary because the Company breaches any of its representations, warranties, covenants or other agreements contained in the Merger Agreement and such breach would give rise to the failure of a condition to Talbots' and Merger Subsidiary's obligation to complete the Merger and at the time of such termination an Acquisition Proposal existed or had been previously announced and, within 12 months after such termination, the Company enters into an agreement with respect to an Acquisition Proposal with any person (other than Talbots or its subsidiaries) or an Acquisition Proposal is consummated (for purposes of this provision, the references to "15%" in the definition of Acquisition Proposal are replaced by "50%");

  •
  the Board of Directors makes any Adverse Recommendation Changes or resolved to do so; or

  •
  the Company has complied in all material respects with its covenants under the Merger Agreement, the Company receives a "Superior Proposal", the Board of Directors determines in good faith (after consultation with its outside legal and financial advisors) that the failure to take such action would be reasonably expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, and enters into an acquisition agreement in connection with the Superior Proposal after providing Talbots with at least five business days notice and negotiating in good faith with Talbots to make adjustments to the terms and conditions of the Merger Agreement that would enable the parties to proceed with the Merger.

Regulatory Matters (see page [    ])

        The HSR Act prohibits us from completing the Merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. We and Talbots made the required filings with the Department of Justice and the Federal Trade Commission on March 3, 2006, and the waiting period is expected to expire on April 3, 2006, unless sooner terminated.

Financing (see page [    ])

        The Merger is not conditioned upon Talbots obtaining financing. Approximately $[    ] million will be required to consummate the transactions contemplated by the Merger Agreement and to pay all related fees and expenses. Talbots has represented to us that it has, and will provide to Merger Subsidiary at the closing of the Merger, the financing necessary to consummate the transactions contemplated by the Merger Agreement and to pay all related fees and expenses. On February 6, 2006, Talbots borrowed $400,000,000 under its revolving loan credit agreement with Mizuho Corporate Bank, Ltd. Talbots expects that the proceeds of this borrowing, together with cash on hand and approximately $45,000,000 of proceeds of other loans from Mizuho under existing credit agreements, will result in it having the cash necessary to consummate the transactions contemplated by the Merger Agreement and to pay all related fees and expenses. Pursuant to the terms of the revolving loan credit agreement, Talbots may be required to repay the amounts it has borrowed under this agreement if certain events of default occur prior to the consummation of the Merger. However, Talbots may nevertheless be required to consummate the Merger and pay our stockholders the Merger Consideration even if such events of default occur and Talbots does not obtain sufficient alternative financing.

Appraisal Rights (see page [    ])

        Our stockholders have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the "fair value" of their shares determined in accordance with Delaware law. The "fair value" of shares of Company common stock as determined in accordance with Delaware law may be more or less than the Merger Consideration to be paid in the Merger and is exclusive of any element of value arising from the accomplishment or expectation of the Merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the Merger Agreement and approval of the Merger and must follow specific procedures. Stockholders wishing to exercise their appraisal rights under Delaware law must precisely follow these specific procedures or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex C. You are encouraged to read these provisions carefully and in their entirety.

MARKET PRICE AND DIVIDEND DATA

        The Company common stock is traded on the NASDAQ Stock Market under the symbol "JILL." This table shows, for the periods indicated, the range of high and low sale prices for the Company common stock as quoted on the NASDAQ Stock Market.

	High		Low
Fiscal 2006:
Quarter ending April 1, 2006 (through [ ] 2006)	$	[ ]	$	[ ]
Fiscal 2005:
Quarter ended December 31, 2005		$19.50		$12.16
Quarter ended September 24, 2005		19.50		13.25
Quarter ended June 25, 2005		16.00		12.05
Quarter ended March 26, 2005		16.15		11.50
Fiscal 2004:
Quarter ended December 25, 2004		$20.20		$15.10
Quarter ended September 25, 2004		24.72		15.14
Quarter ended June 26, 2004		24.85		19.36
Quarter ended March 27, 2004		20.01		12.25
Fiscal 2003:
Quarter ended December 27, 2003		$13.55		$10.50
Quarter ended September 27, 2003		19.54		11.42
Quarter ended June 28, 2003		17.79		11.21
Quarter ended March 29, 2003		14.58		9.51

        The following table sets forth the closing per share sales price of Company common stock, as reported on the NASDAQ Stock Market on February 3, 2006, the last full trading day before the public announcement of the Merger, and on [            ], 2006, the latest practicable trading day before the printing of this proxy statement:

February 3, 2006		$19.20
[ ], 2006	$	[ ]

        We have never declared or paid any cash dividends on the Company common stock. We currently intend to retain any earnings for use in the operation and expansion of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future.

        Following the Merger there will be no further market for the Company common stock.

FORWARD-LOOKING INFORMATION

        This proxy statement includes "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the Company's and its subsidiaries' business and operations, plans, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual future results and developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, including the significant considerations discussed in this proxy statement; a significant delay in consummating or failure to consummate the proposed Merger; restrictions on the conduct of the Company's business prior to the completion of the Merger; the Company's ability to produce a merchandise assortment that has broad customer appeal; the Company's ability to successfully grow its retail business while, at the same time, stabilizing and improving its direct segment's performance; the Company's ability to build brand awareness and the effectiveness of its brand development and marketing programs; the Company's ability to respond to changes in customer demands and fashion trends in a timely manner; the customary risks associated with purchasing inventory abroad including any event causing a disruption in manufacturing or imports from the countries in which the Company currently sources goods, or the imposition of additional import restrictions (particularly with respect to China); the Company's reliance on its relationship with two foreign buying agents; changes in competition in the women's apparel industry; and other factors, many of which are beyond the control of the Company and its subsidiaries. Consequently, all of the forward-looking statements made in this proxy statement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company and its subsidiaries or their business or operations.

        The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf. Except for our ongoing obligation to disclose material information as required by federal securities laws, the Company does not intend to publicly update you or revise any forward-looking statements resulting from new information, future events or otherwise after the date of this document. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this material may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

THE SPECIAL MEETING

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting. We will hold the Special Meeting at our executive offices located at 4 Batterymarch Park, 5th Floor, Quincy, Massachusetts 02169, at [            ] a.m., local time, on [            ], 2006.

Purpose of the Special Meeting

        At the Special Meeting, we will ask holders of Company common stock to adopt the Merger Agreement and approve the Merger and to approve the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger.

        The Board of Directors (1) has unanimously determined that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and our stockholders, (2) has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and (3) unanimously recommends that our stockholders vote FOR the adoption of the Merger Agreement and approval of the Merger.

        We do not expect to ask you to vote on any matters at the Special Meeting other than the adoption of the Merger Agreement and approval of the Merger and the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger. However, if any other matters are properly presented at the Special Meeting for consideration, the holder of the proxies will have discretion to vote on those matters in accordance with their best judgment.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Company common stock at the close of business on [            ], 2006, the record date, are entitled to notice of and to vote at the Special Meeting. On the record date, [            ] shares of Company common stock were issued and outstanding and held by approximately [            ] holders of record. A quorum is present at the Special Meeting if a majority of the shares of Company common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. Regardless of whether or not a quorum is present at the Special Meeting, pursuant to our by-laws, as amended, the Special Meeting may be adjourned or postponed to solicit additional proxies by the affirmative vote of a majority of the votes cast with respect to such proposal. Holders of record of Company common stock on the record date are entitled to one vote per share at the Special Meeting. While shares represented by proxy that reflect abstentions or broker non-votes (shares held by a broker or nominee that does not have the authority to vote on the matter) will be counted as shares that are present for purposes of determining the presence of a quorum, proxies that reflect abstentions or broker non-votes will have the same effect as a vote against the adoption of the Merger Agreement and approval of the Merger. Shares represented by proxy that reflect abstentions or broker non-votes will have no effect on the adjournment proposal.

Votes Required

        Assuming a quorum is present at the Special Meeting, the adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of the holders of a majority of the shares of Company common stock outstanding on the record date. If a holder of Company common stock abstains from voting or does not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the Merger Agreement and approval of the Merger.

        The approval of the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger requires the affirmative vote of a majority of the votes cast with respect to such proposal, regardless of whether or not a quorum is present at the Special Meeting. If a holder of Company common stock (1) does not vote, either in person or by proxy, (2) submits a properly signed proxy and affirmatively elects to abstain from voting or (3) fails to instruct such holder's broker as to how to vote, it will have no effect on the approval of the adjournment proposal.

Voting By the Company's Directors, Executive Officers and Certain Stockholders

        At the close of business on the record date, our directors and executive officers and their affiliates beneficially owned and were entitled to vote 307,619 shares of Company common stock, representing approximately [    ]% of the shares of Company common stock outstanding on that date. Neither we nor Talbots has entered into any agreements with these directors or executive officers with respect to the voting of their shares in connection with the Merger; however, we expect these directors and executive officers to vote their shares in favor of the proposed Merger and the proposal to adjourn or postpone the Special Meeting, if necessary.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the Merger Agreement and approval of the Merger and FOR the approval of the adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger.

        Shares of Company common stock represented at the Special Meeting but not voting, including shares of Company common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption of the Merger Agreement and approval of the Merger, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a holder of Company common stock abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the Merger Agreement and approval of the Merger. Brokers who hold shares of Company common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes and count as votes against the adoption of the Merger Agreement and approval of the Merger.

        The persons named as proxies may propose and vote for one or more adjournments of the Special Meeting, including adjournments to permit further solicitations of proxies. Properly executed proxies that do not contain voting instructions will be counted as favorable votes for the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger. If a holder of Company common stock does not execute a proxy, the effect will be that the shares held by such person will not be counted as shares that are present for purposes of determining the presence of a quorum at the Special Meeting and such shares will not be counted with respect to the adjournment proposal. If a holder of Company common stock abstains from voting or, if such common stock is held by a broker in "street name", fails to instruct such holder's broker as to how to vote such common stock, the effect will be that the shares held by such person will be counted as shares that are present for purposes of determining the presence of a quorum at the Special Meeting, but such shares will not be counted with respect to the proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the Special Meeting. A stockholder may revoke a proxy at any time prior to its exercise by (1) filing with our Corporate Secretary (at our executive offices located at 4 Batterymarch Park, Quincy, Massachusetts 02169) a duly executed revocation of proxy, (2) submitting a duly executed proxy to our Corporate Secretary (at our executive offices located at 4 Batterymarch Park, Quincy, Massachusetts 02169) bearing a later date, (3) submitting a duly executed proxy via the Internet or by telephone bearing a later date to the extent applicable or (4) appearing at the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

        If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

        Proxies are being solicited by and on behalf of the Board of Directors. All costs of solicitation of proxies will be borne by the Company. We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies in connection with the Special Meeting. We have agreed to pay D.F. King & Co., Inc. a fee of $10,000, plus reimbursement of reasonable expenses, for its services. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail or vote over the Internet or by telephone without delay. In addition to the solicitation of proxies by mail, some of our directors, officers and employees may solicit proxies by telephone, other electronic means and personal contact, without separate compensation for those activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of common stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses.

        Stockholders should not send stock certificates with their proxies.    A letter of transmittal with instructions for the surrender of your Company common stock certificates will be mailed to you as soon as reasonably practicable after completion of the Merger.

THE COMPANIES

The J. Jill Group, Inc.
4 Batterymarch Park
Quincy, Massachusetts 02169
(617-376-4300)

        The J. Jill Group, Inc., a Delaware corporation, is a multi-channel specialty retailer of women's apparel, including accessories and footwear. Our apparel is designed to appeal to active, affluent women age 35 and older. At December 31, 2005, we operated 200 retail and outlet stores in 36 states. During the fiscal year ended December 31, 2005, we circulated approximately [    ] million catalogs. Total net sales were $[    ] million for the fiscal year ended December 31, 2005, of which retail segment net sales were $[    ] million, direct segment net sales (including sales through our website) were $[    ] million and other net sales (outlet stores) were $[    ] million.

The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(718-749-7600)

        The Talbots, Inc., a Delaware corporation, together with its wholly owned subsidiaries ("Talbots") is a leading national specialty retailer and cataloger of women's, children's and men's classic apparel, accessories and shoes. At January 28, 2006, Talbots operated 1,083 retail stores in the United States, the United Kingdom and Canada. Talbots' direct marketing operation mailed approximately 48 million catalogs worldwide during the fiscal year ended January 28, 2006. Total net sales were $1,808.6 million for the fiscal year ended January 28, 2006, of which retail store sales were $1,543.6 million and direct marketing sales were $265.0 million.

Jack Merger Sub, Inc.
c/o The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(781-749-7600)

        Jack Merger Sub, Inc. is a Delaware corporation and a wholly-owned subsidiary of Talbots. It was organized solely for the purpose of entering into the Merger Agreement and completing the Merger and has not conducted any business operations.

THE MERGER

Background of the Merger

        In November 2001, our Chief Executive Officer, Mr. Gordon Cooke, and the Chief Executive Officer of Liz Claiborne, Mr. Paul Charron, met at Mr. Charron's suggestion. At this meeting, Mr. Charron discussed, among other things, the possibility of combining the two companies. Over the course of the next few months, arrangements were made for a meeting of executives of both companies, drafts of a confidentiality agreement were exchanged and the Company's financial advisors prepared a presentation on a potential business combination with Liz Claiborne. Throughout this period, Mr. Cooke conveyed the general nature of the discussions and contacts with representatives of Liz Claiborne to the Board of Directors, all of which were preliminary in nature. In March 2002, Mr. Charron canceled the scheduled meetings citing the recent rise in the market price of the Company's common stock and communications regarding a potential merger of the two companies ceased.

        In December 2003, Mr. Cooke again met with Mr. Charron at Mr. Charron's request to discuss, among other things, the possibility of combining the two companies. This discussion was preliminary in nature and neither company conducted any significant due diligence of the other. By the spring of 2004, after the market price of the Company's common stock rose, communications regarding a potential merger of the two companies had again ceased.

        In February 2005, Mr. Cooke again met with Mr. Charron at Mr. Charron's request. At this meeting, Mr. Charron expressed his company's potential interest in acquiring the Company, but did not articulate any particular terms for the transaction. Mr. Cooke informed the Board of Directors that this meeting had occurred, and after discussing the matter the Board of Directors instructed Mr. Cooke to inform Mr. Charron that the Board of Directors had decided not to pursue a transaction between the Company and Liz Claiborne at that time. Thereafter, on March 18, 2005, Mr. Charron sent a letter to Mr. Cooke stating that Liz Claiborne was interested in acquiring the Company for $17.00 per share in cash. Following receipt of this letter, Mr. Cooke contacted the members of the Board of Directors, who confirmed that the Board of Directors was not interested in pursuing a merger with Liz Claiborne at that time. On March 23, 2005, Mr. Cooke sent Mr. Charron a letter to that effect. No further communications regarding a transaction between the Company and Liz Claiborne were made until November 2005.

        In June 2005, Mr. Cooke met with Arnold B. Zetcher, the Chairman, President and Chief Executive Officer of Talbots, at Mr. Zetcher's suggestion. At this meeting, Mr. Zetcher expressed his company's possible interest in acquiring the Company. This discussion was preliminary in nature and neither company conducted any due diligence of the other.

        On October 14, 2005, we retained PJSC to render financial advisory and investment banking services relating to long-range financial advice and evaluating various financial and strategic alternatives. On December 2, 2005, we amended the scope of PJSC's engagement to include acting as financial advisor in connection with a possible sale of the Company. We hired PJSC based on their known expertise in the retail industry and their reputation for service and independence to render financial advisory and investment banking services relating to long range financial advice and evaluating various financial and strategic alternatives.

        On November 12, 2005, Mr. Charron and Mr. Cooke spoke by telephone. Mr. Charron stated that Liz Claiborne was interested in acquiring the Company for $18.00 per share in cash. Mr. Cooke informed Mr. Charron that he would have to discuss this offer with the Board of Directors before making a response. Later that day, Mr. Cooke informed the Board of Directors of his conversation with Mr. Charron. On November 15, 2005, Mr. Cooke informed Mr. Charron that he would respond to

Liz Claiborne's offer after the Board of Directors had reviewed the offer and Mr. Cooke then scheduled a meeting of the Board of Directors for the first week of December to review this offer.

        On November 17, 2005, before the Board of Directors had had an opportunity to consider and evaluate Mr. Charron's offer of November 12, 2005, Mr. Charron sent a letter to the Board of Directors indicating that Liz Claiborne was prepared to acquire the Company for $18.00 per share in cash, subject to the completion of due diligence and a mutually acceptable agreement. In addition, Liz Claiborne publicly announced that this letter had been sent to the Company.

        On November 18, 2005, the Company issued a press release advising its stockholders to take no action in response to the Liz Claiborne proposal until the Board of Directors had an opportunity to consider and evaluate the proposal.

        On November 22, 2005, Liz Claiborne publicly released a presentation directly to the Company's stockholders regarding the merits of the proposal made by Liz Claiborne.

        On December 2, 2005, the Board of Directors, with all members present, met to consider the Liz Claiborne proposal. After considering the terms of the proposal and a presentation made by PJSC, the Board of Directors decided to explore strategic alternatives to enhance shareholder value, including a possible sale of the Company. The Board of Directors requested that PJSC assist it in conducting a process to evaluate potential acquirers and their ability to consummate an acquisition of the Company.

        On December 5, 2005, the Board of Directors publicly announced its decision to explore strategic alternatives, including a possible sale of the Company.

        As part of the process to evaluate potential acquirers, PJSC contacted more than a dozen potentially interested parties. In addition, the Company entered into confidentiality agreements with potential acquirers, including a confidentiality agreement with Talbots on December 15, 2005. Representatives of potential acquirers, including Talbots, held numerous meetings with the Company's management and were provided access to due diligence materials prepared by the Company.

        In early January 2006, Mr. Cooke met with Mr. Zetcher to discuss, among other things, the possibility of combining the Company and Talbots.

        In connection with the Company's ongoing process, potential acquirers conducted due diligence through early February 2006. In addition, the Company requested that the potential acquirers submit written proposals to the Company, together with comments to a form of acquisition agreement, on or prior to February 2, 2006.

        On February 2, 2006, we received two written proposals, including comments to a form of acquisition agreement, to acquire the Company for a per share purchase price in excess of the amount indicated in Mr. Charron's letter of November 17, 2005, including one from Talbots for $23.00 per share in cash. On February 3, 2006, at the request of the Board of Directors, representatives of PJSC asked representatives of the other bidder if it would raise its initial offer and the retailer responded by raising its offer to $23.25 per share in cash. Later that day, representatives of PJSC asked representatives of Talbots if it would raise its initial offer of $23.00 per share in cash, and Talbots responded by raising its offer to $24.05 per share in cash. On February 4, 2006, the representatives of the other bidder informed us that it would not raise its offer above $23.25 per share in cash.

        On February 4, 2006 and February 5, 2006, the Company's counsel and counsel for Talbots negotiated and exchanged drafts of the Merger Agreement. On the evening of February 5, 2005, the parties executed the Merger Agreement and announced the transaction the next morning.

Meeting of, and Presentations to, the Board of Directors

        On February 5, 2006, the Board of Directors, with all directors present, met by telephone to consider and act upon the Merger Agreement as presented and explained by counsel for the Company. Also in attendance at the meeting were representatives of PJSC and the Company's counsel.

        At the meeting, the representatives of PJSC made a financial presentation regarding the Company and the financial terms of the proposed Merger, including a discussion of financial data and analyses used in evaluating the transaction with Talbots, and provided an oral opinion, subsequently confirmed in writing, that, as of February 5, 2006, and based upon and subject to the various assumptions and limitations set forth in its opinion, the consideration to be received by the holders of Company common stock in the proposed Merger was fair, from a financial point of view, to those holders. The full text of the PJSC opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by PJSC in rendering its opinion, is attached to this proxy statement as Annex B. See "The Merger—Opinion of the Company's Financial Advisor" on page [    ].

Recommendation of the Board of Directors

        After the presentations, the Board of Directors discussed the proposed Merger Agreement, the offer from the other retailer and the alternative of remaining as an independent company.

        After careful consideration of the presentations, including receipt of PJSC's fairness opinion, and full discussion of all alternatives, the Board of Directors at the February 5th meeting (1) unanimously determined that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and our stockholders, (2) unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and (3) unanimously recommended that our stockholders vote FOR the adoption of the Merger Agreement and approval of the Merger. The Board of Directors also declared that the Merger Agreement be submitted to the stockholders for approval.

Reasons for the Merger

        In the course of reaching its decision to approve the Merger and the Merger Agreement, the Board of Directors consulted with senior management, legal counsel and the Company's financial advisor, reviewed a significant amount of information, and considered a number of factors, including, among others, the following:

  •
  our business and financial prospects if we were to remain an independent company in light of the consumer market, fixed costs of operations and risks of personnel retention;

  •
  the alternatives to the Merger (including the possibility of continuing to operate as an independent entity), the perceived risks of each of the alternatives, the perceived respective risks of the Merger, the range of possible benefits to our stockholders of such alternatives and the timing and likelihood of accomplishing the goal of these alternatives, and the Board of Directors' assessment that the Merger with Talbots presented a superior opportunity to such alternatives;

  •
  the then current financial market conditions and historical market prices, volatility and trading information with respect to the Company common stock;

  •
  prospects for, and trends within, our industry generally;

  •
  our financial condition, historical results of operations and business and strategic objectives, as well as the risks involved in achieving those objectives;

  •
  management's projections for current fiscal year operating results;

  •
  other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position; and

  •
  the fact that we were in contact with more than a dozen other potential acquirers in a process designed to elicit third-party proposals to acquire the Company in the event our Board of Directors determined that we should engage in a business combination, and that the participants in such process were afforded ample opportunity to submit proposals to us.

        In the course of approving the Merger, the Board of Directors also considered, among other things, the following positive factors:

  •
  the value of the Merger Consideration to be received by our stockholders in the Merger pursuant to the Merger Agreement, which was determined by the Board of Directors to be fair to the Company's stockholders;

  •
  the fact that, as of February 3, 2006, the last trading day prior to the signing of the Merger Agreement, the $24.05 Merger Consideration represented (1) a premium of approximately 24.9% over the 30 calendar day trailing average of $19.26 per share of Company common stock, (2) a premium of approximately 24.4% over the seven calendar day trailing average of $19.33 per share of Company common stock, (3) a premium of approximately 25.3% over the $19.20 per share closing sale price for the shares of Company common stock on the NASDAQ Stock Market on February 3, 2006, and (4) a premium of approximately 88.0% over the $12.79 per share closing sale price for the shares of Company common stock on the NASDAQ Stock Market on November 17, 2005, the last trading day prior to the issuance by Liz Claiborne Inc. of a letter offering to acquire the Company for $18.00 per share of Company common stock; and

  •
  the opinion of PJSC, that based upon the matters and assumptions set forth in that opinion, as of February 5, 2006, the Merger Consideration was fair from a financial point of view to our stockholders.

        In approving the Merger, the Board of Directors also took into account a number of negative factors, including the following:

  •
  risks and contingencies related to the announcement of the Merger and the fact that it could take some time for its completion, including the likely impact of the Merger on our employees, customers and vendors and the expected effect of the Merger on our existing relationships with third parties;

  •
  the possibility that the Merger will not be completed and the potential negative effect on (1) our sales, operating results, stock price and business and customer relationships and (2) our ability to retain key management and personnel; and

  •
  the restrictions on the conduct of the Company's business prior to the completion of the Merger, requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

  •
  the fact that an all cash transaction would be taxable to the Company's stockholders for U.S. federal income tax purposes; and

  •
  the fact that the Company's stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

Opinion of Our Financial Advisor

        On December 2, 2005, the Company formally engaged PJSC to act as its financial advisor with respect to exploring strategic alternatives, including a potential sale. On February 5, 2006, PJSC presented its analysis with respect to the Merger and delivered its oral opinion telephonically to the Board of Directors. PJSC confirmed in a written opinion dated February 5, 2006 (the "PJSC Opinion") that, based upon and subject to various considerations set forth in such opinion, as of February 5, 2006, the Merger Consideration to be paid to the holders of Company common stock in the Merger was fair from a financial point of view to the Company's stockholders. No limitations were imposed by the Board of Directors upon PJSC with respect to investigations made or procedures followed by PJSC in rendering the PJSC Opinion.

        The full text of the PJSC Opinion, which sets forth assumptions made, procedures followed, matters considered, limitations on and scope of the review by PJSC in rendering the PJSC Opinion, is attached to this proxy statement as Annex B and is incorporated by reference herein. The PJSC Opinion is directed only to the fairness of the consideration to be paid to the holders of the Company's common stock in the Merger from a financial point of view, has been provided to the Board of Directors in connection with its evaluation of the Merger, does not address any other aspect of the Merger and does not constitute a recommendation to any holder of Company common stock as to how any such holder should vote or act on any matter relating to the Merger. The summary of the PJSC Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Company common stock are urged to read the PJSC Opinion carefully and in its entirety.

        In connection with the PJSC Opinion, PJSC:

  (i)
  reviewed certain publicly available financial statements and other information of the Company;

  (ii)
  reviewed certain internal financial statements and projections relating to earnings and cash flow (the "Projections") and other financial and operating data concerning the Company prepared by the management of the Company;

  (iii)
  discussed the past and current operations, financial condition and prospects of the Company with the management of the Company;

  (iv)
  reviewed the reported prices and trading activity of the Company common stock;

  (v)
  compared the financial performance and condition of the Company and the reported prices and trading activity of the Company common stock with that of certain other comparable publicly traded companies;

  (vi)
  reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the Merger;

  (vii)
  performed discounted cash flow analyses based on the Projections;

  (viii)
  participated in certain discussions among representatives of the Company and Talbots;

  (ix)
  reviewed the Merger Agreement; and

  (x)
  performed such other analyses as PJSC deemed appropriate.

        PJSC assumed and relied upon the accuracy and completeness of the information reviewed by PJSC for the purposes of the PJSC Opinion and PJSC did not assume any responsibility for independent verification of such information. PJSC further relied on the assurances of the management of the Company that they are not aware of any facts that would make any such information inaccurate or misleading. With respect to the Projections and other information provided to PJSC, PJSC assumed that such Projections and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. PJSC did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was PJSC furnished with any such valuation or appraisal.

        PJSC assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement. PJSC further assumed that all representations and warranties set forth in the Merger Agreement were true and correct and that all parties to the Merger Agreement would comply with all covenants of such party thereunder.

        The PJSC Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to PJSC as of, February 3, 2006. Furthermore, the PJSC Opinion did not address the Company's underlying business decision to undertake the Merger, and the PJSC Opinion did not address the relative merits of the Merger as compared to any alternative transactions that might have been available to the Company.

        The following summarizes the significant financial analyses performed by PJSC and reviewed with the Board of Directors on February 5, 2006 in connection with the delivery of the PJSC Opinion:

        Historical Stock Trading Analysis—PJSC reviewed the closing prices and trading volumes of the Company common stock on the NASDAQ Stock Market from February 3, 2001 to February 3, 2006 (one trading day prior to the rendering of the PJSC Opinion) and from November 17, 2000 to November 17, 2005 (the "Unaffected Date", which PJSC defined as one day prior to November 18, 2005, the date on which Liz Claiborne, Inc. publicly announced its offer to acquire the Company for $18.00 per share). During the twelve months ended November 17, 2005, the high closing price for the Company common stock was $18.55 per share and the low closing price was $12.27 per share. In addition, during the twelve months ended November 17, 2005, the median closing price for the Company common stock was $14.22 per share. During the period from November 17, 2000 to November 17, 2005, the high closing price for the Company common stock was $27.22 per share, the low closing price was $7.15 per share and the median closing price was $14.38 per share. During the period from November 18, 2005 to February 3, 2006, the high closing price for the Company common stock was $19.55 per share, the low closing price was $18.10 per share and the median closing price was $19.15 per share.

        Premium Analysis—PJSC analyzed the price of $24.05 to be paid in cash for each outstanding share of Company common stock, pursuant to the Merger Agreement, to derive premiums over the median stock price of the Company for the specified time periods. PJSC derived premiums over the median stock price of the Company for periods prior to (1) the Unaffected Date and (2) February 3, 2006 (one

trading day prior to the rendering of the PJSC Opinion). PJSC noted that the Merger Consideration exceeded the median for all periods analyzed as shown below:

	Median Closing Stock Price	Premium to Median Closing Stock Price
Time Periods Prior to Nov. 17, 2005:
7 Days Prior	$13.06	84.2%
30 Days Prior	13.30	80.8
60 Days Prior	14.16	69.8
90 Days Prior	15.24	57.8
180 Days Prior	14.45	66.4
Last 1 Year Prior	14.22	69.1
Last 3 Years Prior	14.59	64.9
Last 5 Years Prior	14.38	67.2
Time Periods Prior to Feb. 3, 2006:
7 Days Prior	19.32	24.5
30 Days Prior	19.29	24.7
60 Days Prior	19.22	25.1
90 Days Prior	19.10	25.9
180 Days Prior	17.93	34.1
Last 1 Year Prior	14.41	66.9
Last 3 Years Prior	15.00	60.3
Last 5 Years Prior	14.73	63.3

        Analysis of Selected Publicly Traded Comparable Companies—PJSC reviewed and compared selected financial data of the Company with similar data using publicly available information about the following publicly traded companies, which, based on PJSC's experience with companies in the specialty apparel retail industry, PJSC deemed comparable to the Company: Gap, Inc., Limited Brands, Inc., Chico's FAS, Inc., Urban Outfitters, Inc., Ann Taylor Stores Corp., Coldwater Creek, Inc., The Talbots, Inc., Christopher & Banks Corp. and Cache, Inc. (collectively, the "PJSC Comparable Companies").

        PJSC calculated and compared various financial multiples and ratios, including, among other things: (1) the stock price per share as a multiple of earnings per share ("EPS") for the fiscal years (ended the last Saturday in December of the following year) 2005, 2006 and 2007 based upon EPS for the Company based on (a) actual, unaudited the Company 2005 EPS and (b) a set of projections prepared by the Company management; and (2) enterprise value, which represents total equity value plus book values of total debt, preferred stock and minority interests less cash ("Enterprise Value"), as a multiple of latest twelve months net sales, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"), for the PJSC Comparable Companies.

        Based on this data, as of February 3, 2006, PJSC developed a summary valuation analysis for the Company based on a range of trading valuation multiples and ratios for certain of the PJSC Comparable Companies. This analysis resulted in the following ranges of multiples and ratios:

FY 2005 (Unaudited)
Enterprise Value as a Multiple of:
Net Sales	0.9x – 1.4x
EBITDA	6.7x – 11.0x
EBIT	10.0x – 17.5x
Equity Value as a Multiple of:
Net Income	16.0x – 25.0x
Projected Data
Equity Value as a Multiple of:
FY2006 (Projected) Net Income	14.0x – 21.0x
FY2007 (Projected) Net Income	12.0x – 20.0x

        PJSC calculated the implied equity value per share of Company common stock using the range of multiples and ratios above applied to the Company financial statistics, both excluding and including the "control premium" of 25%. PJSC defined the control premium as the premium paid (to closing price five days prior) in all announced cash mergers and acquisition transactions valued between $200 million and $800 million since January 2000, as reported by Thomson Mergers & Acquisitions.

        Based on the foregoing, this analysis yielded a range of values from $10.00 to $16.00 per share for the Company excluding the control premium and a range of values from $12.50 to $20.00 per share including the control premium. PJSC noted that the Merger Consideration was above the results from these analyses.

        Analysis of Selected Comparable Transactions—Using publicly available information, PJSC reviewed certain mergers and acquisitions transactions in the specialty apparel retail industry. The list of transactions reviewed included (acquirer/target):

  (i)
  Apax Partners Worldwide LLP/ Tommy Hilfiger Corporation

  (ii)
  Charming Shoppes, Inc./ Crosstown Traders, Inc.

  (iii)
  IAC/InterActiveCorp/ Cornerstone Brands, Inc.

  (iv)
  The Dress Barn, Inc./ Maurices, Inc.

  (v)
  Jones Apparel Group, Inc./ Barneys New York, Inc.

  (vi)
  Jones Apparel Group, Inc./ Maxwell Shoe Co., Inc.

  (vii)
  Chico's FAS, Inc./ White House, Inc.

  (viii)
  Alloy, Inc./ dELiA*s, Inc.

  (ix)
  Oxford Industries, Inc./ Viewpoint International, Inc. (Tommy Bahama)

  (x)
  Bear Stearns Merchant Banking/ Lerner New York

  (xi)
  Sears, Roebuck & Co./ Lands' End, Inc.

  (xii)
  Retail Brand Alliance, Inc./ Brooks Brothers

  (xiii)
  Charming Shoppes, Inc./ Lane Bryant

  (xiv)
  May Department Stores Co./ David's Bridal, Inc.

  (xv)
  Charming Shoppes, Inc./ Catherines Stores Corp.

  (xvi)
  Jones Apparel Group, Inc./ Nine West Group Inc.

  (xvii)
  Polo Ralph Lauren Corp./ Club Monaco, Inc.

  (xviii)
  Pinault-Printemps Redoute SA/ Brylane, Inc.

  (xix)
  Texas Pacific Group/ J. Crew Group Inc.

        PJSC calculated the multiples of net sales, EBITDA and EBIT paid in these selected comparable transactions. PJSC calculated the implied equity values per share for the Company using this range of multiples and ratios applied to the Company unaudited statistics for 2005. This analysis resulted in the following ranges of ratios:

FY 2005 (Unaudited)
Enterprise Value as a Multiple of:
Net Sales	0.7x – 1.3x
EBITDA EBIT	7.0x – 15.0x
EBIT	12.0x – 19.0x

        Based on the foregoing, this analysis yielded a range of values from $13.00 to $22.00 per share for the Company. PJSC noted that the Merger Consideration was above the results from these analyses.

        Discounted Cash Flow Analysis—PJSC performed a discounted cash flow analysis to calculate the net present value per share of the Company's common stock based on the Projections. In performing its discounted cash flow analysis, PJSC considered various assumptions that it deemed appropriate based on a review with the management of the Company of the prospects and risks facing the Company. PJSC believed it appropriate to utilize various discount rates ranging from 14.0% to 16.0% and EBIT terminal value multiples ranging from 10.0x to 14.0x to apply to forecasted EBIT for the fiscal year 2008.

        Based on the foregoing, this analysis yielded a range of net present values from $24.00 to $30.00 per share for the Company. PJSC noted that the Merger Consideration fell within the results from these analyses.

        Future Stock Price Analysis—PJSC performed a future stock price analysis to calculate the present value per share of the Company's common stock based on projected EPS estimates provided by the Company management and illustrative stock price per share as a multiple of EPS estimates ranging from 15.0x to 25.0x and a discount rate of (1) 15.0% and (2) 18.0%.

        Based on the foregoing, this analysis yielded a range of values from $11.00 to $24.00 per share. PJSC noted that the Merger Consideration was above the results from these analyses.

        In arriving at the PJSC Opinion, PJSC performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, PJSC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor. Accordingly, PJSC believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all such analyses, could create an incomplete view of the process underlying the PJSC Opinion.

        In performing its analyses, PJSC relied on numerous assumptions made by the management of the Company and made numerous judgments of its own with regard to current and future industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The analyses performed by PJSC are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PJSC's analysis of the fairness of the consideration to be paid to the holders of Company common stock pursuant to the Merger Agreement from a financial point of view and were provided to the Board of Directors in connection with the delivery of the PJSC Opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Since such estimates are inherently subject to uncertainty, none of the Company or PJSC or any other person assumes responsibility for their accuracy. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, PJSC selected comparable public companies on the basis of various factors for reference purposes only; however, no public company or transaction utilized as a comparison is fully comparable to the Company or the Merger. Accordingly, an analysis of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which the Company and the Merger are being compared. In addition, as described above, the PJSC Opinion and the information provided by PJSC to the Board of Directors were two of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger. Consequently, the PJSC analyses described above should not be viewed as determinative of the opinion of the Board of Directors or the view of the Company's management with respect to the value of the Merger.

        As part of its investment banking activities, PJSC is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate or other purposes.

        Pursuant to the terms of the December 2005 engagement letter with PJSC, PJSC will be paid an aggregate fee, excluding research, travel, legal and other administrative costs which were reimbursed, of approximately $6.5 million, of which approximately $1.0 million has already been paid in connection with services already provided under the engagement and rendering the PJSC Opinion and the remaining $5.5 million of which is contingent on and payable upon consummation of the transactions contemplated by the Merger Agreement. The Company has also agreed to indemnify PJSC against certain liabilities arising out of or in connection with PJSC's engagement. Except as described above and with respect to the $50,000 paid by the Company to PJSC at the time of their initial engagement in October 2005, the Company has not paid PJSC any other fees during the past two years and the Company has not at any time engaged PJSC.

Interests of the Company's Directors and Management in the Merger

        In considering the recommendation of the Board of Directors in favor of the Merger, you should be aware that a number of the Company's directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company's other stockholders. Such interests relate to or arise from, among other things:

  •
  the terms of certain agreements containing change in control and/or severance provisions providing for payments or potential payments to the Company's former and current officers as a result of the Merger;

  •
  the terms of the Merger Agreement providing for the continued indemnification of the Company's former and current directors and officers and, for a period of six years after the effective time of the Merger, the maintenance of directors' and officers' liability insurance for the Company's former and current directors and officers. See "The Merger—Indemnification" on page [    ].

  •
  the terms of the Merger Agreement providing for cash payment to the holders of options outstanding under the Company's stock options plans, whether or not exercisable or vested, in an amount equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the number of shares covered by each such option and without regard to whether the right to exercise such option has vested; and

  •
  the terms of the Merger Agreement providing for the payment of base wages, salary and benefits to the Company's employees, including its executive officers, who continue their employment after the closing of the Merger that are substantially comparable in the aggregate to the base wages, salary, non-equity incentive compensation and health and welfare benefits paid to the Company's employees (other than severance) immediately prior to the effective time of the Merger and requiring Talbots to assume and be bound by, or to cause the Company after the effective time of the Merger to assume and be bound by, certain change in control agreements and to honor or cause to be honored all obligations under certain change in control agreements and severance agreements.

        These interests are described below in greater detail. The Board of Directors was aware of, and considered, the interests of the Company's directors and executive officers in approving the Merger Agreement and the Merger.

        Change in Control Severance Agreements; Severance Arrangements.    Each of our current executive officers and certain of our non-executive officers has entered into a change in control severance agreement which provides for the following benefits in the event that such officer's employment is terminated without cause, or in the event that such officer terminates his or her employment with the Company for good reason, following a change in control of the Company or prior to a change in control if terminated at the direction of a person who has entered into a change in control transaction with the Company or if the executive terminates his or her employment for good reason if the circumstance or event which constitutes good reason occurs at the direction of a person who has entered into a change of control transaction with the Company, in exchange for such officer's execution of a release of any claims that he or she may have against the Company: (1) a lump sum payment of two times such officer's annual base salary, (2) a lump sum payment of a pro rata portion of such officer's maximum bonus for any incomplete performance period, (3) continued life, disability, accident and health insurance benefits for up to twenty-four months, (4) accelerated vesting of stock options, (5) a tax gross up payment with respect to any parachute payments under Section 280G of the Internal Revenue Code, and (6) in the case of Gordon Cooke and Olga Conley, a lump sum payment of two times such officer's maximum bonus for the year in which termination occurs, and in the case of Dennis Adomaitis and Lisa Bayne, a lump sum payment equal to the bonus payments received by such officer with respect to the two fiscal years immediately preceding the year in which termination occurs. These benefits supersede any post-termination payments that otherwise would be payable to such officers, including those under any severance agreement to which such officer is a party.

        The amount payable under each change in control severance agreement is subject to numerous variables and can vary depending upon the circumstances then in existence at the time such amounts become payable. Therefore, in order to quantify the amount payable under each change in control severance agreement, several assumptions must be made. Assuming, among other things, that compensation and benefit levels equal to the compensation and benefit levels in effect on the date hereof are in effect on the date such amounts become payable and that the Merger is consummated on June 1, 2006 and a qualifying termination occurs immediately thereafter, we estimate that each executive officer who is party to a change in control severance agreement would be entitled to receive the approximate amount of cash severance payments and the approximate value of health and life insurance benefits set forth in the following table:

Executive Officer	Cash Severance Payments(1)	Value of Health and Welfare Benefits
Gordon R. Cooke	$4,847,000	$127,000
Dennis J. Adomaitis	$1,304,000	$28,000
Olga L. Conley	$2,081,000	$31,000
Lisa T. Bayne	$1,050,000	$34,000
Peter J. Clinch	$738,000	$26,000
John Fiske	$707,000	$20,000
All executive officers as a group (6 persons)	$10,727,000	$266,000

(1)
Excludes any excise tax gross-up payments or any other tax gross-up payments that may be payable to executives pursuant to the change in control severance agreements.

        The foregoing table does not include value to be received as a result of the acceleration of options or payment for outstanding options.

        In addition, Stephen Pearson, the Company's former Executive Vice President/Merchandising and Product Development, entered into a letter agreement, dated December 7, 2005, related to the termination of his employment with the Company. The letter agreement provided for the payment of supplemental compensation in the event of a change in control of the Company during the period beginning on December 7, 2005 and ending on December 31, 2006. Pursuant to the letter agreement, Mr. Pearson will be entitled to receive a lump-sum payment in the amount of $729,552 no later than the fifth business day following the closing of the Merger.

        Indemnification; Directors' and Officers' Liability Insurance.    The Merger Agreement provides that the certificate of incorporation and by-laws of the surviving corporation to the Merger will contain provisions no less favorable with respect to all of our obligations to indemnify, advance expenses to or exculpate the current and former directors and officers of the Company or any of its subsidiaries under our certificate of incorporation and by-laws in effect as of the date of the Merger Agreement, and further provides that such provisions may not be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights thereunder of the Company's current and former directors and officers.

        The Merger Agreement also provides that for a period of six years after the effective time of the Merger, Talbots will cause the surviving corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company covering those persons who are covered by such policies as of the date of the Merger Agreement; provided, however, that in no event will Talbots or the surviving corporation be required to pay an annual premium on such insurance policy that is greater than 300% of the annual premium payable by the Company as of the date of the Merger Agreement for such coverage. If such coverage is no longer available (or is only available for an amount in excess of 300% of the annual premium as of the date of the Merger Agreement), Talbots and the surviving corporation will nevertheless be obligated to provide such coverage as may be obtained for such 300% amount. Alternatively, prior to the effective time of the Merger the Company may, after consultation with Talbots, and will at Talbot's request, purchase a "tail" policy under the Company's existing directors' and officers' insurance policy that (1) has an effective term of six years from the effective time of the Merger, (2) covers those persons who are covered by the Company's directors' and officers' insurance policy in effect as of the date of the Merger Agreement, and (3) contains terms and conditions (including coverage amounts) that are no less advantageous than those contained in the terms and conditions of the Company's directors' and officers' insurance policies in effect as of the date of the Merger Agreement, including coverage for acts or omissions occurring in connection with the Merger Agreement and the consummation of the transactions contemplated therein. If such "tail" prepaid policies have been obtained by the Company prior to the consummation of the Merger, Talbots shall cause the surviving corporation to maintain such policies in full force and effect and continue to honor the respective obligations thereunder.

        Stock Options.    The Merger Agreement provides that at the time the Merger is completed all options outstanding under the Company's stock option plans, including those held by the Company's employees, officers and directors, whether or not exercisable or vested, will be canceled. Holders of options, whether or not exercisable or vested, will be entitled to receive a cash payment (less any required tax withholdings) equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the amount of shares covered by each such option and without regard to whether the right to exercise such option has vested.

        Employee Benefits.    In accordance with the Merger Agreement, for a period of one year after the effective time of the Merger, Talbots has agreed to provide base wages, salary and benefits to the employees of the Company or any of our subsidiaries who continue to be employed by the Company or any of our subsidiaries after the consummation of the Merger that are substantially comparable in the aggregate to the base wages, salary, non-equity incentive compensation and health and welfare benefits provided to such employees (other than severance) immediately prior to the consummation of the Merger. Talbots has the right to terminate the employment of any employee, subject to applicable severance obligations. From and after the effective time of the Merger, Talbots will assume and agree to be bound by, or to cause the Company after the Merger to be bound by, certain change in control agreements, including the change in control agreements summarized above, and to honor or cause to be honored, all of the obligations under certain change in control agreements, including the change in control agreements summarized above, and certain severance agreements and retention agreements.

Appraisal Rights

        Holders of Company common stock can decide to receive, instead of having their shares converted into the Merger Consideration, an amount which the Court of Chancery of the State of Delaware decides is the "fair value" of their Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by the court. These rights are known as "appraisal rights." If a holder of Company common stock wishes to exercise appraisal rights in connection with the Merger, the holder must not vote in favor of the Merger and must meet the conditions described below.

        The following is a brief summary of Section 262 of the Delaware General Corporation Law, which sets forth the procedures for dissenting from the Merger and demanding statutory appraisal rights. The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Section 262, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Following precisely the statutory procedures set forth in Annex C is required to perfect the stockholder's appraisal rights. Delaware law requires that the Company notify stockholders at least 20 days prior to the meeting of the Company's stockholders that they have a right of appraisal and provide stockholders with a copy of Section 262 of the Delaware General Corporation Law. This proxy statement constitutes that notice.

        All references in this summary and in Section 262 to a "stockholder" or to a "holder" of Company stock are to the record holders of Company common stock. A person having a beneficial interest in shares of Company common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect the holder's appraisal rights.

        A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the Merger. A holder of Company common stock wishing to exercise his or her appraisal rights with respect to the Merger must not vote in favor of adoption of the Merger Agreement. Because a duly executed proxy that does not contain voting instructions will, unless revoked, be voted for the Merger, a holder of Company common stock who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement or abstain from voting on the Merger Agreement. A vote against the Merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262, and a separate written demand for appraisal is required.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record, but the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner.

        A record holder such as a broker who holds Company common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for other beneficial owners; in this circumstance, however, the written demand should set forth the number of shares as to which appraisal is sought and, where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner. Holders who hold their Company common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        All demands for appraisal should be made in writing and addressed to the Corporate Secretary of The J. Jill Group, Inc. at 4 Batterymarch Park, Quincy, Massachusetts 02169, before the stockholder vote on the adoption of the Merger Agreement is taken at the Special Meeting. The demand must specify the stockholder's name and mailing address and the intention of the holder to demand appraisal of his, her or its shares of common stock. If your shares of Company common stock are held through a broker, bank, nominee or other third party, and you wish to demand appraisal rights, you must act promptly to instruct the applicable broker, bank, nominee or other third party to follow the steps summarized in this section.

        Within ten days after the effective time of the Merger, we must provide notice of the effective time of the Merger to all of our stockholders who have complied with Section 262 and have not voted for the Merger. At any time within 60 days after the effective date of the Merger, any holder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his, her or its shares of Company common stock by delivery to the surviving corporation of a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Merger will require written approval of the surviving corporation.

        Within 120 days after the effective time of the Merger, but not thereafter, either we or any Company stockholder who has complied with the required conditions of Section 262 and who is entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of stockholders entitled to appraisal rights. We have no obligation to file a petition and we have no present intention to file such a petition if demand for appraisal is made. Accordingly, it is the obligation of stockholders seeking appraisal rights to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262. Accordingly, the failure of a holder of Company common stock to file a petition in the Chancery Court demanding a determination of the fair value of the shares within 120 days after the effective date of the Merger could nullify the holder's previously written demand for appraisal.

        Within 120 days after the effective date of the Merger, any holder of Company common stock who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and approval of the Merger with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to such holder within ten days after a written request for the statement has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a holder of Company common stock timely files a petition for an appraisal and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached by the surviving corporation. After notice to dissenting stockholders of the time and place of the hearing of the petition, the Court of Chancery is empowered to conduct a hearing on this petition to determine those holders who have complied with Section 262 and who have become entitled to appraisal rights. Upon the filing of any petition in accordance with Section 262, the Delaware Court of Chancery may direct the stockholders who have demanded an appraisal for their shares, and who hold stock represented by certificates, to submit their stock certificates to the Register in Chancery for notation of the pending appraisal proceedings. If any stockholder fails to comply with its direction, the Delaware Court of Chancery may dismiss the proceedings as to the stockholder.

        After determining the holders entitled to appraisal, the Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the fair value is determined, the Chancery Court will direct the payment of the value, with interest accrued during the pendency of the proceeding, if determined by the Chancery Court, to the holders entitled to receive payment, upon surrender by such holders of the certificates representing the applicable shares of Company common stock. Stockholders considering whether to seek appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares, and that investment bank opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, payable upon the amounts due to persons whose shares of Company common stock have been appraised.

        The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly for state, local and foreign income tax purposes as well. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" on page [    ].

        Any stockholder who has duly demanded appraisal rights in compliance with Section 262 will not, from and after the effective date of the Merger, have any rights of a Company stockholder, including to vote shares of Company common stock subject to demand for any purpose or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the Merger.

        At any time within 60 days after the effective time of the Merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the Merger Agreement. After this period, a stockholder may withdraw his demand for appraisal and receive cash payment for his shares as provided in the Merger Agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the Merger, stockholders' rights to appraisal, if available, will cease and all of such holder's shares of Company common stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any stockholder to comply strictly with all of the procedures of Section 262 described above and set forth in Annex C to this proxy statement will result in the loss of a stockholder's statutory appraisal rights. In view of the complexity of Section 262, holders of shares of Company common stock who may wish to pursue appraisal rights should promptly consult their legal advisors.

Effects of the Proposed Merger on the Company

        The Company common stock is currently listed on the NASDAQ Stock Market under the symbol "JILL". Following completion of the proposed Merger, the Company will cease to be a publicly traded corporation and will instead become a wholly-owned subsidiary of Talbots. Following completion of the proposed Merger, the registration of the Company common stock and our reporting obligations under the Exchange Act will be terminated upon application to the SEC. In addition, following completion of the proposed Merger, the Company common stock will no longer be listed on any exchange or quotation system where the Company common stock may at such time be listed or quoted, including the NASDAQ Stock Market and price quotations will no longer be available.

        Upon completion of the proposed Merger, Company stockholders immediately prior to the proposed Merger will no longer hold an equity interest in the Company. Accordingly, such stockholders will not have the opportunity to participate in the earnings and growth of the Company and will not have any right to vote on corporate matters. Similarly, the Company's stockholders immediately prior to the proposed Merger will not face the risk of losses generated by the Company's operations or decline. Upon completion of the Merger, each share of Company common stock that you own immediately prior to the completion of the Merger will be converted into the right to receive $24.05 in cash, without interest, unless you submit a written demand for an appraisal prior to the vote on the adoption of the Merger Agreement and approval of the Merger, do not vote or otherwise submit a proxy in favor of the Merger Agreement and approval of the Merger and otherwise comply with the procedures under the General Corporation Law of the State of Delaware with respect to appraisal rights described in this proxy statement.

Effects on the Company if the Proposed Merger Is Not Completed

        If the requisite stockholder approval in connection with the proposed Merger is not obtained, or if any other condition to the proposed Merger is not satisfied or waived and the Merger Agreement is otherwise terminated, the proposed Merger will not be completed and stockholders will not receive any payment for their shares in connection with the proposed Merger. In addition, in the circumstances described below under "The Merger Agreement—Expenses and Termination Fee", the Company will be required to pay Talbots a $18,000,000 termination fee.

Material United States Federal Income Tax Consequences of the Merger

        This section discusses the material United States federal income tax consequences of the Merger to our stockholders who are U.S. Holders and whose shares of Company common stock are surrendered in the Merger in exchange for the right to receive cash consideration of $24.05 per share.

        A U.S. Holder, as we use the term in this proxy statement, is a beneficial owner of Company common stock who, for United States federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a corporation created and organized in or under the laws of the United States or any political subdivision thereof;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust (1) that is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The discussion below applies only to Company common stock held as a capital asset at the time of the Merger and does not apply to:

  •
  stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

  •
  persons with a "functional currency" other than the U.S. dollar;

  •
  investors in pass-through entities;

  •
  retirement plans and tax-exempt organizations; or

  •
  stockholders who acquired Company common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation.

        The discussion below is based upon the United States Internal Revenue Code of 1986, as amended and regulations, rulings and judicial decisions thereunder, as in effect and interpreted as of the date of this proxy statement and does not take into account possible changes in these authorities or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our stockholders.

        A U.S. Holder generally will recognize capital gain or capital loss equal to the difference between the cash received by the U.S. Holder pursuant to the Merger and the U.S. Holder's adjusted tax basis in the shares of Company common stock surrendered. Gain or loss will be calculated separately for each block of shares converted in the Merger (i.e., shares acquired at the same cost in a single transaction). If at the time of the Merger a non-corporate U.S. Holder's holding period for the shares of Company common stock is more than one year, any gain recognized generally will be subject to United States federal income tax at a maximum rate of 15%. If the non-corporate U.S. Holder's holding period for the shares of common stock is one year or less at the time of the Merger, any gain will be subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses.

        For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not currently deductible.

        Cash consideration received by our stockholders (other than certain exempt entities such as corporations) in the Merger may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the non-corporate U.S. Holder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each non-corporate U.S. Holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

        Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes the required information to the Internal Revenue Service.

        Holders of Company common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

        United States Antitrust Law.    Under the HSR Act and the rules thereunder, certain transactions, including the Merger, may not be completed unless certain waiting period requirements have been satisfied. The Company and Talbots have each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. Even if the waiting period is terminated, the Antitrust Division of the Justice Department, the Federal Trade Commission or others could take action under the antitrust laws with respect to the Merger, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally approve the Merger. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        We and Talbots made the required filings with the Department of Justice and the Federal Trade Commission on March 3, 2006, and the waiting period is expected to expire on April 3, 2006, unless sooner terminated.

Financing

        The Merger is not conditioned upon Talbots obtaining financing. Approximately $[    ] million will be required to consummate the transactions contemplated by the Merger Agreement and to pay all related fees and expenses. Talbots has represented to us that it has, and will provide to Merger Subsidiary at the closing of the Merger, the financing necessary to consummate the transactions contemplated by the Merger Agreement and to pay all related fees and expenses. On February 6, 2006, Talbots borrowed $400,000,000 under its revolving loan credit agreement with Mizuho Corporate Bank, Ltd. Talbots expects that the proceeds of this borrowing, together with cash on hand and approximately $45,000,000 of proceeds of other loans from Mizuho under existing credit agreements, will result in it having the cash necessary to consummate the transactions contemplated by the Merger Agreement and to pay all related fees and expenses. Pursuant to the terms of its credit agreements, Talbots may be required to repay the amounts it has borrowed under these agreement if certain events of default occur prior to the consummation of the Merger. However, Talbots may nevertheless be required to consummate the Merger and pay our stockholders the Merger Consideration even if such events of default occur and Talbots does not obtain sufficient alternative financing.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the Merger Agreement. This summary does not purport to describe all the terms of the Merger Agreement and is qualified by reference to the complete Merger Agreement which is attached as Annex A to this proxy statement and incorporated by reference. All stockholders of the Company are urged to read the Merger Agreement carefully and in its entirety.

        The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Talbots or Merger Subsidiary. Such information can be found elsewhere in this proxy statement and in the public filings each of the Company and Talbots makes with the SEC, which are available without charge at www.sec.gov. See "Where You Can Find More Information."

        The Merger Agreement contains representations and warranties the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, made to each other as of specific dates, subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedule delivered in connection therewith. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, and may be subject to important qualifications and limitations agreed by the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to contractual standards of materiality that differ from the standards of materiality under U.S. federal securities laws, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Form of the Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Subsidiary will merge with and into the Company. The Company will continue as the surviving corporation and become a wholly-owned subsidiary of Talbots.

Effective Time of the Merger

        The Merger will become effective upon the filing of a Certificate of Merger with the Delaware Secretary of State. The filing of the Certificate of Merger will occur as soon as practicable after the satisfaction or waiver of the conditions to the completion of the Merger. See "The Merger Agreement—Conditions to the Completion of the Merger" on page [    ].

Certificate of Incorporation and By-Laws

        The Merger Agreement provides that the certificate of incorporation and by-laws of Merger Subsidiary in effect at the time the Merger is completed will be the certificate of incorporation and by-laws of the Company after the Merger is completed.

Board of Directors and Officers of the Surviving Corporation

        The initial directors of the surviving corporation will be the directors of Merger Subsidiary immediately prior to the Merger. The Company's officers will continue to be the officers of the surviving corporation following the Merger.

Merger Consideration

        In the Merger, each issued and outstanding share of Company common stock automatically will be canceled and converted into the right to receive $24.05 in cash, without interest and minus any required withholding for tax, with the following exceptions:

  •
  each share of Company common stock owned by the Company, Talbots or Merger Subsidiary automatically will be canceled in the Merger without any payment; and

  •
  each share of Company common stock held by Company stockholders who properly perfect their appraisal rights under Delaware law will be subject to appraisal to determine the "fair value" of those shares in accordance with Delaware law (see "The Merger—Appraisal Rights" on page [    ]).

        The price of $24.05 per share was determined through arm's-length negotiations. After the Merger is completed, you will have the right to receive the Merger Consideration but you will no longer have any rights as a stockholder of the Company. Stockholders will receive the Merger Consideration after exchanging their stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to stockholders shortly after completion of the Merger.

Conversion of Shares; Procedures for Exchange of Certificates

        The conversion of Company common stock into the right to receive $24.05 per share in cash, without interest and minus the required withholding for tax, will occur automatically on the date the Merger is completed. Prior to the effective time of the Merger, Talbots shall designate a paying agent for the payment of the Merger Consideration to the Company stockholders; provided that in the case of options held by Company employees, Talbots shall have the option of making the applicable payments in exchange for those options through the Company's payroll, in lieu of the paying agent. As soon as reasonably practicable after the effective time of the Merger, the paying agent will send a letter of transmittal to each stockholder of the Company. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of Company common stock. You should not return stock certificates with the enclosed proxy.

        Upon surrender of a stock certificate representing shares of Company common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of Talbots, as promptly as practicable in accordance with the paying agent's customary procedures, $24.05 in cash, without interest and minus the required withholding for tax, for each share of Company common stock represented by the stock certificate. That stock certificate will then be canceled.

        In the event of a transfer of ownership of Company common stock that is not registered in our stock transfer books, the Merger Consideration for shares of Company common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if (1) the certificate is properly endorsed or otherwise is in proper form for transfer and (2) the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes to Talbots and the Company that the tax has been paid or is not applicable.

        No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of Company common stock. The cash paid upon conversion of shares of Company common stock will be issued in full satisfaction of all rights relating to the shares of Company common stock.

Treatment of Outstanding Stock Options

        Under the Merger Agreement, at the time the Merger is completed, all options to purchase common stock outstanding under the Company's stock option plans, whether or not exercisable or vested, will be canceled. Holders of options, whether or not exercisable or vested, will be entitled to receive a cash payment (less any required tax withholdings) equal to the excess, if any, of $24.05 over the exercise price of each such option, multiplied by the amount of shares covered by each such option and without regard to whether the right to exercise such option has vested. By way of example, if the holder of the option, whether vested or unvested, has an option for 100 shares that is exercisable at $16.06 per share, the holder would receive ($24.05—$16.06) × 100 = $799 in consideration for the cancellation of these options.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties made by the Company to Talbots and Merger Subsidiary and representations and warranties made by Talbots and Merger Subsidiary to the Company, subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedule delivered in connection therewith. None of the representations and warranties in the Merger Agreement will survive after the effective time of the Merger.

        The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations. For example, many of the Company's representations and warranties are qualified by a Company Material Adverse Effect standard. For purposes of the Merger Agreement, a "Company Material Adverse Effect" means, (A) with respect to the Company, an effect that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger or otherwise prevent the performance by the Company of any of its material obligations under the Merger Agreement or (B) a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, revenues or expenses of the Company and its subsidiaries, taken as a whole; provided that none of the following will be deemed to constitute a material adverse effect: (1) any effect resulting from a change in the market price or trading volume of the Company common stock, in and of itself, or related to any failure by the Company to meet or exceed forecasts of the Company, (2) any effect resulting from events, facts or circumstances relating to the economy in general, including changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), or to the Company's industry in general and not specifically relating to the Company or any of its subsidiaries, other than any such effects that disproportionately impact the Company and its subsidiaries, (3) any effect resulting from changes in legal or regulatory conditions generally affecting the industries in which the Company conducts business, other than any such effects that disproportionately impact the Company and its subsidiaries, (4) any effect resulting from changes in generally accepted accounting principles, other than any such effects that disproportionately impact the Company and its subsidiaries, (5) any effect resulting from national or international political or social conditions, including the engagement by the United States in major hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (6) the impact of the Merger Agreement or the announcement or performance of the Merger Agreement (including the impact of the Merger Agreement on relationships with customers, suppliers, distributors, landlords or employees).

        Some of the representations and warranties in the Merger Agreement may not be accurate or complete as of any specified date, may be subject to contractual standards of materiality that differ from the standards of materiality under U.S. federal securities laws, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

        The representations and warranties the Company made to Talbots and Merger Subsidiary in the Merger Agreement relate to, among other things:

  •
  corporate matters, including due organization, good standing, corporate power and qualification;

  •
  our capital structure;

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  authorization, execution, delivery and performance and the enforceability of the Merger Agreement and related matters;

  •
  approval of the Merger Agreement by the Board of Directors;

  •
  absence of conflicts with, or violations of, organizational documents or other obligations as a result of the consummation of the transactions contemplated by the Merger Agreement;

  •
  identification of required governmental filings and consents;

  •
  absence of violations of any law, or necessity of any approval, as a result of the execution and delivery of, or consummation of the transactions contemplated by, the Merger Agreement;

  •
  accuracy of information contained in registration statements, reports and other documents that the Company files with the SEC, the compliance of the Company's filings with the regulations promulgated by the SEC and with applicable federal securities law requirements and, with respect to financial statements included in such filings, generally accepted accounting principles;

  •
  compliance with applicable laws and permits, including establishment and maintenance of disclosure controls and procedures required under applicable federal securities laws and the filing of all certifications required by applicable provisions of the Sarbanes-Oxley Act of 2002;

  •
  absence of undisclosed material liabilities;

  •
  absence of a Company Material Adverse Effect and certain other material changes or events since December 25, 2004;

  •
  litigation matters;

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  tax matters;

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  our employee benefit plans, employment agreements, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and labor relations;

  •
  absence of default under material contracts;

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  absence of transactions with affiliates;

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  intellectual property matters;

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  information technology matters;

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  our owned and leased property;

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  environmental matters;

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  this proxy statement being free of material misstatements or omissions;

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  brokers' and finders' fees;

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  the receipt of a fairness opinion from PJSC;

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  our insurance coverage; and

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  the inapplicability of Section 203 of the Delaware General Corporation Law and other anti-takeover statutes.

        In addition, each of Talbots and Merger Subsidiary made representations and warranties to the Company regarding, among others:

  •
  corporate matters, including due organization, good standing, corporate power and qualification;

  •
  authorization, execution, delivery and performance and the enforceability of the Merger Agreement and related matters;

  •
  approval of the Merger Agreement by the Boards of Directors of Talbots and Merger Subsidiary;

  •
  absence of conflicts with, or violations of, organizational documents or other obligations as a result of the consummation of the transactions contemplated by the Merger Agreement;

  •
  funds necessary to consummate the Merger and pay all related fees and expenses;

  •
  identification of required governmental filings and consents;

  •
  beneficial ownership of the Company's common stock; and

  •
  the information to be provided for inclusion in this proxy statement being free from material misstatements and omissions.

Conduct of Business Pending the Merger

        We have agreed that prior to the effective time of the Merger (subject to certain exceptions), we will, and will cause each of our subsidiaries to, carry on our and their businesses in the ordinary course consistent with past practice, and use our commercially reasonable best efforts to (1) retain the services of our officers and key employees; (2) maintain our existing relationships and goodwill with material customers, suppliers, distributors, creditors and others having material business dealings so that our goodwill and ongoing businesses shall not be impaired in any material respect at the effective time of the Merger, (3) maintain and keep our material properties and assets in good repair in all material respects and maintain our material intangible assets in accordance with industry standards and (4) maintain in effect all permits pursuant to which we currently operate.

        In addition, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may:

  •
  amend or modify our certificate of incorporation or by-laws;

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  split, combine or reclassify our outstanding shares of capital stock;

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  declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock;

  •
  repurchase, redeem or otherwise acquire any shares of our capital stock or any securities convertible into or exchangeable or exercisable for any shares of our capital stock;

  •
  grant any person any right or option to acquire any shares of our capital stock;

  •
  enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of our capital stock; or make any other change in our capital structure;

  •
  increase the compensation to any of our directors, officers or employees other than scheduled salary increases for non-officers made in the ordinary course of business consistent with past practice after consultation with Talbots;

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  adopt or amend any employee compensation and employee benefit plan;

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  grant any stock options or other equity awards;

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  hire any new employee who shall have, or terminate the employment of any current employee who has, an annual salary in excess of $125,000;

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  other than in the ordinary course of business consistent with past practice, enter into any transaction with any director or executive officer or any of such person's immediate family members;

  •
  modify, extend the term or forgive or cancel any outstanding loans owed to us by any current or former directors, officers, employees, consultants or independent contractors;

  •
  directly or indirectly, sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any portion of our property or assets (including stock or other ownership interests of any subsidiaries);

  •
  acquire any assets or capital stock of any other person; other than, in either case, in the ordinary course of business consistent with past practice;

  •
  change our fiscal year (except as may be legally required) or make any changes in accounting methods, principles or practices (except as may be required by generally accepted accounting principles);

  •
  issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of our capital stock of any class or any other property or assets (other than Company common stock issuable pursuant to options or restricted share units (whether or not vested) outstanding prior to consummation of the Merger in accordance with the terms thereof);

  •
  extend, modify, terminate, amend or enter into any contract with any Company affiliate (except contracts solely between or among the Company and any of our wholly owned subsidiaries);

  •
  incur any additional indebtedness for borrowed money, except for (1) borrowings under a revolving loan, (2) working capital borrowings, and (3) any letters of credit entered into by the Company (in each case in the ordinary course of business consistent with past practice);

  •
  except with respect to purchase and sale orders entered into by the Company or our subsidiaries in the ordinary course of business consistent with past practice and certain agreements, commitments or transactions disclosed by the Company to Talbots, neither the Company nor any of our subsidiaries shall enter into, or agree to enter into, any agreement, commitment or transaction, or modify or extend any such agreement or transaction, involving payments by the Company in excess of $2,500,000 individually or $20,000,000 in the aggregate, including a purchase, sale, lease, other disposition of assets or capital stock (including securities of subsidiaries);

  •
  except as disclosed by the Company to Talbots, modify any agreement, commitment or transaction involving the right of any other party to compete with us or any of our subsidiaries;

  •
  make any loans, advances or capital contributions to, or investments in, any person other than our wholly owned subsidiaries (except with respect to cash management in the ordinary course of business consistent with past practice);

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

  •
  alter through merger, liquidation, reorganization or in any other fashion the corporate structure or ownership of any subsidiary;

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  settle any legal proceedings except settlements solely with respect to money damages in an amount up to $200,000 that do not contain (1) any restrictions on the conduct of our business and (2) any factual or legal admission by or with respect to the Company or any adverse statement with respect to the character, due care, loyalty or reputation of the Company or any action or inaction by the Company;

  •
  make or change any election with respect to any tax, adopt or change any method of accounting (for tax purposes), enter into any closing agreement, settle or compromise any claim or assessment for or with respect to taxes or consent to any extension or waiver of any statute or limitation applicable to any claim or assessment with respect to any tax;

  •
  intentionally cause, without reasonable prior notice to Talbots, any insurance policy naming us as a beneficiary or a loss payee to be canceled or terminated (that is not replaced or renewed in the ordinary course of business consistent with past practice), except for any policy that is not renewed in the ordinary course of business consistent with past practice;

  •
  sell, lease, license, abandon, transfer, dispose of, or grant rights under any material Company proprietary rights or materially modify any existing rights with respect thereto, except in the ordinary course of business consistent with past practice; and

  •
  take any action (or omit to take any action) if such action or omission could reasonably be expected to result in (1) any condition to the Merger not becoming satisfied or (2) a material delay or inability to consummate the Merger.

Stockholders' Meeting

        We have agreed in the Merger Agreement to hold the Special Meeting and prepare and mail the proxy statement in accordance with applicable requirements, and that the Board of Directors will recommend that our stockholders adopt the Merger Agreement and approve the Merger and will include such recommendation in the proxy statement.

Filings and Consents

        Each party to the Merger Agreement has agreed to coordinate and cooperate with each other and use reasonable best efforts to comply with all legal requirements by making all applications, notices, petitions, filings and other documents required by any governmental entity (whether domestic or foreign) in connection with the Merger, including filings under the HSR Act and similar regulatory filings.

Notification of Certain Matters

        The Company has agreed to notify Talbots of any event or occurrence that has a Company Material Adverse Effect and any material claims, actions, proceedings or governmental investigation commenced or threatened involving or affecting the Company or our subsidiaries or our respective property or assets. Each party to the Merger Agreement has agreed to give prompt notice to the other party if any representation or warranty made by it contained in the Merger Agreement has become untrue or inaccurate or there has been any failure by it to materially comply with or satisfy any covenant, condition or agreement if the closing conditions related to such party's representations and warranties or covenants would not be satisfied. The notice called for under this provision will not limit or otherwise affect the remedies available under the Merger Agreement to any of the parties sending or receiving such notice.

Public Announcements

        The parties to the Merger Agreement agreed to consult promptly with each other before issuing any press release or other public statement with respect to the Merger and the related transactions, to provide to each other for review a copy of any press release or public statement (other than a press release or public statement with respect to which substantially the same disclosure has previously been the subject of agreement between the parties), and to use reasonable best efforts to accommodate the comments (including as to timing) of the other party before issuing any such press release or making any such public statement, unless required by applicable law or any listing agreement with a securities exchange or the NASDAQ Stock Market.

Reasonable Best Efforts

        Except as otherwise provided by the Merger Agreement, we and Talbots have agreed to use our reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable to complete the Merger, including: (1) complying promptly with all legal requirements with respect to the Merger; (2) cooperating promptly with and furnishing information to each other in connection with any legal requirements imposed upon us or Talbots in connection with the Merger; and (3) obtaining any consents, authorizations, orders or approvals of, or any exemption by, governmental entities, or other third party required to be obtained or made by us or any of our subsidiaries in connection with the Merger Agreement, the Merger and the related transactions, or to permit us and our subsidiaries to operate our business and assets on the same terms and conditions after the closing of the Merger as prior to the effective time of the Merger.

        If necessary to obtain any regulatory approval pursuant to any regulatory law, or if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted by a governmental entity) challenging the Merger as violative of any regulatory law, the Company and Talbots have agreed to cooperate with each other and, if necessary to (1) obtain necessary approval from any governmental entities, (2) contest and resist any such action or proceeding, or (3) have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order (whether temporary, preliminary or permanent). Talbots has agreed to hold separate or divest any immaterial portion of the Company's or the Company's subsidiaries' businesses, product lines or assets; however, Talbots is not required to hold separate or divest any portion of Talbots' or any of Talbot's subsidiaries' businesses, product lines or assets.

No Solicitation

        We have agreed that we will not, and will not permit any of our subsidiaries to, and will not authorize or permit any of our or our subsidiaries' affiliates, directors, officers, employees or advisors to, directly or indirectly:

  •
  solicit, initiate or encourage, including by way of furnishing information or assistance, or knowingly facilitate, any inquiry or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal;

  •
  enter into, explore, maintain, participate in or continue any discussions or negotiations with, or furnish any nonpublic information regarding the Company or any of its subsidiaries to, any person (other than Talbots and Merger Subsidiary) regarding an Acquisition Proposal or otherwise assist or participate in, facilitate or encourage, any effort or attempt by any person (other than Talbots and Merger Subsidiary) to make or effect an Acquisition Proposal;

  •
  enter into any agreement, arrangement, understanding or contract (including a letter of intent) with respect to, or otherwise endorse, any Acquisition Proposal; or

  •
  enter into any agreement, arrangement, or contract requiring the Company to abandon, terminate or fail to consummate or change the Board of Directors' recommendation with respect to the Merger.

        However, the Board of Directors may, at any time prior to the adoption of the Merger Agreement and approval of the Merger by the Company's stockholders, furnish information to or engage in discussions or negotiations with a person that makes an unsolicited bona fide written Acquisition Proposal if the Board of Directors determines in good faith, after consulting with its outside legal and financial advisors, that the failure to take such action would be reasonably expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law and such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal.

        We have agreed that if we receive such a bona fide Acquisition Proposal, we shall:

  •
  notify Talbots of any determination to take any of the foregoing actions with respect to an Acquisition Proposal prior to the date that the Company first takes any such action (such notification to include a written copy or summary of such Acquisition Proposal and the identity of the person making such Acquisition Proposal and, to the extent known to the Company or its representatives, any controlling equity investors of such person);

  •
  keep Talbots reasonably informed of the status of any such discussions or negotiations and of any material modifications (including any change in amount or form of consideration) to the terms of the Acquisition Proposal; and

  •
  prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any other person with respect to an Acquisition Proposal, enter into a customary confidentiality agreement with such person (if we have not already entered into such an agreement with such person), provided that such confidentiality agreement shall not include any provision calling for any exclusive right to negotiate with such person or prohibiting the Company from satisfying its obligations under the Merger Agreement and shall contain terms not less favorable to us than, the terms of the confidentiality agreement that we and Talbots have executed in connection with the Merger (as long as any information provided to such person already has been or is also furnished to Talbots).

        Upon signing the Merger Agreement, we agreed to immediately cease and cause our subsidiaries, affiliates, directors, officers, employees and advisers to cease any and all existing activities, discussions or negotiations with any parties other than Talbots and Merger Subsidiary being conducted with respect to any Acquisition Proposal, and to use our reasonable best efforts to cause any parties in possession of confidential information about us that was furnished by or on our behalf to return or destroy all such information in their possession.

Continuation of the Company's Employee Benefits

        For a period of one year after the effective date of the Merger, Talbots has agreed to provide base wages, salary and benefits to the employees of the Company or any of our subsidiaries who continue to be employed by the Company or any of our subsidiaries after the consummation of the Merger that are substantially comparable in the aggregate to the base wages, salary, non-equity incentive compensation and health and welfare benefits provided to such employees (other than severance) immediately prior to consummation of the Merger. Nothing, however, shall preclude the surviving corporation from terminating the employment of any employee, subject to applicable severance obligations. From and after the consummation of the Merger, Talbots has agreed to be bound by, or to cause the Company after the Merger to agree to be bound by, certain change in control agreements, and to honor or cause to be honored, severance obligations under certain change in control agreements, severance agreements and retention agreements. See "The Merger—Interests of the Company's Directors and Management in the Merger" on page [    ].

Indemnification

        The certificate of incorporation and by-laws of the surviving corporation will contain provisions no less favorable with respect to all of our obligations to indemnify, advance expenses to or exculpate the current and former directors and officers of the Company or any of its subsidiaries (the "indemnified parties") under our existing certificate of incorporation and by-laws in effect as of February 5, 2006. The foregoing indemnification provisions may not be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights thereunder of the Company's current and former directors and officers.

        For a period of six years after the effective time of the Merger, Talbots will cause the surviving corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company covering those persons who are covered by such policies as of February 5, 2006; provided, however, that in no event will Talbots or the surviving corporation be required to pay an annual premium on such insurance policy that is greater than 300% of the annual premium payable by the Company as of February 5, 2006 for such coverage. If such coverage is no longer available (or is only available for an amount in excess of 300% of the annual premium as of February 5, 2006), Talbots and the surviving corporation will nevertheless be obligated to provide such coverage as may be obtained for such 300% amount. Prior to the effective time of the Merger, the Company may, after consultation with Talbots, and will at Talbots' request, purchase a "tail" policy under the Company's existing directors' and officers' insurance policy that (1) has an effective term of six years from the effective time, (2) covers those persons who are covered by the Company's directors' and officers' insurance policy in effect as of February 5, 2006, and (3) contains terms and conditions (including coverage amounts) that are no less advantageous than those contained in the terms and conditions of the Company's directors' and officers' insurance policies in effect as of February 5, 2006, including coverage for acts or omissions occurring in connection with the Merger Agreement and the consummation of the Merger. If such "tail" prepaid policies have been obtained by the Company prior to the consummation of the Merger, Talbots shall cause the surviving corporation to maintain such policies in full force and effect and continue to honor the respective obligations thereunder.

        If any claim, action, suit, proceeding or investigation (whether arising before, at or after the effective time of the Merger) is made against any indemnified person or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the effective time of the Merger, the indemnification provisions shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

        These provisions are intended to be for the benefit of, and are enforceable by, the indemnified parties and their heirs and legal representatives and will be binding on the surviving corporation and its successors and assigns. Talbots and the surviving corporation shall pay all reasonable, documented out-of-pocket expenses, including reasonable attorneys' fees, that may be incurred by any indemnified person in enforcing the indemnity provisions.

Revolving Credit Facility, Tilton Facility Loan and Equipment Loan

        Prior to the effective time of the Merger, the Company shall take all such actions as are required to be taken in advance of the effective time of the Merger, in order to permit the Company to repay on, or as soon as practicable following, the effective time of the Merger, all amounts outstanding under each of (1) the Fifth Amended and Restated Loan Agreement, as amended, dated as of June 29, 2001, by and among the Company, Citizens Bank of Massachusetts, HSBC Bank USA, National Association, and TD Banknorth, N.A. (the "Revolving Credit Facility"), (2) the Mortgage, Assignment of Rents and Security Agreement, dated as of March 1, 1999, as amended, by and between Birch Pond Realty Corporation and John Hancock Real Estate Finance, Inc., (the "Tilton Facility Loan"), and (3) the Master Security Agreement related to certain materials handling equipment, dated as of December 23, 1998, as amended, by and between the Company (then known as DM Management Company) and Citizens Leasing Corporation, and the related Secured Promissory Note No. 5, dated May 30, 2003 (collectively, the "Equipment Loan").

        As of February 17, 2006, the outstanding principal amounts under the Revolving Credit Facility, the Tilton Facility Agreement and the Equipment Loan were $0, $9,757,543.62, and $365,466.21, respectively.

Conditions to the Completion of the Merger

        Talbots and the Company are obligated to complete the Merger only if the following conditions are satisfied or waived:

  •
  the holders of a majority of the outstanding shares of Company common stock must have voted in favor of adopting the Merger Agreement;

  •
  no governmental entity shall have enacted any law, order or ruling, whether temporary, preliminary or permanent, that is then in effect and has the effect of preventing or prohibiting completion of the Merger or otherwise imposing material limitations on the ability of Talbots or Merger Subsidiary to acquire the Company; and

  •
  the waiting period required under the HSR Act must have expired or been terminated.

        Neither Talbots nor Merger Subsidiary will be obligated to complete the Merger unless the following conditions are satisfied or waived:

  •
  the Company must have performed in all material respects all obligations required to be performed by it under the Merger Agreement;

  •
  the Company's representations and warranties must be true and correct, without giving effect to any materiality or material adverse effect qualification contained therein, unless the failure to be true and correct would not have a Company Material Adverse Effect;

  •
  the Company has not experienced a Company Material Adverse Effect; and

  •
  there is no pending suit, action or proceeding by any governmental entity which would have a Company Material Adverse Effect or (1) seeking to prohibit or impose any material limitations on Talbots' or Merger Subsidiary's ownership or operation of the Company, (2) seeking to restrain or prohibit completion of the Merger or seeking damages from Talbots, Merger Subsidiary or the Company which are material or (3) seeking to impose material limitations on the ability of Merger Subsidiary, or rendering Merger Subsidiary unable, to pay for or purchase the Company common stock.

        The Company will not be obligated to complete the Merger unless the following conditions are satisfied or waived:

  •
  each of Talbots and Merger Subsidiary must have performed in all material respects all covenants and obligations required to be performed by them under the Merger Agreement; and

  •
  the representations and warranties of Talbots and Merger Subsidiary must be true and correct, without giving effect to any materiality or material adverse effect qualification contained therein, with only such exceptions as would not be reasonably likely to prevent, impair or materially delay the Merger.

Termination of the Merger Agreement

        The Merger Agreement may be terminated by the mutual written consent of Talbots, Merger Subsidiary and the Company. In addition, either the Company or Talbots and Merger Subsidiary may terminate the Merger Agreement if:

  •
  any governmental entity shall have issued an order permanently restraining, enjoining or otherwise prohibiting the completion of the Merger and such order is final and nonappealable; or

  •
  the Merger has not been completed on or prior to August 5, 2006 (subject to certain extensions due to delays caused by governmental entities as a result of antitrust laws), unless a breach of the Merger Agreement by the party seeking termination is the cause of or results in the failure of the Merger to be completed.

        Talbots and Merger Subsidiary may terminate the Merger Agreement if:

  •
  the Company breaches any of its representations, warranties, covenants or other agreements contained in the Merger Agreement and such breach would give rise to the failure of a condition to Talbots' and Merger Subsidiary's obligation to complete the Merger and such breach, if curable, is not cured by the Company prior to the earlier of August 4, 2006 or within 30 business days after the receipt of a written notice from Talbots, provided that Talbots or Merger Subsidiary is not in any breach of any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement;

  •
  any of the following actions (each referred to in this proxy statement as an "Adverse Recommendation Change") occurs:

•
the Board of Directors withdraws, modifies or changes in a manner adverse to Talbots and Merger Subsidiary its approval, recommendation or declaration of the advisability of the Merger Agreement or the Merger;

•
the Board of Directors approves or recommends the approval or adoption of any "Acquisition Proposal" (when we refer to an "Acquisition Proposal" in this proxy statement, we refer to (A) any offer or proposal for, or indication of interest in, (1) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 15% or more of the total consolidated assets of the Company and its subsidiaries, other than inventory disposed of in the ordinary course of business of the Company consistent with past practice, (2) any direct or indirect acquisition, in one transaction or a series of transactions, of 15% or more of any class of equity securities of the Company or any of its subsidiaries (including through a merger, consolidation, share exchange, business combination or other similar transaction), (3) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries or (4) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification, liquidation or dissolution or other similar transaction involving the Company or any of its subsidiaries or (B) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, other than the Merger); or

•
the Company or the Board of Directors resolves to do any of the foregoing.

        The Company may terminate the Merger Agreement if:

  •
  Talbots or Merger Subsidiary breaches in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement and such breach would give rise to the failure of a condition to the Company's obligation to complete the Merger and such breach, if curable, is not cured by Talbots or Merger Subsidiary prior to the earlier of August 4, 2006 or within 30 business days after the receipt of a written notice from the Company, provided that the Company is not in breach of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement; or

  •
  the Company has complied in all material respects with its covenants under the Merger Agreement, the Company receives a "Superior Proposal", the Board of Directors determines in good faith (after consultation with its outside legal and financial advisors) that the failure to take such action would be reasonably expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, the Company enters into an acquisition agreement in connection with the Superior Proposal after providing Talbots with at least five business days notice and negotiating in good faith with Talbots to make adjustments to the terms and conditions of the Merger Agreement that would enable the parties to proceed with the Merger and the Company pays to Talbots a termination fee of $18,000,000.

        When referring to a "Superior Proposal" in this proxy statement, we refer to any bona fide written offer or proposal for, or indication of interest in, (1) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 50% or more of the total consolidated assets of the Company and its subsidiaries, other than inventory disposed of in the ordinary course of business of the Company consistent with past practice, (2) any direct or indirect acquisition, in one transaction or a series of transactions, of 50% or more of any class of equity securities of the Company or any of its subsidiaries (including through a merger, consolidation, share exchange, business combination or other similar transaction), (3) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company or any of its subsidiaries or (4) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification, liquidation or dissolution or other similar transaction, involving the Company or any of its subsidiaries by a third party, on terms that the Board of Directors determines in good faith, after consultation with the Company's legal and financial advisors, are more favorable from a financial point of view to the Company's stockholders than the Merger, and that the Board of Directors determines in good faith, after consultation with its outside legal advisors, are of a nature that the failure to accept such proposal would reasonably be expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law (in each case taking into account any changes to the terms of the Merger Agreement proposed by Talbots in response to a Superior Proposal or otherwise).

Amendment; No Waivers

        Any provision of the Merger Agreement may be amended or waived by the parties at any time prior to the consummation of the Merger, before or after stockholder approval has been obtained. However, if the Merger Agreement is to be amended or waived after stockholder approval has been obtained, any amendment that by law requires further approval by the stockholders of the parties may be executed only upon further approval of those stockholders. Any amendment must be in writing and signed by Talbots, Merger Subsidiary and the Company, and any waiver must be signed by each party against whom the waiver is to be effective.

        No failure or delay by any of the parties in exercising any right, power or privilege under the Merger Agreement will operate as a waiver of such right, power or privilege, nor will any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Expenses and Termination Fee

        The Merger Agreement provides generally that regardless of whether the Merger is consummated, all fees and expenses incurred by the parties will be paid by the party incurring such fees and expenses. The Merger Agreement requires, however, that we pay Talbots a termination fee of $18,000,000 in the event that:

  •
  the Merger Agreement is terminated by either Talbots, Merger Subsidiary or the Company because the Merger has not been completed on or prior to August 5, 2006 (subject to certain extensions due to delays caused by governmental entities as a result of antitrust laws) and at the time of such termination an Acquisition Proposal existed or had been previously announced and, within 12 months after such termination, the Company enters into an agreement with respect to an Acquisition Proposal with any person (other than Talbots or its subsidiaries) or an Acquisition Proposal is consummated (for purposes of this provision, the references to "15%" in the definition of Acquisition Proposal are replaced by "50%");

  •
  the Merger Agreement is terminated by Talbots or Merger Subsidiary because the Company breaches any of its representations, warranties, covenants or other agreements contained in the Merger Agreement and such breach would give rise to the failure of a condition to Talbots' and Merger Subsidiary's obligation to complete the Merger and at the time of such termination an Acquisition Proposal existed or had been previously announced and, within 12 months after such termination, the Company enters into an agreement with respect to an Acquisition Proposal with any person (other than Talbots or its subsidiaries) or an Acquisition Proposal is consummated (for purposes of this provision, the references to "15%" in the definition of Acquisition Proposal are replaced by "50%");

  •
  the Board of Directors makes any Adverse Recommendation Changes; or

  •
  the Company has complied in all material respects with its covenants under the Merger Agreement, the Company receives a "Superior Proposal", the Board of Directors determines in good faith (after consultation with its outside legal and financial advisors) that the failure to take such action would be reasonably expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, and enters into an acquisition agreement in connection with the Superior Proposal after providing Talbots with at least five business days notice and negotiating in good faith with Talbots to make adjustments to the terms and conditions of the Merger Agreement that would enable the parties to proceed with the Merger.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on March [    ], 2006, there were issued and outstanding [                        ] shares of Company common stock, entitled to cast [                        ] votes. On March [    ], 2006, the last full trading day prior to the date of this Proxy Statement, the closing price of the Company common stock as reported by the NASDAQ Stock Market was $[            ] per share.

        The following tables set forth the number of shares of Company common stock beneficially owned, directly or indirectly, by each person known to the Company to own beneficially more than five percent of the outstanding shares of Company common stock; by each director; by our Chief Executive Officer; by the four other most highly compensated executive officers of the Company at the end of the last fiscal year on December 31, 2005; by Stephen L. Pearson, our former Executive Vice President/Merchandising and Product Development; and by our directors and executive officers as a group, in each case based upon the beneficial ownership of such persons reported to us as of March [    ], 2006. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Company common stock issuable by the Company pursuant to options that may be exercised within 60 days after March [    ], 2006, are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Each person has sole voting and investment power with respect to the shares listed and each person's address is the address of our corporate offices, except where otherwise noted. The inclusion of shares listed below as beneficially owned does not constitute an admission of beneficial ownership.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth, as of March [    ], 2006, the beneficial ownership of shares of Company common stock by persons believed by our management to beneficially own more than 5% of the outstanding shares of Company common stock. Except with respect to Gordon R. Cooke, the Company's Chief Executive Officer, the information is based on the most recent Schedule 13G filed with the SEC on behalf of such persons or other information made available to us.

Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percentage of Shares Outstanding as of March [ ], 2006
Kornitzer Capital Management, Inc.(1) 5420 West 61st Place Shawnee Mission, KS 66205	1,752,243	8.6%
Gordon R. Cooke(2)	1,455,749	6.7%
Harvest Management, L.L.C.(3)	1,104,500	5.4%
James Morgan Rutman(3)
Nathaniel Bohrer(3)
Marjorie Gochberg Kellner(3) 600 Madison Avenue, 11th Floor New York, NY 10022
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	1,049,100	5.1%

(1)
The Company has received a copy of a report on Schedule 13G/A, with a signature dated January 31, 2006, filed by Kornitzer Capital Management, Inc. ("Kornitzer"). The report states that Kornitzer is an investment adviser with respect to the shares of Company common stock for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, Company common stock; and that Kornitzer has the shared voting and dispositive power as to all 1,752,243 shares.

(2)
See Stock Ownership of Management Table set forth below.

(3)
The Company has received a copy of a report on Schedule 13G, with signatures dated January 30, 2006, filed jointly by James Morgan Rutman, Nathaniel Bohrer and Marjorie Gochberg Kellner (collectively, the "Harvest Reporting Persons"), and Harvest Management L.L.C. ("Harvest Management"). The report states that the shares are beneficially owned by the following accounts under management by Harvest Management, which it may be deemed to beneficially own: 172,869 shares beneficially owned by Harvest Capital, L.P.; 178,161 shares beneficially owned by Wabash Harvest Partners, L.P.; 355,616 shares beneficially owned by Harvest Offshore Investors Ltd.; 21,989 shares beneficially owned by CL Harvest, LLC; 31,068 shares beneficially owned by Harvest AA Capital, L.P.; 50,259 shares beneficially owned by New Americans, L.L.C.; and 294,544 shares beneficially owned by TE Harvest Portfolio, Ltd; that the Harvest Reporting Persons are each principals of Harvest Management and thus may be deemed to beneficially own the shares beneficially owned by Harvest Management; and that Harvest Management and the Harvest Reporting Persons have the shared voting and dispositive power as to all 1,104,500 shares.

(4)
The Company has received a copy of a report on Schedule 13G/A, with a signature dated February 14, 2006 filed by T. Rowe Price Associates, Inc. ("TRP"). The report states that TRP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940; that TRP does not serve as custodian of the assets of any of its clients; that in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities; and that TRP has sole voting power as to 140,600 shares and sole dispositive power as to all 1,049,100 shares.

Stock Ownership of Management

        The following table sets forth, as of March [    ], 2006, the beneficial ownership of shares of Company common stock by (1) our Chief Executive Officer, (2) the four other most highly compensated executive officers of the Company at the end of the last fiscal year on December 31, 2005, (3) Stephen L. Pearson, the Company's former Executive Vice President/Merchandising and Product Development, who would have been identified as one of the four other most highly paid executive officers except that he was not serving as an executive officer of the Company at the end of the last fiscal year on December 31, 2005, (4) our directors, and (5) all of our current executive officers and directors as a group.

Name and Address of Beneficial Owner	Shares Owned	Shares Subject to Options(1)	Total Shares Beneficially Owned	Percentage of Shares Outstanding as of March [ ], 2006
Gordon R. Cooke	204,249	1,251,500	1,455,749	6.7%
Dennis J. Adomaitis	28,642	441,416	470,058	2.2%
Olga L. Conley	64,659	306,362	371,021	1.8%
Peter J. Clinch	2,719	53,332	56,051	*
Stephen L. Pearson(2)	53,598	—	53,598	*
John Fiske	—	16,666	16,666	*
Thomas J. Litle(3)	3,375	75,000	78,375	*
William E. Engbers(4)	225	63,750	63,975	*
Brett D. Heffes	—	62,000	62,000	*
Ruth M. Owades	3,750	50,250	54,000	*
James G. Held	—	37,500	37,500	*
Michael P. Sherman	—	30,000	30,000	*
All current executive officers and directors as group (12 persons)	307,619	2,387,776	2,695,395	11.8%

*
Less than 1.0% of the outstanding shares.

(1)
Includes shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March [    ], 2006.

(2)
Mr. Pearson ceased to be an executive officer of the Company in December 2005.

(3)
Includes 3,375 shares held by Mr. Litle's wife.

(4)
Includes 225 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife.

STOCKHOLDER PROPOSALS

        We will hold a 2006 annual meeting of stockholders only if the Merger is not completed.

        In order to be eligible for inclusion in our proxy statement and form of proxy for the annual meeting scheduled to be held in June 2006, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must have been delivered to our principal executive offices by December 26, 2005. In addition, our by-laws provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board of Directors, the stockholder must give timely notice thereof in writing to the Corporate Secretary of our Company not less than 60 days before the date of the annual meeting; provided, however, that if an annual meeting of stockholders is to be held on a date prior to the date for the annual meeting specified in the by-laws, and if less than 70 days notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. If the 2006 annual meeting is held on the date specified in our by-laws, the deadline for submission of notice will be March 12, 2006, and any proposal or nomination submitted after March 12, 2006 will be untimely. Our by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Corporate Secretary, The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169-7468.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Corporate Secretary at (617) 376-4300 and requests in writing should be sent to The J. Jill Group, Inc., 4 Batterymarch Park, Quincy, Massachusetts 02169, Attention: Corporate Secretary. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov."

        Talbots has supplied all information contained in this proxy statement relative to Talbots and Merger Subsidiary, and we have supplied all such information relating to our Company.

        Our stockholders should not send in their stock certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of Company common stock for cash should contact the paying agent.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [            ], 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the Merger creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

        The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Talbots or Merger Subsidiary. Such information can be found elsewhere in this proxy statement and in the public filings made by the Company and Talbots, which are available without charge at www.sec.gov. See "Where You Can Find More Information."

        The Merger Agreement contains representations and warranties the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, made to each other as of specific dates, subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedule delivered in connection therewith. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, and may be subject to important qualifications and limitations agreed by the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to contractual standards of materiality that differ from the standards of materiality under U.S. federal securities laws, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Talbots and Merger Subsidiary, on the other hand, rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

AGREEMENT AND PLAN OF MERGER
by and among
The J. Jill Group, Inc.,
The Talbots, Inc.,
and
Jack Merger Sub, Inc.
dated as of
February 5, 2006

i

INDEX OF DEFINED TERMS

Term	Section
Acquirer	Recitals
Acquirer Disclosure Documents	4.02(g)(ii)
Acquirer Disclosure Schedule	4.02
Acquisition Proposal	6.07(e)
Affiliate	4.01(a)
Agreement	Recitals
Anti-Takeover Statute	4.01(w)
Business Day	3.01
By-Laws	1.04
Certificate	2.02(b)
Certificate of Incorporation	1.03
Certificate of Merger	1.02
Closing	3.01
Code	4.01(l)(iii)
Company	Recitals
Company Break Up Fee	9.01(b)
Company Common Stock	2.01(b)
Company Compensation Commitment	4.01(l)(ii)
Company Disclosure Documents	4.01(s)(i)
Company Disclosure Schedule	4.01
Company Employee Plan	4.01(l)(x)
Company Employees	6.13(a)
Company IT Systems	4.01(p)(ii)
Company Material Adverse Effect	4.01(a)
Company Option	2.01(d)
Company Option Plans	4.01(b)
Company Outstanding Shares	2.02(a)
Company Proprietary Rights	4.01(o)(i)
Company Reports	4.01(f)(i)
Confidentiality Agreement	6.02
DGCL	1.01
Dissenting Shares	2.03(a)
DOJ	6.03(b)
Effective Time	1.02
Environmental Laws	4.01(r)(v)
Environmental Permits	4.01(r)(vi)
ERISA	4.01(l)(vi)
ERISA Affiliate	4.01(l)(vii)
ESPP	4.01(b)
Exchange Act	2.02(b)
Exchange Fund	2.02(a)
Expenses	9.01(a)
Final Purchase Date	6.13(b)
FTC	6.03(b)
Governmental Entity	1.02
HSR Act	4.01(e)
Indemnified Person	6.14(b)
IRS	4.01(l)(iii)

Law	1.02
Leased Real Property	4.01(q)(vi)
Leases	4.01(q)(vii)
Lien	4.01(b)
Loan Agreement	4.01(q)(iv)
Maximum Annual Premium	6.14(b)
Merger	Recitals
Merger Consideration	2.01(c)
Merger Sub	Recitals
Nasdaq	6.05
Option Cash Payment	2.01(d)
Order	7.01(b)
Organizational Documents	4.01(a)
Owned Real Property	4.01(q)(v)
Paying Agent	2.02(a)
Permits	4.01(g)(i)
Permitted Liens	4.01(q)(iv)
Person	2.02(b)
Peter J. Solomon	4.01(t)
Press Release	6.05
Proprietary Rights	4.01(o)(i)
Proxy Statement	6.01(a)(ii)
Recommendations	Recitals
Regulatory Extension Event	8.02
Regulatory Extension Period	8.02
Regulatory Law	6.03(b)
Representatives	6.02
Sarbanes-Oxley Act	4.01(g)(ii)
SEC	4.01(f)(i)
Securities Act	4.01(f)(i)
Security Agreement	4.01(q)(iv)
Significant Amount	4.02(f)
Special Meeting	6.01(a)(i)
Subsidiary	4.01(b)
Superior Proposal	6.07(f)
Surviving Corporation	1.01
Tax Returns	4.01(k)
Taxes	4.01(k)
Taxing Authority	4.01(k)
Terminating Acquirer Breach	8.04(a)
Terminating Company Breach	8.03(a)
Termination Date	8.02(b)
Tilton Facility Loan	4.01(q)(iv)
Trade Secrets	4.01(o)(i)
U.S. GAAP	4.01(a)

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 5, 2006, by and among The J. Jill Group, Inc., a Delaware corporation (the "Company"), The Talbots, Inc., a Delaware corporation ("Acquirer"), and Jack Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Acquirer ("Merger Sub").

        WHEREAS, the respective Boards of Directors of Acquirer and Merger Sub have each unanimously approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, pursuant to this Agreement, Acquirer and Merger Sub have agreed that Merger Sub will merge with and into the Company, with the Company being the surviving corporation, on the terms and subject to the conditions set forth in this Agreement (the merger of Merger Sub into the Company being referred to in this Agreement as the "Merger");

        WHEREAS, the Board of Directors of the Company (i) has determined that the Merger and the other transactions contemplated hereby are fair to and in the best interests of the Company and its stockholders, (ii) has approved this Agreement and the transactions contemplated hereby and (iii) is recommending that the Company's stockholders adopt this Agreement and approve the Merger (the "Recommendations"); and

        WHEREAS, Acquirer, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

Article I
THE MERGER

        Section 1.01    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Article I. The Merger shall have the effects specified in the DGCL.

        Section 1.02    Effective Time.    As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger consistent with this Agreement (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time that the Merger becomes effective in accordance with applicable Law being the "Effective Time"). "Law" shall mean any applicable United States or foreign, federal, state or local law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, license, permit, administrative and judicial doctrines, of any Governmental Entity. "Governmental Entity" shall mean any United States or foreign, federal, state or local governmental or regulatory authority, agency, commission, body or other governmental entity.

        Section 1.03    Certificate of Incorporation.    At the Effective Time, and without any further action on the part of the Company or Merger Sub, subject to Section 6.14, the certificate of incorporation of

Merger Sub in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law (the "Certificate of Incorporation").

        Section 1.04    By-Laws.    At the Effective Time, and without any further action on the part of the Company or Merger Sub, subject to Section 6.14, the by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law (the "By-Laws").

        Section 1.05    Directors.    Subject to requirements of applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

        Section 1.06    Officers.    The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.

Article II
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 2.01    Effect on Capital Stock.    At the Effective Time, as a result of the Merger and without any further action on the part of the Company, Acquirer, Merger Sub or any holder of any shares of capital stock of the Company, Acquirer or Merger Sub:

        (a)    Merger Sub.    Each share of common stock, par value of $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation (which newly issued shares will be owned by Acquirer) and shall thereafter constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

        (b)    Cancellation of Treasury Stock and Acquirer-Owned Stock.    Each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") that is owned by the Company directly as treasury stock or by Acquirer, Merger Sub or any Subsidiary of Acquirer shall automatically be retired and shall cease to be outstanding, and no cash or other consideration shall be delivered in exchange therefor.

        (c)    Conversion of Company Common Stock.    Subject to Section 2.03, each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be retired in accordance with Section 2.01(b)), shall be converted into the right to receive $24.05 in cash, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be retired and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of a certificate representing such shares of Company Common Stock in accordance with the provisions of this Article II.

        (d)    Stock Options.    As of the Effective Time, each outstanding option to purchase shares of Company Common Stock under any employee stock option or compensation plan or arrangement of the Company (a "Company Option"), whether or not exercisable or vested, shall by virtue of the Merger and without any action on the part of any holder of any Company Option be canceled and the holder thereof will receive as soon as reasonably practicable following the Effective Time a cash payment (less any required tax withholdings) with respect thereto equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option and (b) the number of shares of Company Common Stock issuable upon exercise of such Company Option (the "Option Cash Payment"). As of the Effective Time, all Company Options shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment. Prior to the Effective Time, the Company shall take any and all actions necessary to effectuate this Section 2.01(d), including obtaining any necessary consents.

        Section 2.02    Exchange of Share Certificates.

        (a)    Paying Agent.    Prior to the Effective Time, Acquirer shall designate a paying agent reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration or other payment to which holders of Company Options shall become entitled pursuant to Section 2.01; provided that in the case of Company Options held by employees of the Company, Acquirer shall have the option of making payment of the applicable Option Cash Payment to such employees through the Company's payroll, in lieu of the Paying Agent. Prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Acquirer shall deposit with the Paying Agent, for the benefit of the holders of Certificates and Company Options, cash equal to the product of (A) the number of shares of Company Common Stock outstanding (and not to be retired pursuant to Section 2.01(b)) as of immediately prior to the Effective Time (the "Company Outstanding Shares") multiplied by (B) the Merger Consideration, plus an amount equal to (C) the sum of the Option Cash Payments, such amount subject to Acquirer's option to make Option Cash Payments through the Company's payroll as set forth above. The deposit made by Acquirer pursuant to this Section 2.02(a) is hereinafter referred to as the "Exchange Fund." The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock and holders of Company Options and (ii) applied promptly to making the payments provided for in Section 2.01. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. If the Paying Agent invests the Exchange Fund, the Paying Agent shall only invest the Exchange Fund in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of Acquirer, and no part of such earnings shall accrue to the benefit of the holders of shares of Company Common Stock.

        (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, Acquirer shall cause the Paying Agent to mail to each holder of record of a certificate representing shares of Company Common Stock (a "Certificate") (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, such letter of transmittal to be in customary form and have such other provisions as Acquirer may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (such instructions shall include instructions for the payment of the Merger Consideration to a Person other than the Person in whose name the surrendered Certificate is registered on the transfer books of the Company, subject to the receipt of appropriate documentation for such transfer). Upon surrender to the Paying Agent of a Certificate (or evidence of loss in lieu thereof) for cancellation together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to this Article II, and the Certificate so surrendered shall forthwith be canceled; provided that in no event will a holder of a Certificate be entitled to receive the Merger Consideration if Merger Consideration was already paid with respect to the shares of Company Common Stock underlying such Certificate in connection with an affidavit of loss. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be issued to such a transferee if the Certificate formerly representing such Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer, and the Person requesting such issuance pays any transfer or other taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establishes to the satisfaction of Acquirer and the Company that such tax has been paid or is not applicable.

        For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit corporations), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act")).

        (c)    Transfers.    After the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Acquirer or the Surviving Corporation, they shall be canceled and exchanged for the consideration set forth in this Article II deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 3.02.

        (d)    Termination of Exchange Fund; No Liability.    Any portion of the Exchange Fund relating to the Merger Consideration that remains unclaimed by the stockholders of the Company or holders of Company Options one year after the Effective Time shall be returned to Acquirer. Any stockholders of the Company or holders of Company Options who have not theretofore complied with this Article II shall thereafter look only to Acquirer for payment of the Merger Consideration upon due surrender of their Certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of Acquirer, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Company Common Stock or holder of Company Options for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Certificates shall not have been surrendered prior to the date immediately prior to the date that such unclaimed funds would otherwise become subject to any abandoned property, escheat or similar law, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

        (e)    Lost, Stolen or Destroyed Certificates.    In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquirer, the posting by such Person of a bond reasonably satisfactory to Acquirer as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration upon due delivery of such affidavit pursuant to this Agreement.

        (f)    Withholding Rights.    Each of Acquirer, Merger Sub, the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under provision of any United States federal, state, local or non-United States tax law. If Acquirer, Merger Sub, the Paying Agent or the Surviving Corporation, as the case may be, so withholds amounts, then such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock or Company Option in respect of which Acquirer, Paying Agent or the Surviving Corporation, as the case may be, made such deduction and withholding.

        Section 2.03    Dissenters' Rights.

        (a)   Notwithstanding anything in any other Section of this Agreement to the contrary, any shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing, and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into, or represent the right to receive, the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive, subject to and net of any applicable withholding of Taxes, payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to receive, subject to and net of any applicable withholding of Taxes, payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL shall cease and such Dissenting Shares shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time or the occurrence of such event, whichever last occurs, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of the Certificate or Certificates that formerly evidenced such Dissenting Shares.

        (b)   The Company shall give Acquirer prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served on or otherwise received by the Company pursuant to the DGCL, and Acquirer shall have the right to participate in and control all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Acquirer, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Article III
THE CLOSING

        Section 3.01    Closing.    The closing of the Merger (the "Closing") shall take place (i) at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m. Eastern time on the second Business Day after the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived (by the party entitled to the benefit of such condition) in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Acquirer may agree in writing. "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

Article IV
REPRESENTATIONS AND WARRANTIES

        Section 4.01    Representations and Warranties of the Company.    Except as set forth in the section of the disclosure schedules delivered to Acquirer by the Company on or prior to the date of this

Agreement (the "Company Disclosure Schedule") that corresponds with the applicable subsection of Section 4.01, the Company hereby represents and warrants to Acquirer and Merger Sub that:

        (a)    Organization, Good Standing and Qualification.    The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. The Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own, lease, use and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, lease, use or operation of its properties and assets or conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Acquirer true, complete and correct copies of the Company's and each of its Subsidiaries' certificate of incorporation and by-laws (or comparable governing instruments). The certificate of incorporation and by-laws or comparable governing instruments ("Organizational Documents") of each of the Company and its Subsidiaries so made available are in full force and effect.

        As used in this Agreement, the term "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person and shall include any director, executive officer or other senior manager of the relevant Person; provided, that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        As used in this Agreement, the term "Company Material Adverse Effect" means (a) an effect that would prevent, materially delay or materially impair the ability of the Company to consummate the Merger or otherwise prevent the performance by the Company of any of its material obligations under this Agreement or (b) a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, revenues or expenses of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute a Company Material Adverse Effect: (i) any effect resulting from a change in the market price or trading volume of the Company Common Stock, in and of itself, or related to any failure by the Company to meet or exceed forecasts of the Company (ii) any effect resulting from events, facts or circumstances relating to the economy in general, including changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), or to the Company's industry in general and not specifically relating to the Company or any of its Subsidiaries, other than any such effects that disproportionately impact the Company and its Subsidiaries, (iii) any effect resulting from changes in legal or regulatory conditions generally affecting the industries in which the Company conducts business, other than any such effects that disproportionately impact the Company and its Subsidiaries, (iv) any effect resulting from changes in United States generally accepted accounting principles ("U.S. GAAP"), other than any such effects that disproportionately impact the Company and its Subsidiaries, (v) any effect resulting from national or international political or social conditions, including the engagement by the United States in major hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (vi) the impact of this Agreement, the announcement or performance of this Agreement and the transactions contemplated hereby (including the impact of this Agreement on relationships with customers, suppliers, distributors, landlords or employees).

        As used in this Agreement, the term "knowledge," of any Person which is not an individual means the actual knowledge of such Person's executive officers or other senior managers who should have knowledge of such matters in the course of performing their professional duties.

        (b)    Capital Structure.    The authorized capital stock of the Company consists of 31,000,000 shares, consisting of (i) 30,000,000 shares of Company Common Stock, of which 20,399,196 shares are outstanding as of the date hereof, and (ii) 1,000,000 shares of special preferred stock, par value $0.01 per share, none of which are outstanding as of the date hereof. Each of the outstanding shares of Company Common Stock is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries that is a corporation is duly authorized, validly issued, fully paid and nonassessable and is owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock of other ownership interests), other than Permitted Liens (as defined below). Other than with respect to the Subsidiaries listed on Section 4.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any securities or other beneficial ownership interests in any other entity (including through joint ventures or partnership arrangements) or have any investment in any other Person. Section 4.01(b) of the Company Disclosure Schedule lists, as to each Company Option, the holder, date of grant, exercise price and number of shares subject thereto. Other than options to purchase up to 3,296,952 shares of Company Common Stock at a weighted average exercise price of $16.061 per share pursuant to the Company's 2001 Incentive and Non-Statutory Stock Option Plan and the Company's 1993 Incentive and Non-Qualified Stock Option Plan (collectively, the "Company Option Plans"), and other than shares of Company Common Stock issuable pursuant to the Company's 1998 Employee Stock Purchase Plan (the "ESPP"), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries are bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Neither the Company nor any of its Subsidiaries is a party to or has knowledge of any voting or other stockholders agreement with respect to its securities or the securities of any of its Subsidiaries. There are not any outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or to file any registration statement with respect to any shares of capital stock of the Company or any of its Subsidiaries. Following the consummation of the Merger, there will not be outstanding any rights, warrants, options or other securities entitling the holder thereof to purchase, acquire or otherwise receive any shares of the capital stock of the Company or any of its Subsidiaries (or any other securities exercisable for or convertible into such shares). Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any Subsidiary of the Company on any matter or any agreements with respect to the voting of any Company Common Stock.

        As used in this Agreement, the term "Subsidiary" means with respect to any Person, any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the economic interests in, or voting rights with respect to the election of the board of directors or other governing body of, such corporation or other legal entity.

        As used in this Agreement, the term "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, easements, rights-of-way, licenses, use restrictions, options, title defects option, conditional sale agreement, right of first refusal, first offer, termination, participation or similar adverse claim of any kind in respect of such property or asset (including any agreement to give any of the foregoing); provided, however, that in no event shall a "bare" license to intellectual property (e.g., a license alone, or a license that is part of a larger arrangement but excluding all other portions of such larger arrangement) in itself constitute a Lien on such intellectual property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

        (c)    Corporate Authority.

          (i)    The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, except any actions to be taken by its stockholders at a Special Meeting as contemplated herein, to consummate, on the terms and subject to the conditions of this Agreement, the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock entitled to vote thereon, to the extent required by applicable Law). Assuming due authorization, execution and delivery by each of Acquirer and Merger Sub, this Agreement is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

          (ii)   The Company's Board of Directors has unanimously approved this Agreement and the Merger and other transactions contemplated hereby and has recommended that the stockholders of the Company adopt this Agreement and approve the Merger.

        (d)    No Defaults.    Neither the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof or thereof will constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, or (B) a breach or violation of, a default under, the termination or acceleration of any obligations under, the loss of any right or benefit under, or the creation of a Lien on any assets of the Company or any Subsidiary of the Company (with or without notice, lapse of time or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, bond, deed of trust, undertaking, arrangement or other instrument or obligation binding upon the Company or any Subsidiary of the Company or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under contracts binding on the Company or any Subsidiary of the Company, except, in the case of clause (B) or (C) above, for such breaches, violations, defaults, accelerations, creations or changes that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (e)    Consents and Approvals.    Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will result in a violation of Law by the Company. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not require the Company or any of its Subsidiaries to (i) obtain any material approval of any Person or (ii) observe any waiting period imposed by, or make any filing with or notification to or seek any approval or authorization from, any Governmental Entity except for antitrust filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and except under the rules of the Exchange Act and under the DGCL.

        (f)    The Company Reports; Financial Statements.

        (i)    The Company and its Subsidiaries have filed with the United States Securities and Exchange Commission (the "SEC") all registration statements, prospectuses, forms, reports, schedules, statements and other documents required to be filed by them since December 27, 2003 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "Company Reports"). The Company Reports, including any financial statements or schedules included in the Company Reports, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company Report amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company and its Subsidiaries included in the Company Reports (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Company Report amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and (iv) fairly present in all material respects (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (and changes in financial position, if any) for the periods then ended.

        (g)    Compliance with Laws; Permits.

        (i)    Each of the Company and its Subsidiaries is in compliance, and since December 25, 2004 has complied, in all material respects, with all applicable Laws relating to the Company or any of its Subsidiaries or any of their respective businesses or properties and no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries an intention to conduct the same. As of the date hereof, the Company and each of its Subsidiaries hold all material permits, licenses and variances, exemptions, orders, approvals, authorizations, certificates, filings, franchises, notices and rights of all Governmental Entities (the "Permits") necessary for each of them to own, lease or operate its assets and properties and for the lawful conduct of its business as currently conducted. The Company and each of its Subsidiaries are in compliance with, and since December 25, 2004 have complied, in all material respects, with the terms of its Permits.

        (ii)   The Company and each of its officers and directors are in compliance with, and since December 25, 2004 have complied, in all material respects, with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act (the "Sarbanes-Oxley Act") or the Exchange Act and (B) the applicable listing and corporate governance rules and regulations of the National Association of Securities Dealers. There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made any loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries. Each Company Report that was required to be accompanied by the certifications required to be filed or submitted by the Company's principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act was accompanied by such certification and, at the time of filing or submission of each such certification, to the knowledge of the Company, such certification was true and accurate and complied with the Sarbanes-Oxley Act.

        (h)    No Undisclosed Material Liabilities.    Except: (i) liabilities or obligations disclosed or provided for in the balance sheet of the Company dated as of September 24, 2005 included in the Company Reports, including the footnotes thereto, (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 24, 2005, or (iii) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether known, unknown, accrued, contingent, absolute, determined, determinable or otherwise.

        (i)    Absence of Certain Changes.    Except as disclosed in the Company Reports filed on or after such date and prior to the date of the Agreement or as set forth on Section 4.01(i) of the Company Disclosure Schedule, (i) since December 25, 2004, (A) the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practice, (B) have not engaged in any material transaction, entered into any material agreement or made any material commitment other than in each case in the ordinary course of business consistent with past practice and (C) there has not been any Company Material Adverse Effect and (ii) since September 24, 2005, neither the Company nor any of its Subsidiaries has taken any action or has failed to take any action that would constitute a breach or violation of Sections 5.01(d), 5.01(e), 5.01(f), 5.01(h), 5.01(i), 5.01(j), 5.01(k) or 5.01(l), except as expressly provided herein.

        (j)    Litigation.    There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, reviews, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, except for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in the Company Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (k)    Taxes.    Except for failures that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (i) all Tax Returns required to be filed on or before the Effective Time with any Taxing Authority by, or with respect to, the Company or any of its Subsidiaries have been or will be timely filed (taking into account extensions) and are or will be true, correct and complete in all respects and accurately reflect the liability for Taxes of the Company and its Subsidiaries; (ii) the Company and its Subsidiaries have timely paid or will timely pay to the appropriate Taxing Authority all Taxes that are due and payable, whether or not shown or required to be shown on any Tax Return; (iii) the Company and its Subsidiaries have made adequate provision on the financial statements included in the Company Reports for all Taxes payable by the Company and any of its Subsidiaries that are not yet due and payable; (iv) (A) true and complete copies of all federal, state and local income Tax Returns of the Company or any of its Subsidiaries for the fiscal year ended December 25, 2004 and (B) true and complete copies of all federal income Tax Returns of the Company or any of its Subsidiaries for the fiscal years ended December 27, 2003 and December 28, 2002 have been provided to or made available to Acquirer prior to the date hereof; (v) there is no action, suit, proceeding, audit or claim currently proposed in writing or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) no extension of the statute of limitations on the assessment of any Taxes has been granted by or to the Company or any of its Subsidiaries and is currently in effect; (vii) no agreements relating to the allocation or sharing of Taxes exist between the Company and/or any of its Subsidiaries, on the one hand, and a third party, on the other hand; (viii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries except Liens for current Taxes not yet due and payable; (ix) during the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code; (x) the Company and each of its Subsidiaries have withheld and remitted to the appropriate Taxing Authority all amounts required to be withheld; and (xi) neither the Company nor any of its Subsidiaries has ever been a member of any combined, consolidated or unitary group for Tax purposes other than the group of which the Company is currently the common parent. "Taxes" means (i) any and all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any Governmental Entity (a "Taxing Authority") and any interest, penalties or additions to tax attributable thereto, (ii) any liability for the payment of any amount imposed on any Person of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group and (iii) any liability for the payment of any amount imposed on any Person of the type described in clause (i) or clause (ii) as a transferee or successor or a result of any existing express or implied indemnification agreement or arrangement. "Tax Returns" means any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

        (l)    Employee Benefit Plans.

        (i)    The Company Disclosure Schedule corresponding to this Section 4.01(l)(i) contains an accurate and complete list of each Company Employee Plan (including each foreign employee benefit plan).

        (ii)   The Company Disclosure Schedule corresponding to this Section 4.01(l)(ii) contains an accurate and complete list of each collective bargaining agreement and each material employment, compensation, severance, separation or termination agreement with or for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries other than any Company Employee Plan listed as required in Section 4.01(l)(i). Each item listed in Section 4.01(l)(ii) of the Company Disclosure Schedule is referred to herein as a "Company Compensation Commitment."

        (iii)  Each Company Employee Plan that is intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received a favorable determination letter from the United State Internal Revenue Service (the "IRS") and, to the knowledge of the Company, nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualification of such Company Employee Plan.

        (iv)  None of the Company Employee Plans or Company Compensation Commitments obligates the Company or any of its Subsidiaries to pay any material separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code. No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee, officer or director of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Employee Plans or Company Compensation Commitments or otherwise could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

        (v)   (i) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Employee Plan and each of the Company Compensation Commitments and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and applicable law and (ii) there are no pending or, to the knowledge of the Company, threatened actions, suits, investigations or claims with respect to any Company Employee Plan or Company Compensation Commitment (other than routine claims for benefits) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries has knowledge of any facts which could reasonably be expected to give rise to any such actions, suits, investigations or claims.

        (vi)  The Company and each of its Subsidiaries has complied in all material respects with the health care continuation requirements of Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4980B of the Code.

        (vii) (i) Neither the Company nor any of its Subsidiaries has incurred any material liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Company Employee Plan subject to Title IV of ERISA which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), no such liability has been asserted, and there are no events or circumstances which could result in any such partial or complete withdrawal; and (ii) neither the Company nor any of its Subsidiaries is bound by any contract or agreement or has any obligation or liability described in Section 4204 of ERISA. Neither the Company nor any of its ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to in the past six years, any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, or any "multiemployer plan" as defined in Section 3(37) of ERISA. "ERISA Affiliate" means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code.

        (viii) Neither the Company nor any of its Subsidiaries has, contributes to, maintains or sponsors any material employee benefit plan, agreement or arrangement applicable to employees of the Company or any of its Subsidiaries located outside the United States.

        (ix)  With respect to each Company Employee Plan and each Company Compensation Commitment, the Company or the appropriate Subsidiary of the Company has made available to Acquirer and Merger Sub true, complete and correct copies of (to the extent applicable) (i) all material current documents pursuant to which the Company Employee Plan or Company Compensation Commitment is maintained, funded and administered, (ii) the three (3) most recent annual reports (Form 5500 series) filed with the IRS (with applicable attachments), (iii) the three (3) most recent financial statements, (iv) the three (3) most recent actuarial valuations of benefit obligations, if any, and (v) the most recent determination letter received from the IRS, if any.

        (x)   As used in this Agreement, the term "Company Employee Plan" means each material "employee benefit plan," as defined in Section 3(3) of ERISA, each material severance plan, arrangement or policy and each other material plan or arrangement providing for bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, health or medical benefits, disability benefits, and post-employment or retirement benefits which is maintained or contributed to by the Company or any of its Affiliates and covers any employee or former employee of the Company or any of its Subsidiaries, and which is not a Company Compensation Commitment.

        (xi)  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or any labor union contract, nor, to the knowledge of the Company, are there any employees of the Company or any of its Subsidiaries represented by a works council or a labor organization, or activities or proceedings of any labor union to organize any employees of the Company or any of its Subsidiaries. There are not, to the knowledge of the Company, any union organizing activities concerning any employees of the Company or its Subsidiaries. There is no pending or, to the knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries.

          (xii) With respect to the ESPP, upon the Final Purchase Date (as defined in Section 6.13(b)), no more than 15,000 shares of Company Common Stock will be purchasable under the terms of the ESPP and the terms of this Agreement.

        (xiii) There are no complaints, lawsuits, or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment by the Company or any of its Subsidiaries, any current or former employee of the Company or any of its Subsidiaries or any class of the foregoing, relating to any Laws relating to employment, including Laws relating to discrimination, hours of work and the payment of wages or overtime wages, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

        (m)    Contracts.

        (i)    As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by, and neither they nor are any of their assets or properties subject to, any contracts, agreements or arrangements required to be disclosed on Form 10-K, Form 10-Q or Form 8-K under the Exchange Act, which are not filed, and publicly available without redaction, as an exhibit to one or more of the Company Reports filed with the SEC prior to the date hereof.

        (ii)   As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, or bound by, any written or oral: (A) agreement or arrangement obligating or reasonably expected to obligate the Company or its Subsidiaries to pay or receive in excess of $5,000,000 over the remaining term of such agreement or arrangement (excluding purchase and sale orders entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practice); (B) agreement containing provisions which materially restrict in any manner (1) the right of the Company or any of its Subsidiaries to compete with any other Person, or in any geographic area or during any period of time, (2) the right of the Company or any of its Subsidiaries to sell to or purchase from any other person or entity, or (3) the right of any other party to compete with the Company or any of its Subsidiaries; (C) agreement that contains any "standstill" provision or similar restriction on the Company's ability to negotiate an acquisition of another entity; (D) distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company or any of its Subsidiaries; (E) agreement pursuant to which the Company or any of its Subsidiaries acquired the ownership or control of any material interest (with respect to value) in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement other than as otherwise disclosed herein; (F) contract or agreement containing change of control provisions relating to the Company or any of its Subsidiaries; or (G) any other material agreement not entered into in the ordinary course of business consistent with past practice.

        (iii)  All agreements referred to in this Section 4.01(m) are, pursuant to their terms, in full force and binding upon the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, except to the extent such failures that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is and, to the Company's knowledge, none of the other parties thereto are in default of a provision under any such agreement except for defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been notified in writing that the Company is in default under any such agreement and to the Company's knowledge no event has occurred which, with the lapse of time, the giving of notice, or both, would become a default of a provision under any such agreement by the Company or its Subsidiaries, or, to the knowledge of the Company, the other contracting party except for defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has released or waived any material right under any such agreement referred to in this Section 4.01 other than in the ordinary course of business consistent with past practice.

        (n)    Transactions with Affiliates.    Except to the extent disclosed in the Company Reports filed prior to the date of this Agreement, since December 25, 2004, there have been no material transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and the Affiliates of the Company (other than wholly owned Subsidiaries of the Company), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        (o)    Intellectual Property.

        (i)    The Company or one of its Subsidiaries owns, in all material respects (free and clear of any Lien other than Permitted Liens), or has, in all material respects, a valid license to use, all U.S. and non-U.S. trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected with and symbolized by the foregoing, patents, registered designs, copyrights, and computer software, and all trade secrets and know-how (collectively, "Trade Secrets") and all other proprietary and intellectual property rights and information, including all grants, registrations and applications relating to any of the foregoing (all of the foregoing to be collectively referred to as the "Proprietary Rights") that are necessary for the conduct of the business of the Company as conducted on the date hereof (such Proprietary Rights owned by or licensed to the Company, collectively, the "Company Proprietary Rights"); (ii) the rights of the Company and its Subsidiaries in the Company Proprietary Rights are, in all material respects, valid, subsisting and enforceable; (iii) as of the date hereof, neither the Company nor any of its Subsidiaries is a party to any material claim before a Governmental Entity (excluding, for the avoidance of doubt, office actions), or has received any written notice from any Person since December 25, 2004 in respect of any material Company Proprietary Rights which challenges the validity or enforceability of, or the rights of the Company in, any of the Company Proprietary Rights; (iv) neither the Company nor any of its Subsidiaries has violated or infringed any Proprietary Rights of any other Person, except for such violations or infringements which would not reasonably be expected to have a Company Material Adverse Effect; and (v) to the knowledge of the Company, no person is violating or infringing in any material respect any of the Company Proprietary Rights owned by the Company or any of its Subsidiaries except for such violations or infringements which would not be reasonably expected to have a Company Material Adverse Effect; and (vi) neither the Company nor any of its Subsidiaries has divulged to any Person any Trade Secrets without having obtained an agreement of confidentiality from such Person, except where such divulgence would not reasonably be expected to have a Company Material Adverse Effect.

        (p)    Information Technology.

        (i)    The Company and its Subsidiaries have taken steps consistent with industry practice to maintain the material Company IT Systems in good working condition to perform information technology operations necessary for the conduct of the business of the Company and its Subsidiaries as conducted on the date hereof, including as necessary for the conduct of such business as a whole, causing the material Company IT Systems to be generally available for use during normal working hours and performing reasonable back-up procedures in respect of the data critical to the conduct of its business (including such data and information that is stored on magnetic or optical media in the ordinary course of business consistent with past practice) as conducted on the date hereof.

        (ii)   For purposes of this Agreement, "Company IT Systems" shall mean any information technology and computer systems (including computers, software, programs, databases, middleware, servers, workstations, routers, hubs, switches, data communications lines, and hardware) used in the transmission, storage, organization, presentation, generation, processing or analysis of data in electronic format, which technology and systems are necessary to the conduct of the business of the Company and its Subsidiaries as conducted on the date hereof.

        (q)    Assets and Properties.

        (i)    The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in or valid right to use, all material properties and assets used by them, located on their premises or shown on the consolidated balance sheet of the Company and its Subsidiaries as of September 24, 2005 or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of in the ordinary course of business consistent with past practice since September 24, 2005, except for Liens set forth on Section 4.01(q)(i) of the Company Disclosure Schedule, and except for Permitted Liens). The Company and its Subsidiaries own, have a valid leasehold interest in, or have the valid and enforceable right to use, in all material respects, all assets, tangible or intangible, necessary for the conduct of their businesses as presently conducted. All of the Company's and its Subsidiaries' buildings (including all components of such buildings, structures and other improvements), and all equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in structurally sound and in good operating condition and repair (ordinary wear and tear excepted) for the operation of their businesses as presently conducted, except to the extent such failures that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (ii)   Section 4.01(q)(ii) of the Company Disclosure Schedule sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property, (i) the Company or its Subsidiaries have good and marketable fee simple title, free and clear of all Liens except Permitted Liens and except for Liens set forth on Section 4.01(q)(ii) of the Company Disclosure Schedule; (ii) neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; (iv) all aspects of such Owned Real Property are in compliance in all material respects with any and all of the restrictions and other provisions included in the Permitted Liens, and there are no matters that create, or that with notice or the passage of time would create, a material default under any of the documents evidencing the Permitted Liens; (v) there exists no material conflict or dispute with any regulatory agency or other Person relating to such Owned Real Property or the activities thereon; and (vi) there are no condemnation proceedings pending or, to the Company's knowledge, threatened with respect to any portion of such Owned Real Property. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

          (iii)  Section 4.01(q)(iii) of the Company Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true, correct and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document and the expiration date of each Lease). The Company has made available to Acquirer and Merger Sub a true, correct and complete copy of each such Lease. Neither the Company nor its Subsidiaries are party to any oral Leases. With respect to each of the Leases: (i) as to the Company and its Subsidiaries, such Lease is legal, valid, binding, enforceable and in full force and effect in all material respects; (ii) the transaction contemplated by this Agreement does not require the consent of or notice to any other party to such Lease, will not result in a material breach of or material default under such Lease, will not give rise to any recapture or similar rights, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) none of the Company, its Subsidiaries, or, to the knowledge of the Company, any other party to the Lease is in material breach or material default under such Lease and no event has occurred which, with the passage of time or giving of notice or both, would constitute a material breach or default under such Lease; (iv) the other party to such Lease is not an Affiliate of the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the contractual right to use or occupy such Leased Real Property or any portion thereof; (vi) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein; (vii) there are no Liens on the estate or interest created by such Lease except for Permitted Liens and except as set forth on Section 4.01(q)(iii) of the Company Disclosure Schedule; (viii) all aspects of the Leased Real Property are in compliance in all material respects with any and all of the restrictions and other provisions included in the Permitted Liens, and there are no matters that create, or that with notice or the passage of time would create, a material default under any of the documents evidencing the Permitted Liens; (ix) there are no condemnation proceedings pending or, to the Company's knowledge, threatened with respect to any portion of the Leased Real Property. None of the Leases contain any capital expenditure requirements or remodeling obligations of the Company or any of its Subsidiaries other than ordinary maintenance and repair obligations. To the knowledge of the Company, each of the Company and its Subsidiaries has all permits or licenses necessary to use its Leased Real Property, except where the failure to obtain such permits or licenses would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (iv)  As used in this Agreement, the term "Permitted Liens" means (i) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business consistent with past practice for amounts (x) which are not due and payable, (y) that are not more than $500,000 in amount, individually, as to any Owned Real Property or Leased Real Property, or (z) that are not more than $5,000,000 in amount, in the aggregate as to all Owned Real Property and Leased Real Property, (ii) such easements, covenants and other restrictions or encumbrances of record as do not materially affect the ownership or use of the properties or assets subject thereto or affected thereby or otherwise materially affect, restrict or impair business operations at such properties, and (iii) Liens pursuant to (x) the Fifth Amended and Restated Loan Agreement, as amended, dated as of June 29, 2001, by and among the Company, Citizens Bank of Massachusetts, HSBC Bank USA, National Association, and TD Banknorth, N.A. (the "Loan Agreement"), (y) the Mortgage, Assignment of Rents and Security Agreement, dated as of March 1, 1999, as amended, by and between Birch Pond Realty Corporation and John Hancock Real Estate Finance, Inc., (the "Tilton Facility Loan"), and (z) the Master Security Agreement, dated as of December 23, 1998, as amended, by and between DM Management Company and Citizens Leasing Corporation, and the related Secured Promissory Note No. 5, dated May 30, 2003 (collectively, the "Security Agreement").

          (v)   As used in this Agreement, the term "Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, wiring and cable installations for telecommunications, computer or other applications, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral and water rights) owned by the Company and/or its Subsidiaries.

          (vi)  As used in this Agreement, the term "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or its Subsidiaries.

          (vii) As used in this Agreement, the term "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company or its Subsidiaries holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or its Subsidiaries thereunder.

        (r)    Environmental Laws.

          (i)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

            (A)  there are no investigations, actions, claims, suits, proceedings or reviews pending or, to the knowledge of the Company, threatened by any Governmental Entity or other Person relating to or arising out of any Environmental Law;

            (B)  the Company is, and has been, in compliance with all Environmental Laws and the Company holds and is in compliance with all Environmental Permits required under Environmental Laws; and

            (C)  there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances that has resulted in or would reasonably be expected to result in, or be the basis for, any such liability.

          (ii)   There are no environmental investigations, studies, audits, tests, reviews or other analyses in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that, to the knowledge of the Company, reveal matters that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (iii)  Neither the Company nor any of its Subsidiaries has assumed, undertaken or otherwise become subject to the liabilities of any other Person relating to or arising from Environmental Laws that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (iv)  For purposes of this Section 4.01(r), the term the "Company or any of its Subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

          (v)   As used in this Agreement, the term "Environmental Laws" means any United States federal, state or local, foreign or supranational law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

          (vi)  As used in this Agreement, the term "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Entity relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

        (s)    Information in Proxy Statement.

          (i)    Each document required to be filed by the Company with the SEC in connection with the Merger or any other transaction contemplated hereby (the "Company Disclosure Documents"), including the Proxy Statement (as defined below) of the Company containing information required by Regulation 14A under the Exchange Act (together with all amendments and supplements thereto) to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 4.01(s) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company by Acquirer or Merger Sub or any of their Representatives specifically for use therein.

          (ii)   No document required to be filed by the Company with the SEC in connection with the Merger or any other transaction contemplated hereby shall, at the respective time that such document or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (iii)  At the time the Proxy Statement, if any, or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement and approval of the Merger, such Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than any such Proxy Statement and at the time of any distribution thereof, such

  Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (t)    Brokers and Finders.    Except for Peter J. Solomon Company ("Peter J. Solomon"), neither the Company nor any of its Subsidiaries nor any of their respective officers, directors or employees has retained any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated hereby.

        (u)    Opinion of Financial Advisor.    The Company has received an opinion of Peter J. Solomon, dated as of the date hereof, a copy of which has been provided to Acquirer, to the effect that, as of such date, the consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair to such stockholders from a financial point of view.

        (v)    Insurance.    The Company presently has in effect insurance policies that are, in all material respects, of the type and in amounts that are customary, adequate and suitable in relation to the business, assets and liabilities of the Company and its Subsidiaries, and are consistent with past practice and all premiums due thereunder have been paid. As of the date hereof, neither the Company nor any of its Subsidiaries have received written notice of cancellation of any such insurance policy or insurance policies.

        (w)    Anti-Takeover Statute.    Prior to the date of this Agreement, the Board of Directors of the Company has taken all action necessary to exempt the execution of this Agreement, the Merger and the transactions contemplated by this Agreement from (i) the provisions of Section 203 of the DGCL and (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares (collectively, "Anti-Takeover Statutes"). The Company does not have any stockholders or shareholder rights agreement or any similar type of anti-takeover agreement.

        (x)    No Other Representations or Warranties.    Except for the representations and warranties contained in this Agreement, Acquirer and Merger Sub acknowledge that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries with respect to any other information provided to Acquirer or Merger Sub.

        Section 4.02    Representations and Warranties of Acquirer and Merger Sub.    Except as set forth in the section of the disclosure schedules delivered to the Company by Acquirer on or prior to the date of this Agreement (the "Acquirer Disclosure Schedule") that corresponds with the applicable subsection of Section 4.02, Acquirer and Merger Sub each represents and warrants to the Company that:

        (a)    Organization, Good Standing and Qualification.    Each of Acquirer and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Acquirer and Merger Sub has all requisite corporate power to own, lease, use and operate its material properties and assets and to carry on its business as currently conducted in all material respects and is qualified to do business and is in good standing in each jurisdiction where the ownership, lease, use or operation of its properties and assets or conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not be reasonably likely to prevent, impair or materially delay the consummation of the transactions contemplated by this Agreement.

        (b)    Corporate Authority.

          (i)    Each of Acquirer and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate on the terms and subject to the conditions of this

  Agreement, the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Acquirer and Merger Sub, and no other corporate proceedings on the part of Acquirer or Merger Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Acquirer and Merger Sub, enforceable against each of Acquirer and Merger Sub in accordance with its terms.

          (ii)   The Boards of Directors of Acquirer and Merger Sub have approved this Agreement and the Merger and other transactions set forth herein.

        (c)    No Defaults.    Neither the execution, delivery and performance of this Agreement by Acquirer and Merger Sub and the consummation by Acquirer and Merger Sub of the transactions contemplated hereby nor compliance by Acquirer and Merger Sub with any of the provisions hereof will constitute or result in (A) a breach or violation of, or a default under the Organizational Documents of Acquirer, Merger Sub, (B) a breach or violation of, or a default under, the termination or acceleration of any obligations under, the loss of any right or benefit under, or the creation of a Lien, pledge, security interest or other encumbrance on the assets of Acquirer, Merger Sub or any of Acquirer's Subsidiaries (with or without notice, lapse of time or both) pursuant to any contracts binding upon Acquirer, Merger Sub or any of Acquirer's Subsidiaries or any Law or governmental or non-governmental permit or license to which Acquirer, Merger Sub or any of Acquirer's Subsidiaries is subject, except, in the case of clause (B) above, for such breaches, violations, defaults accelerations, creations or changes that would not, individually or in the aggregate, be reasonably likely to prevent, impair or materially delay the ability of Acquirer or Merger Sub to consummate the transactions contemplated hereby.

        (d)    Required Funds.    Acquirer has, or will have by 3:00 p.m. Eastern time on the second Business Day immediately following the date hereof, and will provide to Merger Sub at the Closing, funds on hand necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses.

        (e)    Consents and Approvals.    Neither the execution and delivery of this Agreement by Acquirer or Merger Sub nor the consummation of the transactions contemplated by this Agreement will result in a violation of applicable Law by Acquirer or Merger Sub. The execution and delivery of this Agreement by each of Acquirer and Merger Sub and the consummation of the transactions contemplated by this Agreement will not require Acquirer or Merger Sub to (i) obtain any approval of any Person or (ii) observe any waiting period imposed by, or make any filing with or notification to or seek any approval or authorization from, any Governmental Entity except for antitrust filings under the HSR Act, and except under the rules of the Exchange Act and under the DGCL.

        (f)    Ownership of Common Stock.    Neither Acquirer nor, to the knowledge of Acquirer, any of its Affiliates (i) beneficially owns a Significant Amount of the shares of Company Common Stock, directly or indirectly, (ii) has the right to acquire a Significant Amount of shares of Company Common Stock pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (iii) has the right to vote a Significant Amount of such stock pursuant to any agreement, arrangement or understanding; or (iv) has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of a Significant Amount such stock with any other Person. As used in this Agreement, "Significant Amount" means 5% or more of the outstanding shares of Company Common Stock.

        (g)    Information to be Supplied.

          (i)    None of the information to be supplied by Acquirer and Merger Sub to the Company for inclusion in any Proxy Statement to be filed by the Company with the SEC and to be sent to the stockholders of the Company in connection with the Special Meeting will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time it is sent to the stockholders of the Company or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (ii)   Each document required to be filed by Acquirer or Merger Sub with the SEC in connection with the Merger or any other transaction contemplated by this Agreement (the "Acquirer Disclosure Documents") will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (iii)  No document required to be filed by Acquirer or Merger Sub with the SEC in connection with the Merger or any other transaction contemplated hereby, nor any information supplied by Acquirer or Merger Sub for inclusion in the Proxy Statement or any other filings by the Company, or any amendments or supplements thereto, shall, at the respective time the Proxy Statement or any such other filings by the Company, or any amendments or supplements thereto, are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, when filed, published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (iv)  Notwithstanding any provision to the contrary in this Agreement, the representations and warranties contained in this Section 4.02(g) will not apply to statements or omissions included in the Acquirer Disclosure Documents based upon information furnished to Acquirer or Merger Sub by the Company or any of its Representatives specifically for use therein.

Article V
CONDUCT OF THE BUSINESS PENDING THE MERGER

        Section 5.01    Covenants of the Company.    The Company covenants and agrees as to itself and its Subsidiaries (as applicable) that, from the date hereof and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement:

        (a)   the Company shall conduct its business only in the ordinary and usual course, consistent with past practice, and it and its Subsidiaries shall use their respective commercially reasonable efforts to (i) to retain the services of its officers and key employees, (ii) preserve their current business organizations intact and maintain their existing relations and goodwill with material customers, suppliers, distributors, creditors, lessors, licensors, licensees, agents, employees, business associates and others having material business dealings with them to the end that the Company's and its Subsidiaries' goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time; (iii) maintain and keep their material properties and assets in good repair and condition in all material respects and maintain their material intangible assets in accordance with industry standards; and (iv) maintain in effect all Permits pursuant to which the Company or any of its Subsidiaries currently operates.

        (b)   neither the Company nor any of its Subsidiaries shall (i) amend or modify its Organizational Documents; (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock (other than dividends from its direct or indirect wholly owned Subsidiaries to it or a wholly owned Subsidiary in the ordinary course of business consistent with past practice); (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock; (v) grant any person any right or option to acquire any shares of its capital stock; (vi) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of the Company capital stock; or (vii) make any other change in its capital structure;

        (c)   except as required under agreements in existence on the date hereof, neither the Company nor any of its Subsidiaries shall (i) increase any compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers or employees other than scheduled salary increases for non-officers made in the ordinary course of business consistent with past practice after consultation with Acquirer, (ii) adopt or amend any employee compensation and employee benefit plan, (iii) grant any stock options or other equity awards, (iv) hire any new employee who shall have, or terminate the employment of any current employee who has, an annual salary in excess of $125,000, (v) other than in the ordinary course of business consistent with past practice, enter into any transaction with any director or executive officer of the Company or any of its Subsidiaries or any immediate family member of any such director or executive officer, or (vi) modify, extend the term or forgive or cancel any outstanding loans owed to the Company or any of its Subsidiaries by any current or former directors, officers, employees consultants or independent contractors of such entities;

        (d)   neither the Company nor any of its Subsidiaries shall (i) directly or indirectly, sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any portion of its property or assets (including stock or other ownership interests of its Subsidiaries) or (ii) acquire any assets or capital stock of any other Person; other than, in either case, in the ordinary course of business consistent with past practice;

        (e)   except as required by applicable Law, neither the Company nor any of its Subsidiaries shall change its fiscal year or, except as required by U.S. GAAP, make any changes in accounting methods, principles or practices;

        (f)    neither the Company nor any of its Subsidiaries shall issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets, other than Company Common Stock issuable pursuant to Company Options or restricted share units (whether or not vested) outstanding on the date hereof in accordance with the terms thereof;

        (g)   neither the Company nor any of its Subsidiaries shall extend, modify, terminate, amend or enter into any contract with any Affiliate of the Company, except contracts solely between or among the Company and any of its wholly owned Subsidiaries;

        (h)   neither the Company nor any of its Subsidiaries shall incur any additional indebtedness for borrowed money, except for (i) borrowings under a revolver, (ii) working capital borrowings, and (iii) any letters of credit entered into by the Company, in each case in the ordinary course of business consistent with past practice;

        (i)    (A) except with respect to purchase and sale orders entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practice and agreements, commitments or transactions set forth on Section 5.01(i)(A) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall enter into any agreement, commitment or transaction, or agree to enter into any such agreement or transaction, or modify or extend any such agreement or transaction, involving payments by the Company in excess of $2,500,000 individually or $20,000,000 in the aggregate, including a purchase, sale, lease, other disposition of assets or capital stock (including securities of Subsidiaries) or (B) except as set forth on Section 5.01(i)(B) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries shall modify any agreement, commitment or transaction involving the right of any other party to compete with the Company or any of its Subsidiaries;

        (j)    neither the Company nor any of its Subsidiaries shall make any loans, advances or capital contributions to, or investments in, any Person other than wholly owned Subsidiaries of the Company, except with respect to the Company's cash management in the ordinary course of business consistent with past practice;

        (k)   neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

        (l)    neither the Company nor any of its Subsidiaries shall alter through merger, liquidation, reorganization or in any other fashion the corporate structure or ownership of any Subsidiary;

        (m)  neither the Company nor any of its Subsidiaries shall settle any legal proceedings, whether now pending or hereinafter made or brought, except settlements solely with respect to money damages in an amount up to $200,000 that do not contain (i) any restrictions on the conduct of the Company's business and (ii) any factual or legal admission by or with respect to the Company or any adverse statement with respect to the character, due care, loyalty or reputation of the Company or any action or inaction by the Company;

        (n)   neither the Company nor any of its Subsidiaries shall make or change any election with respect to any Tax, adopt or change any method of accounting (for Tax purposes), enter into any closing agreement, settle or compromise any claim or assessment for or with respect to Taxes or consent to any extension or waiver of any statute or limitation applicable to any claim or assessment with respect to any Tax;

        (o)   neither the Company nor any of its Subsidiaries shall intentionally cause, without reasonable prior notice to Acquirer, any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated that is not replaced or renewed in the ordinary course of business consistent with past practice, except for any policy that is not renewed in the ordinary course of business consistent with past practice;

        (p)   neither the Company nor any of its Subsidiaries shall sell, lease, license, abandon, transfer, dispose of, or grant rights under any material Company Proprietary Rights or materially modify any existing rights with respect thereto, except in the ordinary course of business consistent with past practice;

        (q)   neither the Company nor any of its Subsidiaries shall take any action (or omit to take any action) if such action or omission could reasonably be expected to result in: (i) any condition to the Merger set forth in Article VII not becoming satisfied; or (ii) a material delay or inability to consummate the transactions contemplated by this Agreement; or

        (r)   neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do anything prohibited by this Section 5.01.

Article VI
ADDITIONAL AGREEMENTS

        Section 6.01    Stockholders' Meeting.

        (a)   The Company, acting through its Board of Directors, shall, in accordance with applicable Law:

          (i)    duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the date hereof for the purpose of considering and taking action upon this Agreement, the Merger and the transactions contemplated hereby;

          (ii)   prepare and file with the SEC a preliminary proxy statement or information statement relating to this Agreement and any other required filings, and use its reasonable best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Acquirer, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy or information statement, as amended, supplemented or modified, (the "Proxy Statement") and any other required documents to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement and the transactions contemplated hereby by its stockholders; and

          (iii)  include in the Proxy Statement the Recommendations of the Company's Board of Directors.

        Section 6.02    Access.    The Company agrees that upon reasonable notice, and except as may otherwise be prohibited by applicable Law, it shall (and shall cause its Subsidiaries to) afford Acquirer's officers, directors, employees, counsel, accountants, financial advisors, investment bankers and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its executive officers, to its properties, books, contracts and records, Tax Returns and all other material relating to Taxes of the Company or any of its Subsidiaries, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Acquirer all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty made by the Company, Acquirer or Merger Sub in this Agreement. The Company shall furnish promptly to Acquirer a copy of each report, schedule, registration statement and other document filed by it or its Subsidiaries during such period pursuant to the requirements of federal or state securities Laws. Each of Acquirer and Merger Sub will, and will cause their Representatives to, hold any such information in confidence in accordance with the terms of the Confidentiality Agreement dated as of December 15, 2005 by and between Acquirer and the Company (the "Confidentiality Agreement"). Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality Agreement shall apply to all information furnished to any of Acquirer's Representatives by Company or its Representatives hereunder or thereunder.

        Section 6.03    Filings and Consents.

        (a)   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined below) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. If necessary to obtain any regulatory approval pursuant to any Regulatory Law, or if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted by a Governmental Entity), challenging the Merger or any other transaction contemplated by this Agreement as violative of any Regulatory Law, each of Acquirer and the Company shall cooperate with each other and, if necessary to (I) obtain necessary approval from any Governmental Entity, (II) contest and resist any such action or proceeding, or (III) have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order (whether temporary, preliminary or permanent), Acquirer shall hold separate or divest any immaterial portion of the businesses, product lines or assets of the Company or any of its respective Subsidiaries. Nothing in this Agreement shall require Acquirer to hold separate or divest any portion of the businesses, product lines or assets of Acquirer or any of its respective Subsidiaries.

        (b)   To the extent permissible under applicable Law or restriction of a Governmental Entity, each of Acquirer and the Company shall, in connection with the efforts referenced in Section 6.03(a) to obtain all requisite material approvals, clearances and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any material communication received by such party from, or given by such party to, the Antitrust Division of the United States Department of Justice (the "DOJ"), the United States Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other party, or the other party's legal counsel, to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person and (iv) give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

        (c)   If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Acquirer and the Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

        Section 6.04    Notification of Certain Matters.    The Company shall promptly notify Acquirer in writing of (a) any event or occurrence that has a Company Material Adverse Effect and (b) any material claims, actions, proceedings or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the Company or any of its Subsidiaries or any of their property or assets. Each of the parties hereto shall promptly notify the others in writing of (i) any representation or warranty made by such party contained in this Agreement becoming untrue or inaccurate in any respect which would be material to the Company and its Subsidiaries taken as a whole and (ii) any failure of such party, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification or investigation by any party shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        Section 6.05    Public Announcements.    Each of the parties hereto agrees that, promptly following the execution of this Agreement, each of Acquirer and the Company shall (a) issue a press release announcing the execution of this Agreement (the "Press Release") and (b) file a current report with the SEC on Form 8-K attaching the Press Release and a copy of this Agreement as exhibits. Thereafter, the parties hereto agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the transactions contemplated hereby, agree to provide to each other for review a copy of any such press release or statement other than a press release or public statement with respect to which the substantially the same disclosure has previously been the subject of agreement between the parties hereto, and shall use reasonable best efforts to accommodate the comments (including as to timing) of the other party before issuing any such press release or making any such public statement, unless required by applicable Law or any listing agreement with a securities exchange or the Nasdaq Stock Market ("Nasdaq").

        Section 6.06    Further Assurances; Reasonable Best Efforts.    Except as expressly provided in this Agreement, prior to the Effective Time, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all such actions as may be reasonably necessary, proper or advisable in order to effectuate, as expeditiously as reasonably practicable, the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement. Without limiting the foregoing, the parties hereto will use reasonable best efforts to take, and will cause each of their respective Subsidiaries to use reasonable best efforts to take, all actions necessary (i) to comply promptly with all legal requirements which may be imposed on them with respect to the Merger, (ii) to cooperate promptly with and furnish information to each other party hereto in connection with any such requirements imposed upon any party hereto in connection with the Merger and (iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or any of its Subsidiaries in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement or to permit the Company and its Subsidiaries to operate its business and assets on the same terms and conditions after the Closing as prior to the Effective Time.

        Section 6.07    No Solicitation.

        (a)   From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, the Company shall not, and shall cause its Subsidiaries, Affiliates and Representatives not to, directly or indirectly, (i) solicit, initiate, encourage (including by way of furnishing information or assistance) or knowingly facilitate any inquiry in connection with or the making of any proposal from any Person that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below), (ii) enter into, explore, maintain, participate in or continue any discussion or negotiation with, or disclose or provide any nonpublic information or data relating to the Company or any Subsidiary to, any Person (other than Merger Sub, Acquirer or any of their Representatives, as applicable) regarding an Acquisition Proposal, or otherwise assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than Merger Sub, Acquirer or any of their Representatives, as applicable) to make or effect an Acquisition Proposal, (iii) enter into any agreement, arrangement, understanding or contract (including a letter of intent) with respect to, or otherwise endorse, any Acquisition Proposal, (iv) enter into any agreement, arrangement, or contract requiring the Company to abandon, terminate or fail to consummate or change its Recommendations with respect to the Merger or (v) authorize or permit any of its Representatives to take any such action; provided, however, that nothing contained in this Section 6.07 shall prohibit the Company's Board of Directors prior to adoption of this Agreement and approval of the Merger by the stockholders of the Company at the Special Meeting, from furnishing information to, or engaging in discussions or negotiations with (including making counter proposals to), any Person that makes an unsolicited bona fide written Acquisition Proposal (which did not result from a breach of this Section 6.07) if (A) the Company's Board of Directors determines in good faith, after consultation with its financial advisors and outside legal advisors, that the failure to take such action would be reasonably be expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable Law and (B) the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in Section 6.07(f)).

        (b)   The Company shall notify Acquirer of any determination to take any of the actions contemplated under Section 6.07(a) with respect to an Acquisition Proposal prior to the date that the Company first takes any such action, which notification shall include (i) a copy of such Acquisition Proposal (if in written or electronic form) or a written summary of the material terms and conditions of such Acquisition Proposal (if communicated to the Company or its Representatives orally) and (ii) the identity of the Person (and, to the extent known to the Company or its Representatives, any controlling equity investors of such Person) making such Acquisition Proposal. The Company shall keep Acquirer reasonably informed of the status of any such discussions or negotiations and of any material modifications (including any change in amount or form of consideration) to the terms of the Acquisition Proposal. Prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any other Person with respect to an Acquisition Proposal, the Company shall enter into a customary confidentiality agreement with such Person (if the Company has not already entered into a customary confidentiality agreement with such Person in connection with its exploration of strategic alternatives), it being understood that such confidentiality agreement (x) shall not include any provision calling for any exclusive right to negotiate with such Person or having the effect of prohibiting the Company from satisfying its obligations hereunder and (y) shall be no less favorable to the Company than the Confidentiality Agreement, and the Company shall provide Acquirer with a copy of such nonpublic information delivered to such Person promptly following its delivery to the requesting Person or, to the extent that such nonpublic information has been previously furnished by the Company to Acquirer, advise Acquirer of the nature of such nonpublic information delivered to such Person promptly following its delivery to the requesting Person.

        (c)   Nothing contained in this Agreement shall prevent the Company's Board of Directors from taking, and disclosing to the holders of Company Common Stock, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, however, that neither the Company nor the Company's Board of Directors shall, except as permitted by Section 6.07(a), propose to approve or recommend any Acquisition Proposal.

        (d)   The Company shall immediately cease and cause its Affiliates and the Company's Representatives to cease any and all existing activities, discussions or negotiations with any parties (other than Merger Sub, Acquirer or any of their Representatives, as applicable) conducted heretofore with respect to any Acquisition Proposal, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or its representatives.

        (e)   For purposes of this Agreement, "Acquisition Proposal" shall mean (a) any offer or proposal for, or any indication of interest in, (i) any direct or indirect acquisition or purchase of 15% or more of the total consolidated assets of the Company and its Subsidiaries, in a single transaction or series of transactions, other than inventory disposed of in the ordinary course of business of the Company consistent with past practice, (ii) any direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its Subsidiaries, in a single transaction or series of transactions (including through a merger, consolidation, share exchange, business combination or other similar transaction), (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, (iv) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification, liquidation or dissolution or other similar transaction involving the Company or any of its Subsidiaries or (b) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, other than the transactions contemplated by this Agreement.

        (f)    For purposes of this Agreement, "Superior Proposal" shall mean any bona fide written Acquisition Proposal (except that the reference therein to "15%" shall be replaced by "50%") described in subclauses (i), (ii), (iii) or (iv) of clause (a) of the definition thereof, by a Person (i) on terms that the Company's Board of Directors has determined in good faith, after consultation with the Company's financial advisors and legal advisors, is more favorable from a financial point of view to the Company's stockholders than the Merger (including any adjustment to the terms and conditions thereof proposed in writing by Acquirer in response to any such Acquisition Proposal), and (ii) that the Company's Board of Directors has determined in good faith, after consultation with its outside legal advisors, that is of such a nature that the failure to accept such Acquisition Proposal would be reasonably be expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable Law, taking into account for these purposes, whether such Acquisition Proposal is reasonably capable of being consummated in a timely manner (taking into account all financial, regulatory, legal and other aspects of such proposal (including the ready availability of cash on hand and/or commitments for the same, in each case as applicable, required to consummate any such Acquisition Proposal, conditions to consummation, fees payable to Acquirer pursuant to Section 9.01(b)), and any antitrust or competition Law or other regulatory approvals or non-objections).

        Section 6.08    Conveyance Taxes.    Acquirer, Merger Sub and the Company shall reasonably cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any Taxes which become payable by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

        Section 6.09    Anti-Takeover Statute.    If any Anti-Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of Acquirer, the Company and Merger Sub and their respective Boards of Directors shall grant all such approvals and take all such actions as are necessary so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        Section 6.10    Acquirer Vote.    Acquirer shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Company Common Stock and any shares of capital stock of Merger Sub beneficially owned by it or any of its Subsidiaries or with respect to which it or any of such Subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement shall be submitted for approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

        Section 6.11    Stock Purchase Plans.    Immediately upon execution of this Agreement, the Company will terminate all stock purchase and similar plans, other than the Company Option Plans and the ESPP, in which employees and other Persons are entitled to acquire shares of capital stock of the Company from the Company or one of its Affiliates.

        Section 6.12    Section 16 Matters.    Prior to the Effective Time, the Board of Directors of the Company shall take all such steps as may be required and permitted to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including derivative securities with respect to such Company Common Stock) by each officer and director of the Company who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.13    Employee Benefits.

        (a)   For a period of one year after the Effective Date, Acquirer shall cause the Surviving Corporation to provide base wages, salary and benefits to the employees of the Company or any of its Subsidiaries who continue to be employed by the Company or any of its Subsidiaries after the Effective Time (the "Company Employees") that are substantially comparable in the aggregate to the base wages, salary, non-equity incentive compensation and health and welfare benefits provided to the Company Employees (other than severance) immediately prior to the Effective Time. The preceding sentence shall not preclude the Surviving Corporation from terminating the employment of any employee, subject to applicable severance obligations. From and after the Effective Time, Acquirer shall (i) assume and agree to be bound by, or cause the Surviving Corporation and its Subsidiaries to assume and agree to be bound by, each change in control agreement identified on Section 6.13 of the Company Disclosure Schedule, and (ii) honor or cause to be honored, all of the obligations under each of the individual change in control agreements, severance agreements and retention agreements identified on Section 6.13 of the Company Disclosure Schedule.

        (b)   With respect to rights under the ESPP, the Company shall take all actions necessary, including obtaining all necessary consents, so that the date that is the end date of the Company's pay period during which the Proxy Statement is mailed to the Company's stockholders (the "Final Purchase Date") is substituted for the "Offering Termination Date" for all outstanding offering periods under the ESPP. Following the date hereof, the Company will take all actions necessary so that (i) no new offering period is commenced under the ESPP, (ii) no participant in the ESSP will be allowed to increase his or her rate of contribution under any outstanding offering period under the ESPP and (iii) no person will become eligible to become a new participant in the ESPP. Notwithstanding anything in this Agreement to the contrary, the Company will take all actions necessary so that upon the Final Purchase Date the ESPP will be terminated.

        (c)   No provision of this Agreement shall create any third-party beneficiary rights in any Company Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Acquirer or the Surviving Corporation or under any benefit plan which Acquirer or the Surviving Corporation may maintain.

        Section 6.14    Indemnification; Directors' and Officers' Insurance.

        (a)   The Certificate of Incorporation and the By-Laws shall continue to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the charter and by-laws of the Company and its Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

        (b)   The Surviving Corporation shall maintain the Company's and its Subsidiaries' existing directors' and officers' liability insurance (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby) covering each person who was covered under such policies as of the date of this Agreement (each an "Indemnified Person") by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof for a period of six years after the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the current annual premium paid by the Company for such insurance (such 300% amount, the "Maximum Annual Premium"); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In addition, the Company may, after consultation with

Acquirer, and will at Acquirer's request, purchase a six-year "tail" prepaid policy prior to the Effective Time on terms and conditions no less advantageous to the Indemnified Parties than the existing directors' and officers' liability insurance maintained by the Company; provided, that the amount paid by the Company shall not exceed six times the Maximum Annual Premium. If such "tail" prepaid policies have been obtained by the Company prior to the Closing, the Surviving Corporation shall, and Acquirer shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the respective obligations thereunder, and all other obligations under this Section 6.14(b) shall terminate.

        (c)   Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Person or any other party covered by directors' and officers' liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.14 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

        (d)   This Section 6.14 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, each Indemnified Person and their heirs and legal representatives and shall be binding on the Surviving Corporation and its successors and assigns. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to Law, contract or otherwise. Acquirer and the Surviving Corporation shall pay all reasonable, documented out-of-pocket expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.14. From and after the Closing, Acquirer hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 6.14. The provisions of this Section 6.14 are in addition to, and not in substitution for, any other rights to indemnification that the Indemnified Persons, their heirs and personal representatives may have by contract or otherwise. If Acquirer or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, as a condition to such consolidation, merger, transfer or conveyance, proper provision shall be made so that the successors and assigns of Acquirer or the Surviving Corporation shall assume and agree to perform the obligations set forth in this Section 6.14.

        Section 6.15    Nasdaq Listing.    Each of the parties hereto agrees to reasonably cooperate with the other party in taking, or causing to be taken, all actions necessary (i) to delist the Company Common Stock from Nasdaq and (ii) to terminate the registration of the Company Common Stock under the Exchange Act; provided that such delisting and termination shall not be effective until or after the Effective Time (as determined by Acquirer).

        Section 6.16    Loan Agreement, Tilton Facility Loan and Security Agreement.    Prior to the Effective Time, the Company shall take all such actions as are required to be taken in advance of the Effective Time, in order to permit the Company to repay on, or as soon as practicable following, the Effective Time, all amounts outstanding under each of the Loan Agreement, the Tilton Facility Loan and the Security Agreement, on such date, including (i) providing any required notices on a timely basis, (ii) obtaining payoff letters, in a form reasonably satisfactory to Acquirer, setting forth the outstanding principal, interest and other amounts due and owing under each of the Loan Agreement, the Tilton Facility Loan and the Security Agreement on the Effective Time or such later date, as the case may be, and (iii) obtaining releases, in a form reasonably satisfactory to Acquirer, of any and all liens under or related to each of the Loan Agreement, the Tilton Facility Loan and the Security Agreement and the return of any collateral under each of the Loan Agreement, the Tilton Facility Loan and the Security Agreement, which releases shall be delivered upon the repayment of all amounts outstanding under each of the Loan Agreement, the Tilton Facility Loan and the Security Agreement as contemplated by this paragraph.

        Section 6.17    FIRPTA Certificate.    Immediately prior to the Effective Time the Company shall have furnished to Acquirer a certification in accordance with Treas. Reg. § 1.1445-2(c) certifying that stock in the Company is not a real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        Section 6.18    Company Intellectual Property.    As soon as reasonably practicable, but no later than the Effective Time, the Company shall provide Acquirer with a complete and accurate list of all patents, patent applications, trademark registrations, trademark applications, copyright registration and copyright applications owned by the Company or any of its Subsidiaries as of the date hereof.

Article VII
CONDITIONS

        Section 7.01    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of the Company, Acquirer and Merger Sub to consummate the Merger are subject to the satisfaction (or to the extent legally permissible, waiver), at or before the Effective Time, of each of the following conditions:

        (a)    Approval by Holders of Company Common Stock.    The Company shall have obtained the approval of the Merger and the transactions contemplated by this Agreement from the holders of a majority of the Company Common Stock at the Special Meeting in accordance with the DGCL and the Company's certificate of incorporation and bylaws as in effect on the date hereof; provided that Acquirer agrees to comply with its obligations under Section 6.10 above.

        (b)    No Orders and Injunctions.    No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, executive order, ruling or other order, whether temporary, preliminary or permanent (collectively, "Order"), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of Merger Sub and Acquirer effectively to acquire or hold the business of the Company and its Subsidiaries; provided, however, that each of the parties hereto shall use their reasonable best efforts to have any such Order vacated.

        (c)    HSR Act Waiting Period.    Any applicable waiting period under the HSR Act relating to the Merger or the other transactions contemplated hereby shall have expired or been terminated.

        Section 7.02    Conditions to Acquirer's and Merger Sub's Obligation to Effect the Merger.    The respective obligations of Acquirer and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

        (a)    No Breach.    (i) the Company shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in Section 4.01(b) shall be true in all material respects at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), (iii) the other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or a Company Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as would not reasonably be expected to have a Company Material

Adverse Effect and (iv) Acquirer shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

        (b)    Company Material Adverse Effect.    No events or changes (whether or not described in any notice delivered by the Company pursuant to Section 6.04) shall have occurred which would have a Company Material Adverse Effect.

        (c)    No Proceedings.    There shall be no pending suit, action or proceeding by any Governmental Entity (i) seeking to prohibit, or impose any material limitations upon, Acquirer's or Merger Sub's ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of all or a portion of their or the Company's businesses or assets, (ii) seeking to restrain or prohibit the making or consummation of the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, Acquirer or Merger Sub any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of Merger Sub, or rendering Merger Sub unable, to accept for payment, pay for or purchase some or all of the Company Common Stock pursuant to the Merger, or (iv) which otherwise would have a Company Material Adverse Effect.

        Section 7.03    Conditions to the Company's Obligation to Effect the Merger.    The obligations of the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

        (a)    No Breach.    (i) Acquirer and Merger Sub each shall have performed in all material respects all of its covenants and obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Acquirer and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date, which shall be true and correct as of such date), with only such exceptions as would not be reasonably likely to prevent, impair or materially delay the consummation of the Merger and the other transactions contemplated hereby and (iii) the Company shall have received a certificate signed by an executive officer of each of Acquirer and Merger Sub to the foregoing effect.

Article VIII
TERMINATION

        Section 8.01    Termination by Mutual Consent.    This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the mutual written consent of the Company, acting under the direction of the Company's Board of Directors, and Acquirer and Merger Sub, acting under the direction of their respective boards of directors.

        Section 8.02    Termination by Merger Sub, Acquirer or the Company.    This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by either Merger Sub and Acquirer, on the one hand, by action of their respective boards of directors, or the Company, on the other hand, by action of the Company's Board of Directors, if:

        (a)   any Governmental Entity shall have issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, the Company Common Stock pursuant to the Merger and such Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.02(a) shall not be available to any party that has failed to perform in all material respects its obligations under Section 6.03 or the proviso contained in Section 7.01(b); or

        (b)   the Merger shall not have been consummated on or before the six (6) month anniversary of the date hereof (plus the number of Business Days in the Regulatory Extension Period (as defined below), if applicable) (the "Termination Date"); provided, however, that (i) the right to terminate this Agreement under this Section 8.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to have been consummated on or before the Termination Date.

        For purposes of this Agreement, the "Regulatory Extension Period" means the period beginning on the date of any Regulatory Extension Event (as hereinafter defined) and ending on the earlier of (i) the date such Regulatory Extension Event is no longer in effect and (ii) the 60th day following the beginning of such period. The term "Regulatory Extension Event" shall mean any delay in the consummation of the Merger by the SEC, Nasdaq or the DOJ, the FTC, any other Governmental Entity or pursuant to any proceeding by a private party in connection with Regulatory Law which was not caused by a breach of this Agreement by the Company; provided that such events shall only be deemed Regulatory Extension Events to the extent such events materially and adversely affect Acquirer's or Merger Sub's ability to consummate the Merger and the other transactions contemplated hereby.

        Section 8.03    Termination by Merger Sub and Acquirer.    This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by Merger Sub and Acquirer, by action of their respective boards of directors, if:

        (a)   the Company shall have breached in any respect any of its representations, warranties, covenants or other agreements set forth in this Agreement (a "Terminating Company Breach") and such Terminating Company Breach (A) would give rise to the failure of a condition set forth in Section 7.02(a) above and (B) if curable, has not been cured prior to the earlier of (i) the Business Day prior to the Termination Date or (ii) within thirty days after written notice thereof is received by the Company (provided that the Company shall not be entitled to any cure period for any breach of Section 6.07 hereof); provided that Acquirer and Merger Sub shall have no right to terminate this Agreement pursuant to this Section 8.03(a) if there is an uncured Terminating Acquirer Breach (as defined below) at the time of the Terminating Company Breach;

        (b)   (i) the Company's Board of Directors withdraws, modifies or changes in a manner adverse to Merger Sub and Acquirer any of its Recommendations, (ii) the Company's Board of Directors shall have approved or recommended to the stockholders of the Company acceptance of any Acquisition Proposal other than the Merger, or (iii) the Company or the Company's Board of Directors resolves to do any of the foregoing; provided, however, that actions taken by the Company's Board of Directors solely in accordance with the proviso to Section 6.07(a) or Section 6.07(c) shall not be deemed to be a withdrawal or modification of, or change in, its Recommendations.

        Section 8.04    Termination by the Company.    This Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Company, by the Company by action of its Board of Directors, if:

        (a)   Merger Sub or Acquirer shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements set forth in this Agreement (a "Terminating Acquirer Breach") and such Terminating Acquirer Breach (A) would give rise to the failure of a condition set forth in Section 7.03(a) above and (B) if curable, has not been cured prior to the earlier of (i) the Business Day prior to the Termination Date or (ii) within thirty days after written notice thereof is received by Merger Sub and Acquirer; provided that the Company shall have no right to terminate this Agreement pursuant to this Section 8.04(a) if there is an uncured Terminating Company Breach at the time of the Terminating Acquirer Breach; or

        (b)   each of the following have occurred: (A) the Company has complied in all material respects with its covenants under this Agreement, including its covenants under Section 6.07 above, (B) an Acquisition Proposal constitutes a Superior Proposal, (C) the Board of Directors of the Company determines in good faith (after consultation with its outside legal and financial advisors) that the failure to take such action would be reasonably expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable Law, and (D) the Company concurrently enters into a binding written agreement with respect to a Superior Proposal; provided, however, that the Board of Directors of the Company shall only be permitted to terminate this Agreement pursuant to this Section 8.04(b), (i) after at least five Business Days following Acquirer's receipt of written notice advising Acquirer that the Board of Directors of the Company is prepared to do so, and only if, during such period, the Company and its Representatives will have negotiated in good faith with Acquirer to make such adjustments to the terms and conditions of this Agreement as would enable the parties hereto to proceed with the transactions contemplated herein on such adjusted terms and (ii) if, concurrent with such termination, the Company pays to Acquirer the Company Break Up Fee pursuant to Section 9.01(b) of this Agreement.

        Section 8.05    Effect of Termination.    In the event of the termination of this Agreement and abandonment of the Merger and the other transactions contemplated by this Agreement pursuant to Sections 8.01, 8.02, 8.03 or 8.04 of this Article VIII, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or its officers, directors, stockholders, Affiliates and agents, other than the provisions of the last sentence of Section 6.02, the provisions of this Section 8.05, and the provisions of Article IX. Nothing contained in this Section 8.05 shall relieve any party hereto from liability for any intentional breach of this Agreement.

Article IX
MISCELLANEOUS

        Section 9.01    Payment of Fees and Expenses.

        (a)   Except as otherwise specified in this Agreement, each of the parties hereto shall bear their own Expenses incurred by or on behalf of such party in preparing for, entering into and carrying out this Agreement and the consummation of the Merger and the other transactions contemplated hereby. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including all fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the transactions and all other matters contemplated by this Agreement and the closing thereof, together with any out-of-pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise.

        (b)   The Company shall pay to Acquirer a termination fee equal to $18,000,000 (the "Company Break Up Fee"), if this Agreement is terminated pursuant to Sections 8.02(b), 8.03(a), 8.03(b) or 8.04(b) only upon the occurrence of the events described in this Section 9.01(b). In the event this Agreement is terminated pursuant to Sections 8.03(b) or 8.04(b), the Company Break Up Fee shall be paid by wire transfer of same-day funds on the date of termination of this Agreement. In the event this Agreement is terminated pursuant to Sections 8.02(b) or 8.03(a) and at the time of such termination an Acquisition Proposal existed or had been previously announced, if within twelve (12) months after such termination the Company enters into an agreement with respect to an Acquisition Proposal with any

Person (other than Acquirer or its Subsidiaries) or an Acquisition Proposal is consummated (it being understood that in the event that the Board of Directors of the Company recommends the acceptance by the stockholders of the Company of a tender offer with respect to an Acquisition Proposal, such recommendation shall be treated as though an agreement with respect to an Acquisition Proposal had been entered into on such date), the Company shall pay the Company Break Up Fee by wire transfer of same-day funds, not later than the date such agreement is entered into (or, if no agreement is entered into, the date such transaction is consummated); provided that, for purposes of the foregoing clause only, references in the definition of the term "Acquisition Proposal" to "15%" shall be replaced by "50%". It is expressly understood that in no event shall the Company be required to pay the fee referred to in this Section 9.01(b) on more than one occasion.

        (c)   The parties agree that the agreements contained in this Section 9.01 are an integral part of the transactions contemplated hereby and constitute liquidated damages and not a penalty. The parties further agree that the Company Break Up Fee shall be the sole and exclusive remedy of Acquirer, Merger Sub and their respective Affiliates hereunder and that the Company Break Up Fee shall serve as the sole and exclusive source of payment and remedy to satisfy any losses, liabilities, damages or claims that Acquirer, Merger Sub or their respective Affiliates may have against the Company, its officers, directors, employees, agents, representatives or any of their respective Affiliates on account of the termination of this Agreement pursuant to Sections 8.02(b), 8.03(a), 8.03(b) or 8.04(b).

        Section 9.02    Amendments; No Waivers.

        (a)   Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall be made or given that requires the approval of the stockholders of the Company, unless such required approval is obtained.

        (b)   No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 9.03    Survival.    The representations and warranties contained herein and in any other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The Confidentiality Agreement shall terminate at the Effective Time. The covenants and agreements herein that relate to actions to be taken at or after the Effective Time shall survive the Effective Time.

        Section 9.04    Notices.    All notices, requests and other communications to any party hereto shall be in writing (including facsimile transmission) and shall be given,

        (a)   if to the Company, to:

      The J. Jill Group, Inc.
      4 Batterymarch Park
      Quincy, Massachusetts 02169
      Attention: Olga Conley
      Facsimile: (617) 769-0177

      with a copy to:

      Foley Hoag LLP
      Seaport World Trade Center West
      155 Seaport Boulevard
      Boston, Massachusetts 02210
      Attention: David R. Pierson, Esq.
      Facsimile: (617) 832-7000

      and to:

      Kirkland & Ellis LLP
      Citigroup Center
      153 East 53rd Street
      New York, New York 10022-4611
      Attention: Stephen Fraidin, Esq.
      Facsimile: (212) 446-4900

        (b)   if to Acquirer or Merger Sub, to:

      The Talbots, Inc.
      One Talbots Drive
      Hingham, Massachusetts 02043
      Attention: General Counsel
      Facsimile: (781) 741-4369

      with a copy to:

      Dewey Ballantine LLP
      1301 Avenue of the Americas
      New York, New York 10019-6092
      Attention: Morton A. Pierce, Esq.
      Michael J. Aiello, Esq.
      M. Adel Aslani-Far, Esq.
      Facsimile: (212) 259-6333

      and to:

      Pitney Hardin LLP
      200 Campus Drive
      Florham Park, New Jersey 07932
      Attention: Warren J. Casey
      Facsimile: (973) 966-1015

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        Section 9.05    Counterparts; Effectiveness.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

        Section 9.06    Entire Agreement; No Third Party Beneficiaries.

        (a)   This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement.

        (b)   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.14 (which are intended to be for the benefit of the Persons covered thereby).

        Section 9.07    Headings; Interpretation.    The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." If the end date for any time period or deadline set in this Agreement shall fall on a weekend or legal holiday, then such end date or deadline shall be deemed to fall on the next Business Day following such weekend or holiday. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. No prior draft nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.

        Section 9.08     Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

        Section 9.09    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of the State of New York, except for such provisions where Delaware law is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the State of Delaware; provided, that the Merger shall be governed by the DGCL.

        Section 9.10    Jurisdiction.    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 9.04 above shall be deemed effective service of process on such party.

        Section 9.11    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.12    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 9.13    Specific Performance.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

        Section 9.14    Guarantee.    Whenever in this Agreement performance of or compliance with a covenant or obligation is expressed to be required by Merger Sub, Acquirer shall cause Merger Sub to perform or comply with such covenant or obligation, such that any failure of Merger Sub to perform or comply with any such covenant or obligation shall be deemed to be a breach of such covenant or obligation by Acquirer.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

THE J. JILL GROUP, INC.
By:	/s/ GORDON R. COOKE Name: Gordon R. Cooke Title: President and CEO
THE TALBOTS, INC.
By:	/s/ ARNOLD B. ZETCHER Name: Arnold B. Zetcher Title: Chairman, President and Chief Executive Officer
JACK MERGER SUB, INC.
By:	/s/ ARNOLD B. ZETCHER Name: Arnold B. Zetcher Title: President

520 Madison Avenue New York, New York 10022 TEL: 212.508.1600 FAX: 212.508.1633 info@pjsolomon.com

February 5, 2006

Board of Directors
The J. Jill Group, Inc.
4 Batterymarch Park, Suite 200
Quincy, MA 02169

Ladies and Gentlemen:

        We understand that The J. Jill Group, Inc., a Delaware corporation ("J. Jill"), The Talbots, Inc., a Delaware corporation ("Acquirer"), and Jack Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Acquirer ("Merger Sub"), have entered into an Agreement and Plan of Merger dated February 5, 2006 (the "Agreement"), which provides for, among other things and subject to the terms and conditions thereof, the merger of Merger Sub with and into J. Jill with J. Jill being the surviving corporation (the "Merger"). Pursuant to the Merger, each share of common stock, par value $0.01 per share, of J. Jill (the "J. Jill Common Stock") that is issued and outstanding shall be converted into the right to receive $24.05 in cash (the "Merger Consideration").

        You have asked us to advise you with respect to the fairness to the holders of J. Jill Common Stock from a financial point of view of the Merger Consideration to be received by the holders of J. Jill Common Stock pursuant to the Merger.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other information of J. Jill;

  (ii)
  reviewed certain internal financial statements and projections relating to earnings and cash flow (the "Projections") and other financial and operating data concerning J. Jill prepared by the management of J. Jill;

  (iii)
  discussed the past and current operations, financial condition and prospects of J. Jill with the management of J. Jill;

  (iv)
  reviewed the reported prices and trading activity of J. Jill Common Stock;

  (v)
  compared the financial performance and condition of J. Jill and the reported prices and trading activity of J. Jill Common Stock with that of certain other comparable publicly traded companies;

  (vi)
  reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the Merger;

  (vii)
  performed discounted cash flow analyses based on the Projections;

  (viii)
  participated in certain discussions among representatives of J. Jill and the Acquirer;

  (ix)
  reviewed the Agreement described above and certain related documents; and

  (x)
  performed such other analyses as we have deemed appropriate.

B-1

        We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion, and we have not assumed any responsibility for independent verification of such information. We have further relied on the assurances of the management of J. Jill that they are not aware of any facts that would make any such information inaccurate or misleading. With respect to the Projections and other information provided to us, we have assumed that such Projections and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of J. Jill. We have not made any independent valuation or appraisal of the assets or liabilities of J. Jill, nor have we been furnished with any such valuation or appraisal.

        We have further assumed that the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or greement. We have also assumed that all representations and warranties set forth in the Agreement are true and correct and that all parties to the Agreement will comply with all covenants of such party thereunder.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, February 3, 2006. Furthermore, our opinion does not address J. Jill's underlying business decision to undertake the Merger, and our opinion does not address the relative merits of the Merger as compared to any alternative transactions that might be available to J. Jill.

        We have acted as financial advisor to J. Jill in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion. In the past, we have provided financial advisory services to J. Jill and have received fees for rendering these services.

        This letter is for the information and use of the board of directors of J. Jill in its consideration of the Merger. This letter is not issued on behalf of, and is not intended to confer rights or remedies upon, any other entity or persons, and may not be reproduced, summarized, described, relied upon or referred to for any other purpose without our prior written consent, except as part of a proxy statement relating to the vote of the holders of J. Jill Common Stock in connection with the Merger. This letter does not constitute a recommendation to any holder of J. Jill Common Stock as to how any such holder should vote or act on any matter relating to the Merger.

        Based on, and subject to, the foregoing, we are ofthe opinion that on the date hereof, the Merger Consideration proposed to be received by the holders of J. Jill Common Stock in connection with the Merger is fair from a financial point of view to the holders of J. Jill Common Stock.

Very truly yours,

PETER J. SOLOMON COMPANY L.P.

B-2

Annex C

THE GENERAL CORPORATION LAW
OF
THE STATE OF DELAWARE

        SECTION 262 APPRAISAL RIGHTS.—(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g)) of this title, § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

☐	Mark this box with an X if you have made changes to your name or address details above.
Special Meeting Proxy Card	123456	C0123456789	12345

A    Issues    PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
1.	The proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 5, 2006 by and among The J. Jill Group, Inc., The Talbots, Inc. and Jack Merger Sub, Inc. and approve the merger contemplated thereby (the "Merger").	☐	☐	☐
		For	Against	Abstain
2.	The proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement and approval of the Merger if there are not sufficient votes present at the special meeting to adopt the Merger Agreement and approve the Merger.	☐	☐	☐
3.
Discretionary authority. To the extent that you have not voted on a matter in person or by proxy, the proxies are authorized to vote in their discretion upon any matter as may properly come before the special meeting and any adjournment or postponement of the special meeting.
☐	Mark this box with an X if you plan to attend the special meeting.

B    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

Proxy—The J. Jill Group, Inc.

SPECIAL MEETING OF STOCKHOLDERS

[    •    ], 2006

This proxy is solicited by the Board of Directors of The J. Jill Group, Inc. for use at the special meeting of stockholders to be held at [    •    ] on [    •    ], 2006 beginning at [    •    ] a.m., local time, and at any adjournments or postponements of the special meeting.

By signing this proxy, you revoke all prior proxies and appoint [    •    ] and [    •    ], and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of J. Jill common stock you held in your account on [    •    ] at the special meeting of stockholders of J. Jill, and any adjournment or postponement of such meeting, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished with this proxy, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures.

In their discretion, [    •    ] and [    •    ] also are authorized to vote upon such other matters as may properly come before the meeting, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures. Management presently is not aware of any such matters to be presented for action. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the directors' recommendations and at their discretion on any other matters that may properly come before the meeting. If you do not sign and return a proxy, submit a proxy by telephone or by the Internet or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

The undersigned acknowledges receipt from J. Jill prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement furnished with this proxy card.

The J. Jill Board of Directors recommends a vote "FOR" each proposal. To vote in accordance with the Board of Directors' recommendation, merely sign on the reverse side; no boxes need to be checked.

The shares represented by this proxy will be voted as directed by the stockholder. In the holder's discretion, any named proxy may vote on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

This proxy revokes all prior proxies with respect to the special meeting and may be revoked prior to exercise. Receipt of the Notice of Special Meeting of Stockholders relating to the special meeting is hereby acknowledged.

Please complete, sign, date and return the proxy card promptly, using the enclosed envelope.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXX XX, 200X.
THANK YOU FOR VOTING

QuickLinks

SUMMARY TERM SHEET
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
MARKET PRICE AND DIVIDEND DATA
FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
THE COMPANIES
THE MERGER
THE MERGER AGREEMENT
  Annex A
  Annex C